Exhibit 10.1

Asset Purchase Agreement

By and Among

GES Acquisition Corp.;

Global Arena Holding, Inc.;

Global Election Services, LLC;

Global Election Services Holding LLC

AND

EASTERLY CV VI LLC

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Exhibits

Exhibit A	Definitions

Exhibit B	Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock

Exhibit C	Credit Facility Agreement

Exhibit D	Matthews Employment Agreement

Exhibit E	Weisbeck Employment Agreement

Exhibit F	Form of Non-disclosure, Non-solicitation and IP Rights Agreement

Exhibit G	Bill of Sale and Assignment and Assumption Agreement

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Asset Purchase Agreement

This Asset Purchase Agreement (this “Agreement”) is dated as of July 1, 2025 (the “Effective Date”), and is entered into by and among (a) GES Acquisition Corp., a Delaware corporation (the “Purchaser”); (b) Global Arena Holding, Inc., a Delaware corporation (“Parent”); (c) Global Election Services, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (the “Seller”); (d) Global Election Services Holding LLC, a Delaware limited liability company (“GES Holding”); and (e) Easterly CV VI LLC, a Delaware limited liability company (“Easterly”). The Purchaser, Parent, the Seller and GES Holding are sometimes individually referred to herein as a “Party” and collectively as the “Parties”. Capitalized terms used in this Agreement have the meaning specified herein or in Exhibit A.

BACKGROUND

WHEREAS, the Seller is in the business (the “Business”) of provides technology-enabled paper absentee, mail ballot and online election services in the United States;

WHEREAS, the Seller owns all of the assets and properties used in connection with, necessary for, or used in the business and operations of the Business;

WHEREAS, the Parties desire to enter into this Agreement pursuant to which the Purchaser desires to purchase from the Seller, and the Seller desires to sell, assign and transfer to the Purchaser, the Assets (as defined below), and the Purchaser has agreed to assume the Assumed Liabilities (as defined below) and take assignment of the Assigned Permits (as defined below), subject to the terms and conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, agreements and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereto agree as follows:

ARTICLE I. Purchase and Sale

Section 1.01 Agreement to Purchase and Sell. Subject to the terms and conditions of this Agreement, on the Closing Date and as of the Effective Time, the Seller will grant, sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser will purchase and acquire from the Seller, free and clear of all Liens, other than Permitted Liens, all of the Seller’s right, title and interest in and to the Business and the Assets, and the Purchaser will assume the Assumed Liabilities and take assignment of the Assigned Permits.

Section 1.02 Assets. The “Assets” means the following assets, properties and rights of the Seller, and other than the Excluded Assets:

(a)	The fixed assets, equipment, machinery, furnishings, computer hardware, electronic devices, vehicles, tools, office supplies, fixtures and other tangible personal property as set forth in Section 1.02(a) of the Agreement Schedules as agreed to and executed by the Parties on the Effective Dare (the “Agreement Schedules”);

(b)	all rights under the Contracts set forth in Section 1.02(b) of the Agreement Schedules (the “Assumed Contracts”);

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(c)	the Seller Intellectual Property set forth in Section 1.02(c) of the Agreement Schedules;

(d)	the Permits set forth in Section 1.02(d) of the Agreement Schedules, to the extent assignable or transferrable to the Purchaser (the “Assigned Permits”);

(e)	the accounts receivable related to the Business as set forth in Section 1.02(e) of the Agreement Schedules (the “Accounts Receivable”);

(f)	all deposits, advances, pre-paid expenses, accrued rebates and credits;

(g)	all rights to causes of action, lawsuits, judgments, claims and demands of any nature available to or being pursued by the Seller arising out of or related to the Business or the Assets, whether arising by way of counterclaim or otherwise;

(h)	all rights in and under all express or implied guarantees, warranties, representations, covenants, indemnities and similar rights in favor of the Seller arising out of or related to the Business or the Assets;

(i)	copies of all information, files, correspondence, records, data, plans, reports, contracts, recorded knowledge, including customer, supplier, member, price and mailing lists, and all accounting or other books and records of the Seller in whatever media retained or stored, including computer programs and disks relating to the Business (collectively, “Purchased Records”); and

(j)	the goodwill of the Business.

Section 1.03 Excluded Assets. Notwithstanding anything to the contrary set forth in this Agreement, the Assets will not include the following assets properties and rights of the Seller or Parent (collectively, the “Excluded Assets”): (a) cash, cash equivalents and marketable securities; (b) Organizational Documents or minute and equity record books of the Seller or the Parent; (c) income tax returns and reports of the Seller or the Parent; (d) corporate seals, checkbooks and cancelled checks of the Seller or the Parent; (e) all rights, claims and causes of action relating to any Excluded Asset or Excluded Liability; (f) all equity interests of the Seller or the Parent and any of their respective Affiliates; (g) all refunds of any Tax that is an Excluded Liability; (h) all written communications, including emails, relating to the Excluded Assets, Excluded Liabilities and negotiations related to the Transactions; (i) all Retained Seller Benefit Plans and all Employment Agreements held by the Seller; (j) all rights of the Seller and Parent under this Agreement, and all other Transaction Documents; (k) all insurance policies of the Seller and Parent and all rights, claims or causes of action of the Seller and/or Parent arising under such insurance policies; (l) all rights of the Seller and/or Parent under contracts or agreements that are not Assumed Contracts; and (m) all Permits other than the Assigned Permits.

Section 1.04 Liabilities.

(a)	Assumed Liabilities. On the terms and subject to the conditions of the Agreement, as of the Effective Time, the Purchaser will assume only the Assumed Liabilities, to the extent not satisfied or extinguished as of the Effective Time. The “Assumed Liabilities” means, subject to Section 1.04(b), only (i) the obligations of the Seller and the Parent under the Assumed Contracts to the extent arising and accruing from and after the Effective Time and not relating to a breach or default by the Seller or Parent or a failure to perform timely, in each case, prior to the Effective Time; (ii) the obligations of the Seller and the Parent with respect to the Seller Intellectual Property to the extent arising and accruing from and after the Effective Time; (iii) the obligations of the Seller and the Parent with respect to the Assigned Permits to the extent arising and accruing from and after the Effective Time; and (iv) those liabilities of the Seller and/or Parent as set forth in Section 1.04(a) of the Agreement Schedules.

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(b)	Excluded Liabilities. Except for the Assumed Liabilities, it is expressly understood and agreed that the Purchaser will not assume, and will not be liable for, any liabilities or obligations of the Seller or the Business as set forth below in the definition of “Excluded Liabilities”, and, as between Purchase on the one hand, and the Seller and the Parent on the other hand, the Seller will retain responsibility for all Excluded Liabilities. For purposes herein, “Excluded Liabilities” means (i) any and all liabilities and obligations arising from or relating to the Business or the Assets prior to the Effective Time; (ii) the obligations of the Seller and the Parent under the Assumed Contracts to the extent arising and accruing prior to the Effective Time and relating to a breach or default by the Seller or Parent or a failure to perform timely, in each case, prior to the Effective Time; (iii) the obligations of the Seller and the Parent with respect to the Seller Intellectual Property to the extent arising and accruing prior to the Effective Time; (iv) the obligations of the Seller and the Parent with respect to the Assigned Permits to the extent arising and accruing prior to the Effective Time; (iv) any and all liabilities and obligations for Taxes, including relating to (A) any liability or obligation for the unpaid Taxes of the Seller or Parent with respect to any period, or (B) any Taxes arising out of or relating to events which have occurred, or Services or Products, or the operation of the Seller or the Business or the ownership of the Assets prior to the Effective Time; (vi) any Indebtedness of the Seller; (vii) any and all liabilities or obligations pertaining to an Excluded Asset; (viii) any and all liabilities or obligations arising under or relating to any former operations of the Seller or predecessor entities thereof that have been discontinued or disposed of prior to the Effective Time; (ix) any and all liabilities or obligations arising under or relating to (A) any Retained Seller Benefit Plan, (B) any Transferred Seller Benefit Plan to the extent arising and accruing on or prior to the Effective Time, except to the extent covered by a related insurance policy or by assets of a related trust transferred to the Purchaser of any of its Affiliates pursuant to Section 7.04(d), (C) any Employee Benefit Plan pursuant to any applicable Law that imposes liability on a “controlled group” or similar basis (within the meaning of Section 4001 or ERISA or Section 414 of the Code), as a result of the Seller, or any of its Affiliates, being an ERISA Affiliate prior to the Effective Time with respect to any other Person, or (D) any Employment Agreements held by the Seller; (x) any and all liabilities or obligations for accrued vacation and other paid personal leave time arising and accruing prior to the Effective Time; (xi) any and all liabilities or obligations arising out of or relating to (A) claims made in pending or future suits, actions, investigations, or other legal, governmental or administrative proceedings or (B) claims based on violations of Law, breach of contract, employment practices, or environmental, health and safety matters, or any other actual or alleged failure of the Seller to perform any obligation, in each case arising out of, or relating to, (I) events that have occurred, (II) Services or Products or (III) the operation of the Seller or the Business, in each case, prior to the Effective Time; (xii) any Seller Transaction Expenses; (xiii) any and all liabilities or obligations relating to any non-compliance by the Seller with any bulk-sales laws; and (xiii) any and all liabilities or obligations arising out of claims, actions, litigation, or proceedings arising out of or relating to any of the foregoing, and all costs and expenses in connection therewith.

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Section 1.05 Consideration; Additional Transactions.

(a)	The consideration for the acquisition of the Assets and the assumption of the Assumed Liabilities shall be comprised of (i) the sum of $2,300,000 in cash (the “Cash Consideration”), and (ii) the issuance to GES Holding of 4,000,000 shares of common stock, par value $0.00001 per share (the “Common Stock”) of Purchaser (the “GES Holding Payment Shares”).

(b)	The Parties acknowledge and agree that Parent and/or Seller are indebted to the Persons as set forth in Section 1.05(b) of the Agreement Schedules (the “Seller Creditors”) in the amounts as set forth in Section 1.05(b) of the Agreement Schedules (collectively, the “Seller Debt”). At or prior to the Closing, GES Holding shall issue to the Seller Creditors certain membership interests in GES Holding, representing the indirect interests of the Seller Creditors in the GES Holding Payment Shares as of the Closing, and at the Closing shall pay, or shall cause Purchaser to pay, certain of the Cash Consideration to the Seller Creditors in exchange for the forgiveness and settlement of the Seller Debt, which shall be evidenced by debt settlement agreements between the Seller, the Parent, GES Holding and the Seller Creditors, each in form and substance as reasonably acceptable to each Party (the “Debt Settlement Agreements”) and shall utilize certain of the Cash Consideration to pay other outstanding liabilities of Parent and Seller, such that all Seller Debt has been repaid or forgiven as of the Closing.

(c)	Prior to the Closing, and as condition thereof, (i) Purchaser shall file with the Secretary of State the Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock in the form as attached hereto as Exhibit B (the “Certificate of Designations”), designating 6,000,000 shares of the preferred stock, par value $0.00001 per share (the “Preferred Stock”) of Purchaser as the Series A Convertible Preferred Stock of Purchaser (the “Series A Stock”); and (ii) thereafter Easterly shall acquire 2,453,333 shares of Series A Stock (the “Easterly Initial Subscription Shares”) at a purchase price of $0.9375 per share, for a total purchase price of $2,300,000 paid to Purchaser, pursuant to a subscription agreement in form and substance as reasonably acceptable to the Parties

(d)	The Parties acknowledge and agree that Parent and/or Seller are indebted to Easterly in the amount of $1,125,000 (the “Easterly Debt”). At the Closing, the Easterly Debt shall be deemed forgiven, pursuant to a debt forgiveness agreement in form and substance as reasonably acceptable to the Parties, and in consideration thereof GAS Acquisition shall issue to Easterly an additional 1,200,000 shares of Series A Stock (the “Debt Forgiveness Shares”).

(e)	At the Closing, Easterly and Purchaser shall enter into the Credit Facility Agreement in the form as attached hereto as Exhibit C (the “Credit Agreement”), pursuant to which Easterly shall provide a credit facility to Purchaser in the amount of $2,200,000, subject to the terms and conditions therein, which debt shall be evidenced by the Convertible Promissory Note as attached to the Credit Agreement as Exhibit A (the “Credit Agreement Note”). The Parties acknowledge and agree that the Credit Agreement Note is convertible in certain circumstances as set forth therein and in the Credit Agreement into shares of Series A Stock. The Parties further acknowledge and agree that, if and when executed and delivered, the Credit Agreement and the Credit Agreement Note shall be interpreted and enforced independently of this Agreement.

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Section 1.06 Payments and Actions as of the Closing.

(a)	At the Closing, the Purchaser shall pay to the Seller or to the Seller Creditors, to such account specified to the Purchaser by the Seller, the applicable portions of the Cash Consideration, less any amounts which are utilized to pay the Seller Transaction Expenses pursuant to Section 1.06(c). Upon such payment, the Purchaser shall be fully released and discharged of any obligation with respect to the payment of the Cash Consideration.

(b)	At the Closing, the Purchaser (i) shall issue the GES Holding Payment Shares to GES Holding, and (ii) shall issue the Debt Forgiveness Shares to Easterly, in each case in book entry format, and shall provide reasonable evidence thereof to GES Holding and Easterly. The Parties agree that the GES Holding Payment Shares and the Debt Forgiveness Shares shall not be certificated.

(c)	At the Closing, the Purchaser shall, on behalf of the Seller, pay to such account or accounts as the Seller specifies to the Purchaser the aggregate amount of the Seller Transaction Expenses as of the Closing.

Section 1.07 Employment Agreements; Directors. At the Closing, the Purchaser shall enter into (i) an employment agreement with John S. Matthews in the form as attached hereto as Exhibit D (the “Matthews Employment Agreement”), and (ii) an employment agreement with Kathryn Weisbeck in the form as attached hereto as Exhibit E (the “Weisbeck Employment Agreement”). At the Closing, John S. Matthews shall be named as a director of the Purchaser, and the Board of Directors of the Purchaser shall be comprised of John S. Matthews and no more than two other persons.

Section 1.08 NDA and IP Rights. At the Closing, the Purchaser and each director, officer, employee and consultant of the Company shall enter into a Non-disclosure, Non-solicitation and IP Rights Agreement in the form as attached hereto as Exhibit F (each, an “NDA and IP Rights Agreement”).

ARTICLE II. Representations and Warranties of the Seller

In order to induce the Purchaser and Easterly to enter into this Agreement and consummate the Transactions, the Seller and the Parent, jointly and severally, and except as set forth in the Seller Disclosure Schedules as delivered by the Seller and the Parent to the Purchaser and Easterly on the Effective Date (the “Disclosure Schedules”), represent and warrant to the Purchaser and Easterly as follows:

Section 2.01 Organization and Power of the Seller. The Seller is a corporation validly existing and in good standing under the laws of the State of Delaware. The Seller has all necessary power and authority to own, lease and operate its properties and conduct the Business as it is presently being conducted, to execute and deliver this Agreement and such other documents to be delivered hereunder (the “Transaction Documents”) to which the Seller is or will be a party and to consummate the Transactions and thereby (the “Transactions”) and to perform each of its obligations under the Transaction Documents. The Seller has heretofore made available to the Purchaser correct and complete copies of its Organizational Documents as currently in effect. Section 2.01 of the Disclosure Schedules sets forth each jurisdiction where the Seller is qualified or registered as a foreign company to transact business. The Seller is duly qualified or registered as a foreign company to transact business under the Laws of each jurisdiction where the character of its activities or the location of the properties owned or leased by it requires such qualification or registration, except where the failure of such qualification or registration would not reasonably be expected to be material to the Business.

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Section 2.02 Due Authorization; Enforceability. The execution and delivery of this Agreement and each of the Transaction Documents by the Seller and the performance by the Seller of the obligations hereunder and thereunder and the consummation of the Transactions have been duly and validly authorized by all necessary action of such Seller’s board of directors. This Agreement and each of the Transaction Documents to which the Seller is a party constitutes, or will constitute, when executed and delivered, a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting the enforcement of creditors’ rights and remedies generally and the availability of specific performance or other equitable remedies.

Section 2.03 Capitalization. All of the shares of capital stock or other equity interests of the Seller (a) are duly authorized, validly issued, fully paid and nonassessable, (b) are held of record by the Parent, and (c) were not issued or acquired by the Parent in violation of any Law, agreement or the preemptive rights of any Person. No shares of capital stock or other equity interests of the Seller are reserved for issuance or are held in treasury, and (i) there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities or other plans or commitments, contingent or otherwise, relating to the shares of capital stock or other equity interests of the Seller; (ii) there are no outstanding contracts or other agreements of the Seller or Parent, or any other Person, to purchase, redeem or otherwise acquire any shares of capital stock or other equity interests of the Seller, or securities or obligations of any kind convertible into any shares of capital stock or other equity interests of the Seller; (iii) there are no distributions which have accrued or been authorized but are unpaid on the shares of capital stock or other equity interests of the Seller; (iv) there are no outstanding or authorized equity appreciation, phantom equity, equity plans or similar rights with respect to the Seller; and (v) there are no voting agreements or other agreements relating to the management of the Seller. The Seller does not own, and has never owned, directly or indirectly, any capital stock or other equity interests in any other corporation, limited liability company, partnership, joint venture or any other entity.

Section 2.04 No Conflict; Consents. Neither the execution and delivery of this Agreement nor the consummation of the Transactions will (a) conflict with or result in any breach of any provision of the organizational documents of the Seller, (b) require any filing with, or the obtaining of any permit, authorization, consent or approval of, any Governmental Entity, (c) violate or conflict with, constitute a breach of or result in a default under, or give rise to any right of termination, cancellation, acceleration or loss of benefit under, any of the terms, conditions or provisions of any Assumed Contract or Assigned Permit, or (d) violate in any respect any Law, order, injunction or decree applicable to the Seller or any Assets.

Section 2.05 Compliance with Laws.

(a)	The Seller is (and has been at all times during the past five (5) years) in compliance with all applicable Laws in all material respects. The Seller has not been charged with and has not received any notice of being in violation of, or is not, to the Knowledge of the Seller, under any investigation with respect to, any applicable Law, agency agreement, penalty or fine entered by any Governmental Entity relating to the operations of the Business or to any of the Assets.

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(b)	The Seller does not sell, nor has it ever sold, any product or provided any services to a Governmental Entity. The Seller is not currently a party or subject to any Contract with any Governmental Entity. The Seller is not debarred or suspended from doing business with any Governmental Entity.

(c)	The Seller has all necessary Permits from Government Entities for any import and export transactions. No Product or Service provided by the Seller has been, directly or indirectly, sold to or performed on behalf of any Person in the Crimea Region of Ukraine, the so- called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea, Syria, Kherson and Zaporizhzhia or any covered region of Ukraine identified pursuant to Executive Order 14065 or any other country against which the United States maintains economic sanctions or an arms embargo.

(d)	The Seller is in compliance, and has complied, with applicable anti-corruption Laws, including the U.S. Foreign Corrupt Practices Act and similar Laws of those countries in which the Seller conducts business in all material respects, and, to the Knowledge of the Seller, there are no unresolved investigations or claims concerning any liability of the Seller with respect to such Laws. The Seller is in compliance, and has complied, with the applicable provisions of the U.S. Bank Secrecy Act and USA PATRIOT Act of 2001, as amended, and other applicable foreign Laws relating to anti-money laundering and similar matters in all material respects.

(e)	The Seller is (and has been at all times during the past five (5) years) in compliance with all economic sanctions and anti-boycott Laws in all material respects, including the Laws and regulations administered by the U.S. Customs and Border Protection and U.S. Customs and Immigration Service, the Arms Export Control Act and the International Traffic in Arms Regulations, the Export Control Reform Act and the Export Administration Regulations, the Laws and regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, and Section 999 of the Internal Revenue Code.

Section 2.06 Title to and Sufficiency of the Assets.

(a)	The Seller has, and is transferring to the Purchaser at Closing, good, valid and marketable title to the Assets, free and clear of all Liens (other than Permitted Liens) as of the Closing. There are no outstanding rights, options, agreements or commitments giving any Person any right to require the Seller to sell, lease or otherwise dispose of any of the Assets.

(b)	The Assets (i) constitute all of the assets, tangible and intangible, of any nature whatsoever, necessary and sufficient to operate the Business in the manner presently operated by the Seller, and (ii) include all of the operating assets of the Business. No part of the Business is operated through any entity other than the Seller. The Assets are adequate for the purposes for which such assets are currently used or are held for use, conform in all material respects to all Laws applicable thereto, and with respect to the tangible Assets, are in good repair and operating condition (subject to normal wear and tear). There are no facts or conditions affecting the Assets which could, individually or in the aggregate, interfere with the use or operation thereof as currently used or operated, or their adequacy for such use.

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(c)	No Person other than the Seller owns any equipment or other tangible personal property or assets situated on the premises of the Business, except for the leased items that are subject to personal property leases that are included in the Assets.

Section 2.07 Licenses and Permits. The Seller has all material licenses, permits, regulatory approvals and all other similar authority necessary for the conduct of the Business (“Permits”). Section 2.07 of the Disclosure Schedules lists all Permits held by the Seller. All such Permits are in full force and effect and the Seller is not in violation or default in any material respect under any of the Permits. No condition exists that, with notice or lapse of time or both, would constitute a default under, any such Permit. The Seller has taken all necessary action to maintain each Permit. No loss or expiration of any Permit is pending or, to the Knowledge of the Seller, threatened or reasonably foreseeable (other than expiration upon the end of any term).

Section 2.08 Financial Statements.

(a)	The financial statements of the Seller are included within the financial statements of the Parent as set forth in the reports filed by the Parent with the SEC (the “Financial Statements”). Each of the Financial Statements (i) has been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, and (ii) fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Parent as of the respective dates thereof and for the respective periods indicated therein. Since December 31, 2021, there has been no change in any accounting (or tax accounting) policy, practice or procedure of the Seller or the Business. The Seller maintains accurate books and records reflecting the assets and liabilities of the Business and maintains proper and adequate internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting.

(b)	The Seller does not have any Indebtedness other than as set forth in the Financial Statements.

Section 2.09 No Undisclosed Liabilities. The Seller has no liability or obligation (whether absolute, accrued, contingent or otherwise) that is not fully reflected or reserved against in the latest Financial Statements, except liabilities and obligations that have been incurred since the date of the latest Financial Statements in the Ordinary Course consistent with past practice and which are not, individually or in the aggregate, material in amount. No Person has guaranteed any obligations of the Seller under any guarantee, letter of credit, bid bond, performance bond or other similar arrangement.

Section 2.10 Change in Business. Since December 31, 2021: (a) the Seller has conducted the Business in the Ordinary Course, preserved intact the goodwill and business organization of the Business, and preserved the relationships and goodwill of the Business with customers, distributors, suppliers, employees and others having business relations with the Business; (b) there has not been any Seller Material Adverse Effect; (c) there has been no material damage, destruction, loss or casualty to property or assets of the Seller (including the Assets), whether or not covered by insurance; (d) there has been no change in the accounting methods or practices of the Seller or any change in depreciation or amortization policies or rates theretofore adopted by the Seller; (e) the Seller has not made any Tax election or changed an existing Tax election; and (f) the Seller has not (i) sold or transferred any asset, other than finished goods sold in the Ordinary Course, (ii) granted, created, incurred or suffered to exist any Lien on any asset of the Seller, (iii) written off as uncollectible any guaranteed check, note or account receivable or portion thereof, except in the Ordinary Course, (iv) written down the value of any asset or investment on the books or records of the Seller, except for depreciation and amortization in the Ordinary Course or (v) canceled any debt or waived any claim or right.

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Section 2.11 Litigation. There are no (and in the past five (5) years there has not been any) claims, actions, suits, proceedings or investigations pending or, to the Knowledge of the Seller, threatened before any Governmental Entity, brought by or against the Seller or any of its officers, directors, employees, agents or Affiliates involving, affecting or relating to the Assets, the Business, or the Transactions, nor, to Knowledge of the Seller, does there exist any fact which might reasonably be expected to give rise to any such suit, proceeding, dispute or investigation. None of the items set forth in Section 2.11 of the Disclosure Schedules, if any, finally determined adversely, is reasonably likely, individually or in the aggregate, to have a material effect upon the Business. Neither the Seller nor any of the Assets are subject to any order, writ, judgment, award, injunction or decree of any Governmental Entity or arbitrator.

Section 2.12 Contracts

(a)	Correct and complete copies of all Assumed Contracts have been made available to the Purchaser by the Seller.

(b)	All of the Assumed Contracts are in full force and effect and are legal, valid, binding and enforceable against the parties thereto in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting the enforcement of creditors’ rights and remedies generally and the availability of specific performance or other equitable remedies. No breach, default or event of breach or default by the Seller, or, to the Knowledge of the Seller, any other party thereto, exists under any of the Assumed Contracts and, to the Knowledge of the Seller, no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute a breach or default under an Assumed Contract on the part of the Seller, nor, to the Knowledge of the Seller, on the part of the other party thereto. The Seller is not participating in any discussions or negotiations regarding modification of or amendment to any Assumed Contract.

Section 2.13 Tax Returns and Payments; Tax Liens. The Seller (a) has duly and timely filed or caused to be filed all federal, state, local and foreign Tax Returns required to be filed by it (including all Tax Returns required to be filed with respect to the Assets or the Business), and all such Tax Returns are correct and complete in all material respects and were prepared in substantial compliance with all applicable laws and regulations; (b) has paid all Taxes shown to be due and payable on such Tax Returns and all Taxes otherwise payable with respect to the Assets or the Business to the extent due and payable; and (c) has properly accrued all Taxes relating to the Assets or the Business for periods subsequent to the periods covered by such Tax Returns. No deficiency in payment of any such Taxes for any period has been asserted by any Tax Authority and remains unsettled. There are no ongoing, pending or, to the Knowledge of the Seller, threatened in writing, Tax audits or examinations relating to the Assets or the Business. No claim has ever been made by a Tax Authority in a jurisdiction in which the Seller does not file Tax Returns that the Seller is or may be subject to taxation by that jurisdiction. All Taxes required to be withheld, collected or deposited by the Seller with respect to the Business have been timely withheld, collected or deposited and, to the extent required, have been paid to the relevant Tax Authorities. There are no Tax liens on any of the Assets, other than liens for current Taxes which are not yet due or payable. The Seller has not entered into any agreement, waiver or other arrangement providing for an extension of time with respect to the assessment or collection of any Tax relating to the Assets or the Business.

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Section 2.14 No Broker or Finder. The Seller has not engaged any investment banker, finder, broker or sales agent or any other Person in connection with the origin, negotiation, execution, delivery or performance of any Transaction Document to which it is a party, or the Transactions.

Section 2.15 Environmental.

(a)	The Seller is, and has been in the past five (5) years, in compliance in all material respects with all applicable Environmental Laws, which compliance has included obtaining and complying in all material respects with all Environmental Permits required for the the operation of the Business and the Assets.

(b)	The Seller has not (i) treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, exposed any Person to, or Released any Hazardous Substance or (ii) owned or operated any facility or property which is or has been contaminated by any Hazardous Substance, in each case so as to give rise to any material liabilities for the Seller pursuant to any Environmental Laws.

(c)	The Seller has not assumed, undertaken or otherwise become subject to any material obligation or liability of any other Person relating to any Environmental Laws.

(d)	The Seller has not received written notice from any Governmental Entity or any other Person that the Seller is subject to any liability or pending claim (i) based upon any provision of any Environmental Law and arising out of any act or omission of the Seller or any of its employees, agents or representatives, or (ii) arising out of the ownership, use, control or operation by the Seller of any facility, site, area or property to or from which there was a Release of any Hazardous Substance, in each case, which claim, if adversely resolved, would reasonably be expected to be material to the Business.

(e)	The Seller has made available to the Purchaser complete and accurate copies of all documents pertaining to the Seller’s compliance with or liability under Environmental Law.

Section 2.16 Intellectual Property.

(a)	(i) The Seller owns and possesses all right, title and interest in the Seller Intellectual Property, free and clear of all Liens (other than Permitted Liens); (ii) there are no judgments, consents, settlements, decrees, orders, injunctions, or rulings impairing the validity, use, ownership, or enforceability of any of the Seller Intellectual Property, or finding any of the Seller Intellectual Property to be invalid or unenforceable; (iii) there are no proceedings pending or, to the Knowledge of the Seller, threatened, that challenge or impair the validity, use, ownership, or enforceability of the Seller Intellectual Property; and (iv) the maintenance fees necessary to maintain the Seller Intellectual Property through the Effective Date have been paid, and through the Closing Date will have been paid.

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(b)	(i) Neither the use of the Seller Intellectual Property as currently used by the Seller infringes, misappropriates or violates the rights of any Person in any Seller Intellectual Property, (ii) the Seller has not received any written notice in the past five (5) years alleging any of the same, and (iii) to the Knowledge of the Seller no actions or claims are threatened against the Seller alleging any of the same.

(c)	(i) There are no claims, proceedings, actions, suits, hearings, arbitrations, to the Knowledge of the Seller, investigations, charges, complaints, demands or similar actions currently pending or, to the Knowledge of the Seller, threatened, or that have been brought in the past five (5) years, by the Seller against any Person alleging infringement, misappropriation, or violation of any Seller Intellectual Property; and (ii) to the Knowledge of the Seller, no Person is currently infringing upon, misappropriating, or otherwise violating any of the Seller Intellectual Property.

(d)	The Seller Intellectual Property includes all of the Intellectual Property used in the conduct of the Business, and there are no other items of Intellectual Property that are material to the Business.

(e)	The Seller has information technology systems sufficient to operate the Business as it is currently conducted. The Seller’s information technology systems are in sufficiently good working condition to effectively perform all information technology operations and include a sufficient number of license seats for all software, in each case as necessary for the operation of the Business. The Seller has taken reasonable steps and implemented reasonable procedures to ensure that the information technology systems used in connection with the operation of the Business are free from any disabling codes or instructions, timer, copy protection device, clock, counter or other limiting design or routing and any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” or other software routines or hardware components that permit unauthorized access or the unauthorized disablement or erasure of such. There have been no unauthorized intrusions or breaches of security, failures, breakdowns, continued substandard performance, or other adverse events affecting the Seller’s information technology systems that have caused any substantial disruption of or interruption in or to the use of such information technology systems. The Seller maintains commercially reasonable disaster recovery and business continuity plans, procedures, and facilities, act in compliance therewith. The Seller uses commercially reasonable efforts to protect the confidentiality, integrity, and security of its information technology systems from any unauthorized use, access, interruption, or modification by third parties.

(f)	The Seller has commercially reasonable safeguards in place to protect Personal Data in the Seller’s possession and used in the Business or control from unauthorized access by third persons. To the Knowledge of the Seller, no Person has made any illegal or unauthorized use of Personal Data that was collected by or on behalf of the Seller and is in the possession or control of the Seller. To the Knowledge of the Seller, the Seller is not currently under any investigation by any state, federal, or foreign jurisdiction regarding its protection, storage, use, and disclosure of Personal Data, nor have there been any unauthorized intrusions or breaches of security into the Seller’s systems.

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(g)	The Seller is, and at all times has been, in compliance in all material respects with (i) Laws pertaining to (A) data security, cyber security, and e-commerce; and (B) the collection, storage, use, access, disclosure, processing, security, and transfer of Personal Data (referred to collectively in this Agreement as “Data Activities”); (ii) the PCI Security Standards Council’s Payment Card Industry Data Security Standard and all other applicable rules and requirements by the PCI Security Standards Council, by any member thereof, or by any entity that functions as a card brand, card association, payment processor, acquiring bank, merchant bank or issuing bank with respect to a payment card bearing the logo of a PCI Security Standards Council member, including the Payment Application Data Security Standards and all audit and filing requirements; and (iii) all contracts (or portions thereof) to which the Seller is a party that are applicable to Data Activities (collectively, “Privacy Agreements”).

(h)	There is no pending, nor has there ever been any, complaint, audit, proceeding, to the Knowledge of the Seller, investigation, or claim against the Seller initiated by (i) any Person; (ii) the United States Federal Trade Commission, any state attorney general or similar state official; (iii) any other Governmental Entity, foreign or domestic; or any regulatory or self-regulatory entity alleging that any Data Activity of the Seller or the Business: (A) is in violation of any Laws, (B) is in violation of any Privacy Agreements, (C) is in violation of the Seller’s policies pertaining to privacy and data security; or (D) otherwise constitutes an unfair, deceptive, or misleading trade practice.

Section 2.17 Employees; Employee Benefit Plans.

(a)	Section 2.17(a) of the Disclosure Schedules contains a correct and complete list of all of the employees (whether full-time, part-time or otherwise) and independent contractors of the Seller (the “Business Employees”), specifying their position, status as exempt or non- exempt from overtime under the FLSA, annual salary, hourly wages, date of hire, work location, start date, length of service, employee benefit coverages selected, consulting or other independent contractor fees, and other benefits provided to each of them, respectively.

(b)	Except as set forth in Section 2.17(b) of the Disclosure Schedules, the Seller is not a party to or bound by any Employment Agreement with respect to any Business Employee. The Seller has not received a claim from any Governmental Entity, Business Employee or any other independent contractor of the Seller to the effect that the Seller has improperly classified as an independent contractor any person named in Section 2.17(b) of the Disclosure Schedules and no basis for such a claim exists. The Seller has not received a notification from the United States Department of Homeland Security, the Social Security Administration or any other Governmental Entity that the social security number it has for one or more of the Business Employees does not match the records of such Governmental Entity. The Seller has not received a claim from any Governmental Entity to the effect that the Seller has improperly classified any of the Business Employees as exempt or non- exempt from overtime under the FLSA and no basis for such a claim exists. The Seller has not received any written notice of any inspection or investigation relating to its alleged noncompliance with or violation of Immigration Reform and Control Act of 1986 (“IRCA”), nor has it been warned, fined or otherwise penalized by reason of any failure to comply with IRCA, nor does the basis for such claim exist. As of the Effective Date, all Business Employees are citizens of the United States or permanent residents of the United States or foreign residents authorized to work in the United States, and the Seller has established procedures, controls, processes and policies reasonably designed to comply with IRCA. No Business Employee is prohibited from working for the Business by Law or contractual arrangement. Except as set forth in Section 2.17(b) of the Disclosure Schedules the Seller has not made any verbal commitments to any officer, employee or former employee, consultant or independent contractor with respect to compensation, promotion, retention, termination, severance or similar matters in connection with the transactions contemplated by this Agreement or otherwise. All of the Business Employees are active on the Effective Date.

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(c)	None of the Business Employees are represented by a labor organization or group that was either voluntarily recognized or certified by any labor relations board (including the United States National Labor Relations Board) or by any other Governmental Entity. None of the Business Employees are a signatory to a collective bargaining agreement with any trade union, or any labor organization or group, in each case with respect to their employment with the Seller. No labor dispute, walk out, strike, hand billing, picketing, or work stoppage involving the Business Employees has occurred, is in progress or, to the Knowledge of the Seller, has been threatened in the past five (5) years. The Seller has not taken any action that would constitute a “mass layoff”, “mass termination” or “plant closing” within the meaning of United States Worker Adjustment and Retraining Notification Act and the rules and regulations promulgated thereunder or otherwise trigger notice requirements or liability under any federal, local, state or foreign plant closing notice or collective dismissal Law.

(d)	Except as set forth in Section 2.17(d) of the Disclosure Schedules there are no outstanding obligations of the Seller relating to severance or termination pay to any employees of the Seller. The Seller has not made any written or verbal commitments to any officer, employee or former employee, consultant or independent contractor with respect to compensation, promotion, retention, termination, severance or similar matters in connection with the Transactions or otherwise.

(e)	Section 2.17(e) of the Disclosure Schedules contains a correct and complete list of each Seller Benefit Plan. Neither the Seller nor any ERISA Affiliate has any liability under, or is subject to, any lien, restriction or other adverse right relating to, any Seller Benefit Plan or ERISA Affiliate Plan (i) that would affect the Purchaser’s right, title and interest in or the Purchaser’s right to use or enjoy (free and clear of any Liens) any Assets, or (ii) that would result in the assumption by or imposition on the Purchaser or any of its Affiliates or successors of any liability other than liabilities expressly included as Assumed Liabilities. Each Seller Benefit Plan is, and has been, maintained and operated in all material respects in compliance with its terms, the ERISA Fiduciary Standards, and all applicable Laws (including ERISA and the Code). Each Seller Benefit Plan which is intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS or is comprised of a master or prototype plan that has received a favorable opinion letter from the IRS, and no event has occurred, and no condition exists which could reasonably be expected to result in the revocation of any such determination letter or opinion letter. No litigation or administrative or other proceeding, audit, examination or investigation is pending or asserted, or, to the Knowledge of the Seller, threatened, anticipated or expected to be asserted with respect to any Seller Benefit Plan or the assets of any such plan (other than routine claims for benefits arising in the Ordinary Course). No Seller Benefit Plan has, within the past six (6) years prior to the Effective Time, been the subject of litigation or administrative or other proceeding, audit, examination or investigation. Neither the Seller nor any of its Affiliates has filed, or is considering filing, an application under the IRS Employee Plans Compliance Resolution System or the Department of Labor’s Voluntary Fiduciary Correction Program with respect to any Seller Benefit Plan. Full payment has been timely made of all amounts which the Seller is required under applicable law or under any Seller Benefit Plan or any agreement relating to any Seller Benefit Plan to have paid as contributions or premiums thereunder as of the last day of the most recent fiscal year of such Seller Benefit Plan ended prior to the Effective Date or have been timely, completely and correctly reflected on the most recent Financial Statement filed prior to the Effective Date or accrued in the account records of the Seller.

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(f)	With respect to each Seller Benefit Plan, the Seller has provided or made available to the Purchaser a current, accurate and complete copy of the plan document, including any amendments thereto (or, with respect to any such oral Seller Benefit Plan, a written description of all material terms thereof) and, to the extent applicable (i) the most recent summary plan description, including any summary of material modifications, (ii) the trust agreement, any insurance contracts or other funding arrangements with respect to such Seller Benefit Plan, (iii) the annual report on Form 5500 (including any applicable schedules and attachments thereto) for the past three (3) years, (iv) the most recently received determination or opinion letter from the IRS for such Seller Benefit Plan (if any), and (v) the most recently prepared actuarial valuation report and audited financial statements in connection with such Seller Benefit Plan.

(g)	No Seller Benefit Plan provides life, health insurance benefits, or any other welfare plan benefits (within the meaning of Section 3(1) of ERISA) to former or retired employees or other former or current service providers of the Seller or any of its Affiliates, other than pursuant to ERISA Title I, Subtitle B, part 6 and Code section 4980B (“COBRA”) or similar state Laws.

(h)	Neither the Seller nor any of its Affiliates, or, to Knowledge of the Seller, any other “disqualified person” (within the meaning of Section 4975 of the Code) or any “party in interest” (within the meaning of Section 3(14) of ERISA) has engaged in any nonexempt “prohibited transaction” (within the meaning of Section 4975 of the Code or Section 406 of ERISA) with respect to any of the Seller Benefit Plans which could subject any Seller Benefit Plans or fiduciary thereof to any liability or Tax under Section 502(i) of ERISA or Section 4975 of the Code.

(i)	Each Seller Benefit Plan that is a “non-qualified deferred compensation plan” (as such term is defined in Section 409A(d)(1) of the Code) has been administered and drafted or amended, in such a manner so that the additional tax described in Section 409A(1)(B) of the Code shall not be assessed against any individual participating in any such non- qualified deferred compensation plan with respect to benefits due or accruing thereunder.

(j)	Neither the execution and delivery of this Agreement nor the consummation of the Transactions could (either alone or in conjunction with any other event) (i) result in, or cause the accelerated vesting, payment, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer, director, manager or other service provider of the Seller under any Seller Benefit Plan; (ii) result in any severance, termination or similar types of payments or benefits; (iii) result in a requirement to pay any tax “gross-up” or similar “make-whole” payments to any employee, director, manager or other service provider of the Seller; or (iv) result in any “excess parachute payment” (as such term is defined in Section 280G of the Code).

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(k)	No Seller Benefit Plan requires the Seller to gross-up, reimburse, equalize or make any similar payment to, or otherwise indemnify, any Person with respect to any Tax- related payments, including with respect to any Taxes arising under Section 409A, Section 280G or Section 4999 of the Code.

(l)	The Seller and each Seller Benefit Plan that is a “group health plan” as defined in Section 733(a)(1) of ERISA (i) is currently in compliance with the Patient Protection and Affordable Care Act, Pub. L. No. 111-148 (“PPACA”), the Health Care and Education Reconciliation Act of 2010, Pub. L. No. 111-152 (“HCERA”), and all regulations and guidance issued thereunder (collectively, with PPACA and HCERA, the “Healthcare Reform Laws”), and (ii) has been in compliance in all material respects with all applicable Healthcare Reform Laws since March 23, 2010. No event has occurred, and no condition or circumstance exists, that would reasonably be expected to subject the Seller or any Seller Benefit Plan to penalties or excise taxes under Sections 4980D, 4980H, or 4980I of the Code or any other provision of the Healthcare Reform Laws.

(m)	No Seller Benefit Plan: (i) is subject to the minimum funding standards of Section 302 of ERISA or Section 412 of the Code or subject to Title IV of ERISA; (ii) is a “multiemployer plan” (as defined in Section 3(37) of ERISA); (iii) is a “multiple employer plan” within the meaning of ERISA and the Code; or (iv) is a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA, and neither the Seller nor any ERISA Affiliate has or has ever had any liability (fixed, contingent or otherwise) with respect to any such Employee Benefit Plans. Neither the Seller nor any ERISA Affiliate: (x) has ever withdrawn from, or previously terminated, any pension plan subject to the minimum funding standards of Section 302 of ERISA or Section 412 of the Code or subject to Title IV of ERISA or multiemployer plan under circumstances resulting (or expected to result) in a liability (fixed, contingent or otherwise) to such pension plan or multiemployer plan; or (y) has engaged in any transaction which would give rise to a liability (fixed, contingent or otherwise) of the Seller (or any of its Affiliates) or Purchaser (or any of its Affiliates), including under Section 4069 or Section 4212(c) of ERISA.

Section 2.18 Related Party Transactions. Other than as set forth herein, (a) no employee or Parent, (b) no Person with whom any such employee or Parent has any direct or indirect relation by blood, marriage or adoption or owns any beneficial interest, or (c) any Affiliate of any of the foregoing or any current or former Affiliate of the Seller has any interest in: (i) any contract, arrangement or understanding with, or relating to, the Seller, the Business, the Assets or the Assumed Liabilities, (ii) any loan, arrangement, understanding, agreement or contract for or relating to the Seller, the Business or the Assets or (iii) any property (real, personal or mixed), tangible or intangible, used or currently intended to be used by the Seller in the Business. There are no outstanding notes receivable or notes payable of the Seller owing by or to any shareholder, director, manager, officer, employee or Affiliate of the Seller, and any such notes formerly outstanding have been paid in full, settled by way of capital contribution in kind, cancelled or otherwise discharged prior to the Effective Date.

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Section 2.19 Receivables; Payables. The Accounts Receivable as set forth in Section 1.02(e) of the Agreement Schedules (i) contains a schedule of all right, title and interest of the Seller in and to all accounts receivable (including amounts due from customers whether recorded as accounts receivable or reductions in accounts payable) and related deposits, security or collateral therefor, including recoverable customer deposits of the Seller, relating to the Business existing as of the Effective Date; (ii) sets forth as of the Effective Date, the amount owing and the aging of such receivable, the name of the party from whom such receivable is owing, and any security in favor of it for the repayment of such receivable which the Seller purports to have. All such Accounts Receivable (i) are valid, existing and collectible in a manner consistent with the Seller’s past practice without resort to legal proceedings or collection agencies, (ii) represent monies due for goods sold and delivered or services rendered in the Ordinary Course, and (iii) are not subject to any refunds or adjustments or any defenses, rights of set-off, assignment, restrictions, security interests or other encumbrances.

Section 2.20 Insurance Policies. Section Section 2.20 of the Disclosure Schedules sets forth a list of all policies of insurance owned or held by the Seller, specifying the insurer, the amount of and nature of coverage, the risk insured against, the deductible amount (if any), the annual premiums with respect thereto and the date through which coverage will continue by virtue of premiums already paid. Correct and complete copies of each of the insurance policies have been made available to the Purchaser. The Seller maintains insurance with reputable insurers for the Business and the Assets consistent with past practices and in types and amounts that are reasonable. All insurance policies and bonds with respect to the Business and Assets are in full force and effect and the Seller has not reached or exceeded policy limits for any insurance policy in effect at any time during the past five (5) years.

Section 2.21 Customer and Supplier Relations. Section 2.21 of the Disclosure Schedules contains a correct and complete list of the names and addresses of the Customers and Suppliers, and the amount of sales to each Customer or purchases from each such Supplier during the twelve (12) month period ended as of November 30, 2024. The Seller maintains good relations with each of its Customers and Suppliers and, to the Knowledge of the Seller, no event has occurred that could materially and adversely affect the Business’ relations with any Customer or Supplier. No Customer or Supplier has during the last twelve (12) months cancelled, terminated or, to the Knowledge of the Seller, made any threat to cancel or otherwise terminate any of its contracts with the Seller, to increase or decrease its usage or supply of the Business’ Services or Products, or to otherwise make any changes to the terms of its Contracts with the Seller that could be adverse to the Business. The Seller has no Knowledge to the effect that any current Customer or Supplier may terminate or materially alter its business relations with the Business, either as a result of the Transactions or otherwise.

Section 2.22 Warranties. The Seller does not make any express warranty or guaranty as to Products or Services (a “Warranty”), and there is no pending or, to the Knowledge of the Seller, threatened claim alleging any breach of any Warranty. The Seller has no exposure to, or liability under, any Warranty (a) beyond that which is typically assumed in the ordinary course of business by Persons engaged in businesses comparable in size and scope of the Seller, or (b) that would be material to the Business.

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Section 2.23 Ethical Practices. None of the Seller, nor any of its Representatives or Affiliates, has offered or given, and the Seller has no Knowledge of any Person that has offered or given on its behalf, anything of value to: (a) any official of a Governmental Entity, any political party or official thereof or any candidate for political office; (b) any customer or member of any Governmental Entity; or (c) any other Person, in any such case while knowing or having reason to know that all or a portion of such money or thing of value may be offered, given or promised, directly or indirectly, to any customer or member of any Governmental Entity or any candidate for political office for the purpose of the following: (i) influencing any action or decision of such Person, in such Person’s official capacity, including a decision to fail to perform such Person’s official function; (ii) inducing such Person to use such Person’s influence with any Governmental Entity to affect or influence any act or decision of such Governmental Entity to assist the Seller in obtaining or retaining business for, with, or directing business to, any Person; or (iii) where such payment would constitute a bribe, kickback or illegal or improper payment to assist the Seller in obtaining or retaining business for, with, or directing business to, any Person.

ARTICLE III. Representations and Warranties of the Parent

In order to induce the Purchaser and Easterly to enter into this Agreement and consummate the Transactions, Parent represents and warrants to the Purchaser and Easterly as follows:

Section 3.01 Organization and Power of the Parent. The Parent is a corporation validly existing and in good standing under the laws of the State of Delaware. The Parent has all necessary power and authority to own, lease and operate its properties and conduct its business as it is presently being conducted, to execute and deliver this Agreement and the other Transaction Documents to which the Parent is or will be a party and to consummate the Transactions and to perform each of its obligations under the Transaction Documents. The Organizational Documents of the Parent are included in the reports as filed by the Parent with the SEC. The Parent is duly qualified or registered as a foreign company to transact business under the Laws of each jurisdiction where the character of its activities or the location of the properties owned or leased by it requires such qualification or registration, except where the failure of such qualification or registration would not reasonably be expected to be material to the operations of the Parent. Parent is the sole stockholder of the Seller.

Section 3.02 Due Authorization; Enforceability. The execution and delivery of this Agreement and each of the Transaction Documents by the Parent and the performance by the Parent of the obligations hereunder and thereunder and the consummation of the Transactions have been duly and validly authorized by all necessary action of such Parent’s board of directors. This Agreement and each of the Transaction Documents to which the Parent is a party constitutes, or will constitute, when executed and delivered, a valid and binding agreement of the Parent, enforceable against the Parent in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting the enforcement of creditors’ rights and remedies generally and the availability of specific performance or other equitable remedies.

Section 3.03 No Conflict; Consents. The execution and delivery by the Parent of the Transaction Documents to which the Parent is a party and the consummation by the Parent of the Transactions do not and will not: (a) violate or result in a breach of any of the terms or provisions of any instrument, document or agreement to which the Parent is a party or by which the Parent is bound; (b) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any federal, state, county, municipal or foreign court or governmental authority applicable to the Parent; or (c) violate or conflict with any provision of the organizational or other governing documents of the Parent, in each case, in a manner that would be reasonably likely to prohibit, restrict or delay the performance of the Transactions by the Parent.

Section 3.04 No Broker or Finder. The Parent has not engaged any investment banker, finder, broker or sales agent or any other Person in connection with the origin, negotiation, execution, delivery or performance of any Transaction Document to which it is a party, or the Transactions.

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ARTICLE IV. Representations and Warranties of GES Holding

In order to induce the Purchaser and Easterly to enter into this Agreement and consummate the Transactions, GES Holding represents and warrants to the Purchaser and Easterly as follows:

Section 4.01 Organization and Power of GES Holding. GES Holding is a limited liability company, validly existing and in good standing under the laws of the State of Delaware. GES Holding has all necessary power and authority to own, lease and operate its properties and conduct its business as it is presently being conducted, to execute and deliver this Agreement and the other Transaction Documents to which GES Holding is or will be a party and to consummate the Transactions and to perform each of its obligations under the Transaction Documents. GES Holding is duly qualified or registered as a foreign company to transact business under the Laws of each jurisdiction where the character of its activities or the location of the properties owned or leased by it requires such qualification or registration, except where the failure of such qualification or registration would not reasonably be expected to be material to the operations of GES Holding.

Section 4.02 Due Authorization; Enforceability. The execution and delivery of this Agreement and each of the Transaction Documents by GES Holding and the performance by GES Holding of the obligations hereunder and thereunder and the consummation of the Transactions have been duly and validly authorized by all necessary action of GES Holding’s manager. This Agreement and each of the Transaction Documents to which GES Holding is a party constitutes, or will constitute, when executed and delivered, a valid and binding agreement of GES Holding, enforceable against GES Holding in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting the enforcement of creditors’ rights and remedies generally and the availability of specific performance or other equitable remedies.

Section 4.03 No Conflict; Consents. The execution and delivery by GES Holding of the Transaction Documents to which GES Holding is a party and the consummation by GES Holding of the Transactions do not and will not: (a) violate or result in a breach of any of the terms or provisions of any instrument, document or agreement to which GES Holding is a party or by which GES Holding is bound; (b) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any federal, state, county, municipal or foreign court or governmental authority applicable to GES Holding; or (c) violate or conflict with any provision of the organizational or other governing documents of GES Holding, in each case, in a manner that would be reasonably likely to prohibit, restrict or delay the performance of the Transactions by GES Holding.

Section 4.04 Investment Representations.

(a)	GES Holding understands and agrees that the consummation of this Agreement including the delivery of the GES Holding Payment Shares to GES Holding as contemplated hereby constitutes the offer and sale of securities under the Securities Act and applicable state statutes and that the GES Holding Payment Shares are being acquired for GES Holding’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

(b)	GES Holding is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

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(c)	GES Holding understands that the GES Holding Payment Shares are being offered and sold to GES Holding in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that the Purchaser is relying upon the truth and accuracy of, and GES Holding’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of GES Holding set forth herein in order to determine the availability of such exemptions and the eligibility of GES Holding to acquire the GES Holding Payment Shares.

(d)	GES Holding and its advisors, if any, have been furnished with all materials relating to the Company and its business, finances and operations of the Company and materials relating to the offer and sale of the GES Holding Payment Shares which have been requested by GES Holding or its advisors. GES Holding and its advisors, if any, have been afforded the opportunity to ask questions of the Company. GES Holding understands that its investment in the GES Holding Payment Shares involves a significant degree of risk.

(e)	At no time was GES Holding presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer. GES Holding is not purchasing the GES Holding Payment Shares acquired by GES Holding hereunder as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D under the Securities Act, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the GES Holding Payment Shares acquired by GES Holding hereunder published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

(f)	GES Holding is acquiring the GES Holding Payment Shares for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in the GES Holding Payment Shares. Further, GES Holding does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the GES Holding Payment Shares.

Section 4.05 No Broker or Finder. GES Holding has not engaged any investment banker, finder, broker or sales agent or any other Person in connection with the origin, negotiation, execution, delivery or performance of any Transaction Document to which it is a party, or the Transactions.

ARTICLE V. Representations and Warranties of the Purchaser

In order to induce the Seller, Parent, GES Holding and Easterly to enter into this Agreement and consummate the Transactions, the Purchaser represents and warrants to the Seller, Parent, GES Holding and Easterly as follows:

Section 5.01 Organization and Power of the Purchaser. The Purchaser is a corporation validly existing and in good standing under the laws of the State of Delaware. The Purchaser has all necessary power and authority to own, lease and operate its properties and conduct its business as it is presently being conducted, to execute and deliver this Agreement and the other Transaction Documents to which the Purchaser is or will be a party and to consummate the Transactions and to perform each of its obligations under the Transaction Documents. The Purchaser has provided to the Seller and the Parent true and correct copies of the Organizational Documents of the Purchaser. The Purchaser is duly qualified or registered as a foreign company to transact business under the Laws of each jurisdiction where the character of its activities or the location of the properties owned or leased by it requires such qualification or registration, except where the failure of such qualification or registration would not reasonably be expected to be material to the operations of the Purchaser.

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Section 5.02 Due Authorization; Enforceability. The execution and delivery of this Agreement and each of the Transaction Documents by the Purchaser and the performance by the Purchaser of the obligations hereunder and thereunder and the consummation of the Transactions have been duly and validly authorized by all necessary action of such Purchaser’s board of directors. This Agreement and each of the Transaction Documents to which the Purchaser is a party constitutes, or will constitute, when executed and delivered, a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting the enforcement of creditors’ rights and remedies generally and the availability of specific performance or other equitable remedies.

Section 5.03 No Conflict; Consents. The execution and delivery by the Purchaser of the Transaction Documents to which the Purchaser is a party and the consummation by the Purchaser of the Transactions do not and will not: (a) violate or result in a breach of any of the terms or provisions of any instrument, document or agreement to which the Purchaser is a party or by which the Purchaser is bound; (b) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any federal, state, county, municipal or foreign court or governmental authority applicable to the Purchaser; or (c) violate or conflict with any provision of the organizational or other governing documents of the Purchaser, in each case, in a manner that would be reasonably likely to prohibit, restrict or delay the performance of the Transactions by the Purchaser.

Section 5.04 Capitalization; Shares.

(a)	The authorized shares of capital stock of the Purchaser are comprised of 20,000,000 shares of Common Stock and 6,000,000 shares of Preferred Stock. As of the Effective Date, there is one share of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

(b)	As of the Closing Date, and following the issuance of the GES Holding Payment Shares, the Easterly Initial Subscription Shares and the Debt Forgiveness Shares, there shall be 4,000,000 shares of Common Stock issued and outstanding, and 3,653,333 shares of Series A Preferred Stock issued and outstanding.

(c)	Other than pursuant to the Credit Agreement and the Credit Agreement Note to be entered into at the Closing, no shares of capital stock or other equity interests of the Purchaser are reserved for issuance or are held in treasury, and (i) there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities or other plans or commitments, contingent or otherwise, relating to the shares of capital stock or other equity interests of the Purchaser; (ii) there are no outstanding contracts or other agreements of the Purchaser, or any other Person, to purchase, redeem or otherwise acquire any shares of capital stock or other equity interests of the Purchaser, or securities or obligations of any kind convertible into any shares of capital stock or other equity interests of the Purchaser; (iii) there are no distributions which have accrued or been authorized but are unpaid on the shares of capital stock or other equity interests of the Purchaser; (iv) there are no outstanding or authorized equity appreciation, phantom equity, equity plans or similar rights with respect to the Purchaser; and (v) there are no voting agreements or other agreements relating to the management of the Purchaser. The Purchaser does not own, and has never owned, directly or indirectly, any capital stock or other equity interests in any other corporation, limited liability company, partnership, joint venture or any other entity.

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(d)	Assuming the accuracy of the representations and warranties of GES Holding as set forth in Article IV, upon issuance of the GES Holding Payment Shares, the GES Holding Payment Shares shall all be duly authorized, validly issued, fully paid and non-assessable.

(e)	Assuming the accuracy of the representations and warranties of Easterly as set forth in Article VI, upon issuance of the Easterly Initial Subscription Shares and the Debt Forgiveness Shares, the Easterly Initial Subscription Shares and the Debt Forgiveness Shares shall all be duly authorized, validly issued, fully paid and non-assessable

(f)	The GES Holding Payment Shares shall represent 100% of the issued and outstanding shares of Common Stock as of the Closing. The Easterly Initial Subscription Shares and the Debt Forgiveness Shares shall collectively represent 100% of the issued and outstanding shares of Series A Stock as of the Closing.

Section 5.05 No Broker or Finder. Purchaser has not engaged, and shall not have any liability for, any investment banker, finder, broker or sales agent or any other Person in connection with the origin, negotiation, execution, delivery or performance of any Transaction Document to which it is a party, or the Transactions.

Section 5.06 Litigation and Claims. There is no litigation or proceeding, in law or in equity, pending or, to the Purchaser’s knowledge, threatened against the Purchaser or its officers or directors: (a) with respect to or affecting the Purchaser’s ability to perform its obligations hereunder, or (b) that are reasonably likely to prohibit, restrict or delay the performance of the Transactions by the Purchaser.

Section 5.07 Financial Capability. The Purchaser has sufficient funds to pay the Cash Consideration contemplated by this Agreement on the terms and conditions contemplated by this Agreement. The Purchaser is not insolvent, nor will the Purchaser be rendered insolvent by the consummation of the Transactions.

ARTICLE VI. Representations and Warranties of Easterly

In order to induce the Seller, Parent, GES Holding and Purchaser to enter into this Agreement and consummate the Transactions, Easterly represents and warrants to the Seller, Parent, GES Holding and Purchaser as follows:

Section 6.01 Organization and Power of Easterly. Easterly is a limited liability company, validly existing and in good standing under the laws of the State of Delaware. Easterly has all necessary power and authority to own, lease and operate its properties and conduct its business as it is presently being conducted, to execute and deliver this Agreement and the other Transaction Documents to which Easterly is or will be a party and to consummate the Transactions and to perform each of its obligations under the Transaction Documents. Easterly has provided to the Seller, Parent and Purchaser true and correct copies of the Organizational Documents of Easterly. Easterly is duly qualified or registered as a foreign company to transact business under the Laws of each jurisdiction where the character of its activities or the location of the properties owned or leased by it requires such qualification or registration, except where the failure of such qualification or registration would not reasonably be expected to be material to the operations of Easterly.

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Section 6.02 Due Authorization; Enforceability. The execution and delivery of this Agreement and each of the Transaction Documents by Easterly and the performance by Easterly of the obligations hereunder and thereunder and the consummation of the Transactions have been duly and validly authorized by all necessary action of such Easterly’s members and managers. This Agreement and each of the Transaction Documents to which Easterly is a party constitutes, or will constitute, when executed and delivered, a valid and binding agreement of Easterly, enforceable against Easterly in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting the enforcement of creditors’ rights and remedies generally and the availability of specific performance or other equitable remedies.

Section 6.03 No Conflict; Consents. The execution and delivery by Easterly of the Transaction Documents to which Easterly is a party and the consummation by Easterly of the Transactions do not and will not: (a) violate or result in a breach of any of the terms or provisions of any instrument, document or agreement to which Easterly is a party or by which Easterly is bound; (b) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any federal, state, county, municipal or foreign court or governmental authority applicable to Easterly; or (c) violate or conflict with any provision of the organizational or other governing documents of Easterly, in each case, in a manner that would be reasonably likely to prohibit, restrict or delay the performance of the Transactions by Easterly.

Section 6.04 Investment Representations.

(a)	For purposes of this Section 6.04, the term “GES/Easterly Securities” means (i) the Easterly Initial Subscription Shares issued to Easterly as set forth in Section 1.05(c); (ii) the Debt Forgiveness Shares issued to Easterly as set forth in Section 1.05(d); (iii) the Credit Agreement Note; (iv) any shares of Series A Stock as may be issued to Easterly upon any conversion of the Credit Agreement Note; and (v) any shares of Common Stock that may be issued to Easterly upon the conversion of any shares of Series A Stock held by Easterly.

(b)	Easterly understands and agrees that the consummation of this Agreement including the delivery of the GES/Easterly Securities to Easterly as contemplated hereby constitutes the offer and sale of securities under the Securities Act and applicable state statutes and that the GES/Easterly Securities are being acquired for Easterly’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

(c)	Easterly is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

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(d)	Easterly understands that the GES/Easterly Securities are being offered and sold to Easterly in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that the Purchaser is relying upon the truth and accuracy of, and Easterly’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Easterly set forth herein in order to determine the availability of such exemptions and the eligibility of Easterly to acquire the GES/Easterly Securities.

(e)	Easterly and its advisors, if any, have been furnished with all materials relating to the Company and its business, finances and operations of the Company and materials relating to the offer and sale of the GES/Easterly Securities which have been requested by Easterly or its advisors. Easterly and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Easterly understands that its investment in the GES/Easterly Securities involves a significant degree of risk.

(f)	At no time was Easterly presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer. Easterly is not purchasing the GES/Easterly Securities acquired by Easterly hereunder as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D under the Securities Act, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the GES/Easterly Securities acquired by Easterly hereunder published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

(g)	Easterly is acquiring the GES/Easterly Securities for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in the GES/Easterly Securities. Further, Easterly does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the GES/Easterly Securities.

Section 6.05 No Broker or Finder. Easterly has not engaged, and shall not have any liability for, any investment banker, finder, broker or sales agent or any other Person in connection with the origin, negotiation, execution, delivery or performance of any Transaction Document to which it is a party, or the Transactions.

Section 6.06 Litigation and Claims. There is no litigation or proceeding, in law or in equity, pending or, to Easterly’s knowledge, threatened against Easterly or its officers or managers: (a) with respect to or affecting Easterly’s ability to perform its obligations hereunder, or (b) that are reasonably likely to prohibit, restrict or delay the performance of the Transactions by Easterly.

Section 6.07 Financial Capability. Easterly has sufficient funds to fulfill its obligations hereunder on the terms and conditions contemplated by this Agreement. Easterly is not insolvent, nor will Easterly be rendered insolvent by the consummation of the Transactions.

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ARTICLE VII. Certain Covenants and Agreements

Section 7.01 Records. The Seller and the Purchaser hereby agree to preserve for a period of seven (7) years following the Closing, all records in their respective possession relating to any of the Assets, the Business or the Transactions. If any of the Parties hereto need access to such records in the possession of any other Party hereto for the preparation of federal and state tax returns, each such Party will allow representatives of each other Party access to such records for the purpose of obtaining information for use as aforesaid, and will permit such other Party to make extracts and copies thereof as may be reasonably necessary or convenient and, if required for such purpose, to have access to and possession of original documents. The Seller hereby agrees to preserve originals of all Purchased Records for a period of seven (7) years following the Closing. If the Purchaser desires access to the Purchased Records, the Seller will allow representatives of the Purchaser access to such Purchased Records and will permit representatives of the Purchaser to make extracts and copies thereof as may be reasonably necessary or convenient and, if required, to have access to and possession of original documents, in each case at the cost of the Purchaser.

Section 7.02 Vendors. Other than those included in the Assumed Liabilities, the Seller will remain liable for any vendor invoices subsequently received by the Seller or the Purchaser relating to the ownership and/or operation of any of the Assets prior to the Effective Time, and the Purchaser will have no liability whatsoever for any invoices from vendors relating to the ownership and/or operation of any of the Assets prior to the Effective Time.

Section 7.03 Tax Matters.

(a)	All real property Taxes, personal property Taxes and similar ad valorem obligations levied with respect to the Assets for a taxable period which includes (but does not end on) the Closing Date shall be apportioned between the Seller and the Purchaser based on the number of days in such taxable period up to and including the Closing Date and the number of days in such taxable period after the Closing Date. The Seller shall be liable for the proportionate amount of such Taxes that is attributable to the portion of such taxable period ending on the Closing Date, and the Purchaser shall be liable for the proportionate amount of such Taxes that is attributable to the portion of such taxable period after the Closing Date.

(b)	Any transfer, sales, use, stamp, registration or other similar Taxes or recording fees payable as a result of the Transactions or any other action contemplated by this Agreement (“Transfer Taxes”) will be paid fifty percent (50%) by the Seller and fifty percent (50%) by the Purchaser. The Parties will cooperate in the preparation, execution and filing of all Tax Returns, questionnaires, applications or other documents required to be filed with respect to any such Transfer Tax.

(c)	The Purchaser and the Seller shall cooperate, as and to the extent reasonably requested by the other Party, in connection with the filing of any Tax Returns relating to the Assets or the Business and any audit, litigation or other proceeding with respect to Taxes relating to the Assets or the Business. Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information which are reasonably relevant to any such Tax Return, audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

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Section 7.04 Employees; Employee Benefit Plans.

(a)	The Purchaser may offer employment to such Business Employees as the Purchaser may choose in its sole discretion. Individuals who accept employment with the Purchaser will be referred to herein as “Hired Employees”, and the employment of such Hired Employees will be at will, unless the Purchaser otherwise enters into written employment agreements with one or more of such Hired Employees (in the Purchaser’s sole discretion). At least 10 Business Days prior to the Closing, the Purchaser shall provide Seller with a list of Business Employees to whom the Purchaser intends to offer employment as of or following the Closing, which list shall be subject to the reasonable approval of the Seller and the Parent (such list, once final and agreed, being the list of the “Prospective Employees”).

(b)	Effective immediately prior to the Closing, the Seller shall (i) terminate the employment of all Prospective Employees, and (ii) pay out to each Prospective Employee all unused vacation and other paid personal leave time accrued by such Prospective Employee and the employer portion of any Taxes in connection therewith.

(c)	The Seller will be responsible for compliance with COBRA, including the provision of the required notices and continuation coverage with respect to all employees of the Seller or any of its Affiliates and the qualified beneficiaries for whom a qualifying event occurs at or prior to the Effective Time. The Purchaser will be responsible for compliance with COBRA, including the provision of the required notices and continuation coverage with respect to all Hired Employees and their qualified beneficiaries for whom a qualifying event occurs after the Effective Time. The terms “continuation coverage,” “qualified beneficiaries,” and “qualifying event” are used herein with the meanings ascribed to them in COBRA. The Seller will also be responsible for any and all severance obligations to employees of the Seller.

(d)	Effective as of the Effective Time, Purchaser or one of its Affiliates shall assume sponsorship of each of the Seller Benefit Plans set forth in Section 7.04(d) of the Agreement Schedules (the “Transferred Seller Benefit Plans”), and the Seller shall, or shall cause, any and all trusts, insurance policies or third-party administrator Contracts related to the Transferred Seller Benefit Plans to be assigned to the Purchaser or one of its Affiliates effective as of the Effective Time; provided, that, prior to the Effective Time, the Seller shall, or shall cause, all participants of the Transferred Seller Benefit Plans who are not Hired Employees to withdraw from participation from such Transferred Seller Benefit Plans (other than former employees of the Seller or an Affiliate receiving or entitled to receive COBRA continuation coverage, or with account balances under a qualified defined contribution retirement plan, immediately prior to the Effective Date), without resulting in any liability to Purchaser or any of its Affiliates. With respect to the Transferred Seller Benefit Plan which is a flexible spending account plan (the “Cafeteria Plan”), the Purchaser shall, through December 31, 2025, administer, or cause to administer, the flexible spending accounts for health and dependent care expenses of participants who are not Hired Employees, and as soon as practicable after the Effective Time, (i) the Seller shall pay to the Purchaser in cash the amount, if any, by which aggregate contributions made to accounts under the Cafeteria Plan since the first day of the plan year in which the Effective Time occurs (the “Current Plan Year”) exceeded the aggregate benefits provided as of the Effective Time, or (ii) the Purchaser shall pay to the Seller in cash the amount, if any, by which aggregate benefits provided from the flexible accounts under the Cafeteria Plan for the Current Plan Year exceeded the aggregate contributions made from the first day of the Current Plan Year through the Effective Time.

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Section 7.05 Further Action; Access to Records. Each of the Parties will take such actions, do all things necessary, and execute such documents, certificates, instruments and other papers as may be reasonably required or desirable to carry out the provisions hereof and consummate the Transactions.

Section 7.06 Public Announcements. The Purchaser and its Affiliates may issue press releases or otherwise make public statements with respect to this Agreement or the Transactions; provided, that such press releases and public statements do not contain the financial terms of this Agreement, and subject in each case to the prior written approval of the Parent, such approval not to be unreasonably withheld, conditioned or delated. No Party will make, and will cause their respective Affiliates and Representatives not to, issue press releases or otherwise make public statements with respect to this Agreement or the Transactions without the prior written consent of the other Parties, except as may required by applicable Laws, the rules and regulations of the SEC or any securities market or exchange on which the securities of the Parent are listed or available for trading. The foregoing will not restrict or prohibit any of the Parties from making any release or announcement required by applicable Law (in which case, the Party required to make the release or announcement will allow the other Parties hereto reasonable time to comment on or seek a protective order with respect to such release or announcement in advance of such issuance), and any Party or any Party’s Affiliates who is an investment fund may disclose in confidence the general terms of the transactions contemplated hereunder and this Agreement to its Affiliates and any current investor in such Party’s fund(s) in connection with fundraising, marketing, informational or reporting activities.

Section 7.07 Non-Assignable Contracts. The Seller will, during the remaining term of each Non- Assignable Contract, use commercially reasonable efforts to (a) obtain the consent of the applicable third party, (b) make the benefit of each such Non-Assignable Contracts available to the Purchaser following the Closing, and (c) enforce following the Closing, at the request of the Purchaser and at the expense and for the account of the Purchaser, any right of the Seller arising from such Non-Assignable Contracts against the other party or parties thereto (including the right to elect or terminate any such Non-Assignable Contract in accordance with the terms thereof). The Seller will not take any action or suffer any omission that would limit or restrict or terminate the benefits to the Purchaser of any such Non-Assignable Contract. With respect to any such Non- Assignable Contract as to which the necessary approval or consent for the assignment or transfer to the Purchaser is obtained following the Closing, the Seller will transfer such Non-Assignable Contract to the Purchaser by execution and delivery of an instrument of conveyance reasonably satisfactory to the Purchaser and the Seller within three (3) Business Days following receipt of such approval or consent.

Section 7.08 Misdirected Payments. If the Seller or any of its Affiliates receives any payment related to the Business or any Asset after the Effective Time, the Seller agrees to promptly remit (or cause to be promptly remitted) such funds to the Purchaser. If the Purchaser or any Affiliate of the Purchaser receives any payment related to any Excluded Asset after the Effective Time, the Purchaser agrees to promptly remit (or cause to be promptly remitted) such funds to the Seller.

Section 7.09 Confidential Information. The Seller will hold in confidence at all times after the Closing all Confidential Information, and will not disclose, publish or make use of Confidential Information at any time after the Closing without the prior written consent of the Purchaser, except as may be required by applicable Laws, the rules and regulations of the SEC or any securities market or exchange on which the securities of the Parent are listed or available for trading.

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Section 7.10 Name Change. Promptly following the Closing, the Seller shall (a) amend its organizational documents so as to delete reference to “Global Election Servies” and will file, as promptly as practicable, such documents as are necessary to reflect such name changes in the State of Delaware and each other jurisdiction where the Seller is qualified to do business as a foreign Person, including terminations or cancellations of any filings made in such jurisdictions with respect to the “Global Election Servies” d/b/a; and (b) immediately cease and discontinue any and all further use of the name “Global Election Servies”. From and after the Closing Date, the Seller will not adopt any name or d/b/a that is confusingly similar to, or a derivation of, “Global Election Servies”.

Section 7.11 Required Votes. As promptly as practicable after the Effective Date, Seller and Parent shall prepare such documents as required to obtain the approval and adoption of this Agreement, the Transaction Documents and the Transactions by (i) the stockholders of Parent (the “Parent Stockholders”) in accordance with Parent’s Organizational Documents and the DGCL; and (ii) by the Parent Stockholders holding a majority of the voting stock of the Parent not including John S. Matthews (each, a “Required Stockholder Approval”, and, collectively, the “Required Stockholder Approvals”), which approvals may be given in a meeting of the stockholders of the Parrent or via a written consent in lieu of a meeting.

ARTICLE VIII. Conditions to Closing; Closing

Section 8.01 Condition to the Obligations of the Parties. The obligations of all of the Parties to consummate the closing of the Transactions (the “Closing”) are subject to the satisfaction of all the following conditions on or before the Outside Closing Date (as defined below):

(a)	No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making the transactions or agreements contemplated by this Agreement illegal or which otherwise prevents or prohibits consummation of the transactions contemplated by this Agreement and no Governmental Entity shall have imposed any terms or conditions on the transactions contemplated herein which would reasonably be expected to materially impact the operations of the Parties following the Closing.

(b)	There shall not be any Action brought by a third party that is not an Affiliate of the Parties to enjoin or otherwise restrict the consummation of the Closing.

(c)	Each of the Required Stockholder Approvals shall have been received.

(d)	All consents required to be obtained from or made with any Governmental Entity in order to consummate the Transactions shall have been obtained or made.

(e)	As of the consummation of the payments as set forth in Section 1.05(b) and the execution of the Debt Settlement Agreements, all of the Seller Debt shall have been repaid or forgiven.

(f)	The other actions and event as set forth in Section 1.05 shall have been completed or are being completed at the time of the Closing.

(g)	To the extent not in final form as attached hereto, the Parties shall have agreed on the final form of all documents attached as exhibits hereto.

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Section 8.02 Conditions to Obligations of Seller, Parent and GES Holding. The obligations of Seller, Parent and GES Holding to consummate the Closing is subject to the satisfaction, or the waiver at each such Party’s sole and absolute discretion, of all the following further conditions:

(a)	Purchaser shall have duly performed all of its obligations hereunder required to be performed by it at or prior to the Closing Date (as defined below) in all material respects, unless the applicable obligation has a materiality qualifier in which case it shall be duly performed in all respects.

(b)	Easterly shall have duly performed all of its obligations hereunder required to be performed by it at or prior to the Closing Date (as defined below) in all material respects, unless the applicable obligation has a materiality qualifier in which case it shall be duly performed in all respects.

(c)	All of the representations and warranties of Purchaser contained in Article V which are not qualified by materiality or Purchaser Material Adverse Effect shall be true and correct in all material respects on and as of the Effective Date and on and as of the Closing Date as if made on the Closing Date, and those representations and warranties of Purchaser contained in Article V which are qualified by materiality or Purchaser Material Adverse Effect, and the Purchaser Fundamental Representations, shall be true and correct in all respects on and as of the Effective Date and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties other than the Purchaser Fundamental Representations that address matters only as of a particular date, which representations and warranties shall have been true and correct in all material respects, or in all respects, as applicable, and (ii) other than with respect to the Purchaser Fundamental Representations, any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Purchaser Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Purchaser Material Adverse Effect.

(d)	All of the representations and warranties of Easterly contained in Article VI which are not qualified by materiality or Easterly Material Adverse Effect shall be true and correct in all material respects on and as of the Effective Date and on and as of the Closing Date as if made on the Closing Date, and those representations and warranties of Easterly contained in Article V which are qualified by materiality or Easterly Material Adverse Effect, and the Easterly Fundamental Representations, shall be true and correct in all respects on and as of the Effective Date and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties other than the Easterly Fundamental Representations that address matters only as of a particular date, which representations and warranties shall have been true and correct in all material respects, or in all respects, as applicable, and (ii) other than with respect to the Easterly Fundamental Representations, any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Easterly Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Easterly Material Adverse Effect.

(e)	No Purchaser Material Adverse Effect shall have occurred between the Effective Date and the Closing Date.

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(f)	No Easterly Material Adverse Effect shall have occurred between the Effective Date and the Closing Date.

(g)	Parent shall not have terminated this Agreement pursuant to the provisions of Section 9.01.

(h)	Seller, Parent and GES Holding shall have received a certificate signed by the Chief Executive Officer of Purchaser and a manager of Easterly:

(i)	Attaching (A) copies of Purchaser’s Organizational Documents as in effect as of the Closing Date, (B) the resolutions of the Board of Directors of Purchaser authorizing and approving the execution, delivery and performance of this Agreement and each of the Transaction Documents to which it is a party or by which it is bound, and the consummation of the Transactions and thereby, (C) the resolutions of the managers and members of Easterly authorizing and approving the execution, delivery and performance of this Agreement and each of the Transaction Documents to which it is a party or by which it is bound, and the consummation of the Transactions and thereby; (D) identification and confirmation of the incumbency of officers of Purchaser authorized to execute this Agreement or any Transaction Document to which Purchaser is or is required to be a party; (E) identification and confirmation of the incumbency of managers and officers of Easterly authorized to execute this Agreement or any Transaction Document to which Easterly is or is required to be a party; (F) a certificate of good standing of Purchaser issued by the Secretary of State of the State of Delaware and dated as of a date no earlier than five (5) days prior to the Closing Date; and (G) a certificate of good standing of Easterly issued by the Secretary of State of the State of Massachusetts and dated as of a date no earlier than five (5) days prior to the Closing Date; and

(ii)	Certifying that the conditions set forth in Section 8.02(a), Section 8.02(b), Section 8.02(c), Section 8.02(d), Section 8.02(e) and Section 8.02(f) have been satisfied.

(i)	Each of Purchaser and Easterly shall have executed and delivered to Seller, Parent and GES Holding each Transaction Document to which Purchaser or Easterly or any Affiliate of Purchaser or Easterly is a party, and each such Transaction Document shall be in full force and effect

Section 8.03 Conditions to Obligations of Purchaser and Easterly. The obligations of Purchaser and Easterly to consummate the Closing is subject to the satisfaction, or the waiver at Purchaser’s and Easterly’s respective discretion, of all of the following further conditions:

(a)	Each of Seller, Parent and GES Holding shall have duly performed all of its obligations hereunder required to be performed by it at or prior to the Closing Date in all material respects, unless the applicable obligation has a materiality qualifier in which case it shall be duly performed in all respects.

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(b)	All of the representations and warranties of each of Seller, Parent and GES Holding contained in Article II, Article III and Article IV which are not qualified by materiality or the applicable Material Adverse Effect shall be true and correct in all material respects on and as of the Effective Date and on and as of the Closing Date as if made on the Closing Date, those representations and warranties of Seller, Parent and GES Holding contained in Article II, Article III and Article IV which are qualified by materiality or the applicable Material Adverse Effect, and the Seller Fundamental Representations, shall be true and correct in all respects on and as of the Effective Date and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties other than the Seller Fundamental Representations that address matters only as of a particular date, which representations and warranties shall have been true and correct in all material respects, or in all respects, as applicable, and (ii) other than with respect to the Seller Fundamental Representations, any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, the Assets.

(c)	No Seller Material Adverse Effect shall have occurred between the Effective Date and the Closing Date.

(d)	Purchaser and Easterly shall have received a certificate signed by a duly authorized officer of each of Seller, Parent and GES Holding:

(i)	Attaching (A) copies of each of Seller’s Organizational Documents as in effect as of the Closing Date, (B) the resolutions of the Board of Directors of each of Seller and Parent and of the manager of GES Holding authorizing and approving the execution, delivery and performance of this Agreement and each of the Transaction Documents to which Seller, Parent and GES Holding, as applicable, is a party or by which they are each bound, and the consummation of the Transactions and thereby, (C) evidence that the Required Stockholder Approval has been obtained; (D) identification and confirmation of the incumbency of officers of each of Seller, Parent and GES Holding authorized to execute this Agreement or any Transaction Document to which any of Seller, Parent and GES Holding is or is required to be a party; and (E) a certificate of good standing for each of Seller, Parent and GES Holding issued by the Secretary of State of the State of Delaware and dated as of a date no earlier than five (5) days prior to the Closing Date; and

(ii)	Certifying that the conditions set forth in Section 8.03(a) and Section 8.03(b) have been satisfied.

(e)	Seller, Parent and GES Holding shall have executed and delivered to Purchaser and Easterly each Transaction Document to which Seller, Parent and/or GES Holding or any Affiliate of such Parties is a party, and each such Transaction Document shall be in full force and effect.

Section 8.04 Closing. The closing of the Transactions (the “Closing”) will occur on the second Business Day following the satisfaction, or waiver by the Party for whom such condition to Closing exists, of the conditions to the Closing as set forth Section 8.01, Section 8.02 and Section 8.03, or such other date as may be agreed to by the Parties, each in their sole discretion (the “Closing Date”). The effective time of the Closing (the “Effective Time”) will be as of 12:01 a.m. Eastern Time on the Closing Date.

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Section 8.05 Deliveries by the Seller, Parent and GES Holding. At the Closing, Seller, Parent and/or GES Holding, as applicable, will deliver or cause to be delivered to the Purchaser the following:

(a)	a combined bill of sale (with respect to all the Assets) and assignment and assumption instrument relating to the Assets and the Assumed Liabilities, attached hereto as Exhibit G (the “Bill of Sale and Assignment and Assumption Agreement”), duly executed by the Seller and such other deeds of conveyance, assurances, transfers, assignments instruments as may be reasonably required by the Purchaser to complete the Transactions;

(b)	the certificate as referenced in Section 8.03(d);

(c)	a non-foreign affidavit duly executed by the Seller sufficient to satisfy the requirements for establishing an exemption from withholding under Section 1445 of the Code, and any other similar federal, state or local taxation requirements, to the extent applicable;

(d)	the completed Debt Exchange Agreements with the Seller Creditors, each duly executed by the applicable parties thereto;

(e)	evidence reasonably satisfactory to the Purchaser that all Liens on or affecting any of the Assets, other than Permitted Liens, have been released or will be released concurrently with the Closing;

(f)	the Matthews Employment Agreement, duly executed by John S. Matthews;

(g)	the Weisbeck Employment Agreement, duly executed by Kathryn Weisbeck;

(h)	an NDA and IP Rights Agreement executed by John S. Matthews and an NDA and IP Rights Agreement executed by Kathryn Weisbeck; and

(i)	any and all other documents and items required to be entered into or delivered by the Seller pursuant hereto or reasonably requested by the Purchaser for the purposes of consummating the Transactions.

Section 8.06 Deliveries by the Purchaser and Easterly. At the Closing, the Purchaser and Easterly, as applicable, will deliver or cause to be delivered to the Seller, Parent, GES Holding and Easterly, as applicable, the following:

(a)	To Seller, Parent and GES Holding, the Bill of Sale and Assignment and Assumption Agreement, duly executed by the Purchaser;

(b)	To Seller, Parent and GES Holding the certificate as referenced in Section 8.02(h);

(c)	To Seller and Parent, the Cash Consideration as set forth in Section 1.05(a);

(d)	To GES Holding, GES Holding Payment Shares, as set forth in Section 1.05(a);

(e)	To Easterly, the Debt Forgiveness Shares, as set forth in Section 1.05(d);

(f)	To Seller, Parent and GES Holding, copies of the Credit Agreement and the Credit Agreement Note, each duly executed by an authorized officer of Purchaser and an authorized officer or Manager of Easterly;

(g)	To GES Holding, the Matthews Employment Agreement, duly executed by the Purchaser;

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(h)	To GES Holding, the Weisbeck Employment Agreement, duly executed by the Purchaser;

(i)	To GES Holding, an NDA and IP Rights Agreement executed by the Purchaser and each other applicable party thereto; and

(j)	any and all other documents and items required to be entered into or delivered by the Purchaser pursuant to this Agreement or reasonably requested by the Seller, Parent, GES Holding or Easterly for the purposes of consummating the Transactions.

ARTICLE IX. TERMINATION

Section 9.01 Termination. This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Closing as follows:

(a)	By the mutual agreement of the Parties;

(b)	By any Party in the event that the Closing of the transactions contemplated hereunder has not occurred by August 31, 2025 (the “Outside Closing Date”), provided, however, the right to terminate this Agreement under this Section 9.01(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates of any representation, warranty, covenant or obligation under this Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date;

(c)	by written notice by any of Seller, Parent and GES Holding, on the one hand, to Purchaser and Easterly, on the other hand, or by written notice by Purchaser and Easterly, on the one hand, to Seller, Parent and GES Holding, on the other hand, if a Governmental Entity shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions, and such Order or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 9.01(c) shall not be available to a Party if the failure by such Party or its Affiliates to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Governmental Entity;

(d)	by written notice by any of Seller, Parent and GES Holding to Purchaser and Easterly, if (i) there has been a material breach by Purchaser or Easterly of any of their respective representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of Purchaser or Easterly shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 8.02(a), Section 8.02(b), Section 8.02(c) or Section 8.02(d) to be satisfied (treating the Closing Date for such purposes as the Effective Date or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the later of (A) twenty (20) days after written notice of such breach or inaccuracy is provided to Purchaser and Easterly or (B) the Outside Date;

(e)	by written notice by Purchaser and Easterly to Seller, Parent and GES Holding, if (i) there has been a material breach by any of Seller, Parent or GES Holding of any of their respective representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of Seller, Parent or GES Holding shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 8.03(a) or Section 8.03(b) to be satisfied (treating the Closing Date for such purposes as the Effective Date or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the later of (A) twenty (20) days after written notice of such breach or inaccuracy is provided to Seller, Parent and GES Holding or (B) the Outside Date;

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(f)	by written notice by Seller, Parent and GES Holding to Purchaser and Easterly, if there shall have been a Purchaser Material Adverse Effect or an Easterly Material Adverse Effect which is uncured for at least twenty (20) Business Days after written notice of such Purchaser Material Adverse Effect or Easterly Material Adverse Effect, as applicable, is provided by Seller, Parent and GES Holding to Purchaser and Easterly;

(g)	by written notice by Purchaser and Easterly to Seller, Parent and GES Holding, if there shall have been a Seller Material Adverse Effect following the Effective Date which is uncured for at least twenty (20) Business Days after written notice of such Seller Material Adverse Effect is provided by Purchaser and Easterly to Seller, Parent and GES Holding; or

(h)	by written notice by Seller, Parent and GES Holding, on the one hand, to Purchaser and Easterly on the other hand, or by written notice by Purchaser and Easterly on the one hand, to Seller, Parent and GES Holding, on the other hand, if either of the Required Stockholder Approvals has not been obtained prior the Outside Closing Date.

Section 9.02 Effect of Termination. This Agreement may only be terminated in the circumstances described in Section 9.01 and pursuant to a written notice delivered by the applicable Party to the other applicable Parties, which sets forth the basis for such termination, including the provision of Section 9.01 under which such termination is made. In the event of the valid termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, and there shall be no liability on the part of any Party or any of their respective Representatives, and all rights and obligations of each Party shall cease, provided that any such termination shall not relieve any Party from any liabilities or damages with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by another Party occurring prior to such termination, and the provisions of Article X shall survive such termination and shall remain applicable thereto as set forth in such Article X.

Section 9.03 Expenses. In the event the Closing does not occur, other than as specifically set forth herein, any out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financial advisors, financing sources, experts and consultants to a Party hereto or any of its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement or any Transaction Document and all other matters related to the consummation of this Agreement incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such expenses.

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ARTICLE X. Indemnification

Section 10.01 Indemnification.

(a)	By the Seller and the Parent.

(i)	From and after the Closing, the Seller and the Parent will, jointly and severally, indemnify, defend and hold harmless the Purchaser, Easterly and their respective directors, managers, officers, agents, equity holders, employees, Representatives, successors, assigns and Affiliates (the “Purchaser Parties”) from and against any and all Indemnifiable Losses suffered by the Purchaser Parties arising out of or due to:

(1)	the Excluded Assets or the Excluded Liabilities;

(2)	the Indebtedness of the Seller (as it relates to the Business) and the Seller Transaction Expenses, in each case, to the extent (x) not paid on or prior to the Closing Date or (y) comprising an Assumed Liability; or

(3)	the matters set forth in Section 10.01(a)(i)(3) of the Agreement Schedules.

(ii)	In addition, whether or not the Closing occurs, the Seller and the Parent will, jointly and severally, indemnify, defend and hold harmless the Purchaser Parties from and against any and all Indemnifiable Losses suffered by the Purchaser Parties arising out of or due to any breach or inaccuracy of any representation, warranty, covenant, agreement or undertaking made by the Seller, Parent or GES Holding in this Agreement or any Transaction Document to which the Purchaser and any or all of Seller, Parent or GES Holding are parties.

(b)	By Purchaser and Easterly.

(i)	From and after the Closing, the Purchaser and Easterly, jointly and severally, will indemnify, defend and hold harmless the Seller, Parent, GES Holding and each of their respective managers, directors, officers, agents, shareholders, members, employees, Representatives, agents, successors, assigns and Affiliates (the “Seller Parties”) from and against any and all Indemnifiable Losses arising out of or due to:

(1)	The Purchaser’s ownership and operation of the Assets following the Effective Time; or

(2)	the Purchaser’s failure to perform, discharge or satisfy the Assumed Liabilities.

(ii)	In addition, whether or not the Closing occurs, the Purchaser and Easterly, jointly and severally, will indemnify, defend and hold harmless the Seller Parties from and against any and all Indemnifiable Losses suffered by the Seller Parties arising out of or due to any breach or inaccuracy of any representation, warranty, covenant, agreement or undertaking made by the Purchaser or Easterly in this Agreement or any Transaction Document to which the Purchaser or Easterly, on the one hand, and any or all of Seller, Parent or GES Holding, on the other hand, are parties.

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Section 10.02 Indemnification Procedure

(a)	Third-Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third-Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after receipt of such notice of such Third-Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third-Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense. In the event that the Indemnifying Party assumes the defense of any Third- Party Claim, subject to Section 10.02(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof, provided that the fees and disbursements of such counsel shall be at the expense of the Indemnified Party.

(b)	Settlement of Third-Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 10.02(b). If a firm offer is made to settle a Third-Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third-Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party consents to such firm offer the Indemnifying Party may settle the Third-Party Claim upon the terms set forth in such firm offer to settle such Third-Party Claim. If the Indemnified Party objects to such offer, or does not provide a response to such firm offer within ten days after its receipt of such notice (in which case the Indemnified Party shall be deemed to not have consented to such offer), the Indemnified Party shall thereafter assume the defense of such Third-Party Claim and shall continue to contest or defend such Third-Party Claim and in such event the maximum liability of the Indemnifying Party as to such Third-Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party has assumed the defense pursuant to this Section 10.02(b), the Indemnified Party shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

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(c)	Direct Claims. Any Action by an Indemnified Party on account of an Indemnifiable Loss which does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) calendar days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30) calendar day period, the Indemnifying Party shall be deemed to have accepted liability for such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

(d)	Cooperation. Upon a reasonable request made by the Indemnifying Party, each Indemnified Party seeking indemnification hereunder in respect of any Direct Claim, hereby agrees to consult with the Indemnifying Party and act reasonably to take actions reasonably requested by the Indemnifying Party in order to attempt to reduce the amount of Indemnifiable Losses in respect of such Direct Claim. Any costs or expenses associated with taking such actions shall be included as Indemnifiable Losses hereunder.

Section 10.03 Survival; Limits.

(a)	Subject to the provisions of Section 10.03(b), the indemnification obligations of the Parties hereunder shall expire on the second annual anniversary of the Closing Date or the second annual anniversary of the date of termination of this Agreement in the event that the Closing does not occur (the period from such applicable date to such two year anniversary, the “Claims Period”).

(b)	Notwithstanding the foregoing, if, prior to the close of business on the last day of the Claims Period, an Indemnifying Party has been properly notified of a claim for indemnity hereunder and such claim has not been finally resolved or disposed of at such date, such claim will continue to survive and will remain a basis for indemnity hereunder until such claim is finally resolved or disposed of in accordance with the terms hereof.

(c)	The Purchaser Parties shall not make a claim against the Seller or the Parent for indemnification under Section 10.01(a) until the aggregate amount of such Indemnifiable Losses of the Purchaser Parties exceeds $100,000 (the “Deductible”), in which event the Purchaser Parties may claim indemnification only for such Indemnifiable Losses which exceed the Deductible; provided, however, that claims related to fraud of the Seller, Parent or GES Holding shall not be subject to the Deductible.

(d)	The total aggregate amount of the liability of the Seller and the Parent for Indemnifiable Losses of the Purchaser Parties arising under Section 10.01(a) will be an amount equal to $1,375,000 (the “Cap”); provided, however, claims related to fraud of the Seller, Parent or GES Holding will not be subject to the Cap.

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(e)	The Seller Parties shall not make a claim against Purchaser or Easterly for indemnification under Section 10.01(b) until the aggregate amount of such Indemnifiable Losses of the Seller Parties exceeds the Deductible, in which event the Seller Parties may claim indemnification only for such Indemnifiable Losses which exceed the Deductible; provided, however, that claims related to fraud of the Purchaser or Easterly shall not be subject to the Deductible.

(f)	The total aggregate amount of the liability of the Purchaser and Easterly for Indemnifiable Losses of the Seller Parties arising under Section 10.01(b) will be an amount equal to the Cap; provided, however, claims related to fraud of the Purchaser or Easterly will not be subject to the Cap.

(g)	For all purposes of this Article X, Indemnifiable Losses will be net of any insurance or other recoveries actually received by a Party in connection with the facts giving rise to the right of indemnification, net of collection costs.

(h)	Both for the purpose of determining whether a breach of any representation and warranty set forth in Article II, Article III, Article IV or Article V has occurred and for the purpose of calculating the amount of any Indemnifiable Losses arising under Article X as a result of such breach, any reference to “Material Adverse Effect,” “materiality” or similar qualifiers in such representations or warranties shall be disregarded.

Section 10.04 Exclusive Remedy. The Parties agree that, excluding (a) any claim for injunctive or other equitable relief, or (b) any claim related to fraud, willful misconduct or bad faith by any Party in connection with the Transactions, in the event that the Closing occurs the indemnification provisions of this Article X are intended to provide the sole and exclusive remedy as to all claims either the Seller, Parent and GES Holding, on the one hand, or the Purchaser and Easterly, on the other hand, may incur arising from or relating to this Agreement.

Section 10.05 Adjustment to Consideration. Each of the Parties hereto agree to report any indemnification payments received pursuant to this Article X as an adjustment to the Cash Consideration for U.S. federal (and all applicable state and local) income tax purposes to the extent permitted by Law.

ARTICLE XI. Miscellaneous Provisions

Section 11.01 Construction. Unless the context of this Agreement otherwise clearly requires, (a) references to the plural include the singular, and references to the singular include the plural, (b) references to any gender include the other genders, (c) the words “include,” “includes” and “including” do not limit the preceding terms or words and will be deemed to be followed by the words “without limitation”, (d) the term “or” has the inclusive meaning represented by the phrase “and/or”, (e) the terms “hereof”, “herein”, “hereunder”, “hereto” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, (f) the terms “day” and “days” mean and refer to calendar day(s), (g) the terms “year” and “years” mean and refer to calendar year(s) and (h) the word “extent” in the phrase “to the extent” mean the degree to which a subject or other thing extends, and such phrase will not mean simply “if”. Unless otherwise set forth herein, references in this Agreement to (i) any document, instrument or agreement (including this Agreement) (A) includes and incorporates all exhibits, schedules and other attachments thereto, (B) includes all documents, instruments or agreements issued or executed in replacement thereof and (C) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time, and (ii) a particular Law (as hereinafter defined) means such Law as amended, modified, supplemented or succeeded, from time to time and in effect at any given time. All Article, Section, Exhibit and Schedule references herein are to Articles, Sections, Exhibits and Schedules of this Agreement, unless otherwise specified. All accounting terms not specifically defined herein will be construed in accordance with GAAP. Unless otherwise set forth herein, the settlement of all payments hereunder will be made in Dollars. Where the term “made available” is used in this Agreement, it means, with respect to any document or information, that the same has been made available or otherwise accessible to Purchaser or Easterly by means of the virtual data room established by the Seller not less than three (3) Business Days prior to the date of this Agreement. The headings in this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions

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Section 11.02 Entire Agreement; Amendment; Waiver. This Agreement and the Transaction Documents constitute the entire agreement between the Parties pertaining to the subject matter contained herein and supersede all prior agreements, representations and understandings, both written and oral, of the Parties and the rights and remedies of the Parties with respect to the subject matter of this Agreement will be governed by the express terms hereof. No supplement, modification or amendment of this Agreement will be binding unless executed in writing by all of the Parties. No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the Party making the waiver. This Agreement will be binding on and will inure to the benefit of the Parties and their respective permitted legal representatives, heirs, permitted successors and permitted assigns.

Section 11.03 Third Party Beneficiaries. Other than as specifically set forth herein, including in Article X, neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto and there are no third-party beneficiaries hereof.

Section 11.04 Investigation by Parties. No investigations made by or on behalf of any Party or any of their respective authorized agents at any time will have the effect of waiving, diminishing the scope of or otherwise affecting any representation, warranty or covenant made by any other Party in or pursuant to this Agreement.

Section 11.05 Counterparts; Copies. This Agreement and any amendments hereto may be executed by the Parties in several counterparts, all of which together will constitute one agreement binding on all Parties, notwithstanding that all Parties may not have signed the same counterpart. This Agreement and any amendments thereto may be executed by the Parties in several copies each of which will be deemed an original and it will not be necessary, when making proof of this Agreement, to account for or produce more than one original of such copies. Any signature delivered by a Party by facsimile or PDF transmission will be deemed to be an original signature thereto.

Section 11.06 Expenses. Except as otherwise specifically set forth herein, each Party shall be responsible for its own costs, fees and expenses regarding this Agreement or the Transactions, including all of the fees and expenses incurred by such Party in connection with the preparation, execution and delivery of this Agreement and all of such Party’s legal, accounting and other professional fees.

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Section 11.07 Notices. All notices hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if email with return receipt requested, on the date that transmission is confirmed electronically; or (c) one Business Day after deposit with a nationally recognized overnight delivery service for next day delivery. Notices shall be addressed to the respective Parties as follows, or to such other address as a Party shall specify to the others in accordance with these notice provisions:

If to the Purchaser or Easterly, to:

GES Acquisition Corp.

Attn: Darrell Crate 138 Conant Street

Beverly, MA 01915

Email:	dcrate@easterlyam.com
legal@easterlyam.com

With a copy, which shall not constitute notice, to:

King & Spalding LLP

1185 Avenue of the Americas

New York, NY 10019

Attention: Kevin E. Manz, Esq.

Email: kmanz@kslaw.com

If to any of Seller, Parent or GES Holding, to:

Global Arena Holding, Inc.

Attn: John S. Matthews

1159 2nd Avenue, Ste 454

New York New York 10065

Email: john@voteges.com

With a copy, which shall not constitute notice, to:

Anthony, Linder & Cacomanolis, PLLC

Attn: John Cacomanolis

1700 Palm Beach Lakes Blvd., Suite 820

West Palm Beach, FL 33401

Email: JCacomanolis@alclaw.com

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Section 11.08 Governing Law; Consent to Jurisdiction; Dispute Resolution

(a)	This Agreement will be construed in accordance with, and governed by, the laws of the State of New York without regard to conflicts of laws and as applied to contracts to be wholly performed within the State of New York. Each Party hereby irrevocably submits to personal and exclusive jurisdiction in any federal court in the State of New York (assuming federal court diversity jurisdiction applies, and if not, then each Party submits to personal and exclusive jurisdiction in any state court in the State of New York), acknowledges that such jurisdiction is proper, and waives any and all objections as to venue, inconvenient forum and the like. Each Party hereby irrevocably agrees that any action, suit or proceeding shall be brought only to the exclusive jurisdiction of the courts of the State of New York or the federal courts located in the State of New York, and each Party hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period an action, suit or proceeding that is filed in accordance with this Section 11.08 is pending before a court, all actions, suits or proceedings with respect to such action, suit or proceeding or any other action, suit or proceeding, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each Party hereby waives, and shall not assert as a defense in any action, suit or proceeding, that (a) such Party is not subject thereto, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such Party’s property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum, or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 11.08 following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Laws.

(b)	In the event of any dispute or disagreement between the Parties as to the interpretation of any provision of this Agreement or the performance of any obligations hereunder the matter, upon the written request of any Party, shall be referred to representatives designated by each respective Party for resolution binding on the Parties. Such representatives shall promptly meet in a good faith effort to resolve the dispute. If the representatives do not agree upon a resolution within thirty (30) calendar days after reference of the matter to them, each Party shall be free to exercise the remedies available to it under Section 10.08(c).

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(c)	If any controversy, dispute or claim arising out or relating in any way to this Agreement or the transactions contemplated hereunder is not resolved by negotiation pursuant to Section 11.08(b), then any Party involved in such controversy, dispute or claim may demand that the controversy, dispute or claim be resolved by binding arbitration in accordance with the rules and regulations of JAMS (formerly known as Judicial Arbitration and Mediation Services, Inc.) then in effect by three arbitrators selected in accordance with such rules unless the Parties shall agree on a single arbitrator. Such arbitrator(s) shall have at least ten (10) years of experience. The arbitrators shall not reside or practice primarily in the State of New York. The arbitration proceedings shall be held in New York City or another mutually acceptable neutral venue. Each Party shall bear all of its own expenses and the arbitrators’ fees and expense shall be shared equally by the parties to the arbitration; provided, however, that at the conclusion of the arbitration, the arbitrator(s) shall award costs and expenses (including the costs of the arbitration previously advanced and the fees and expenses of attorneys, accountants and other experts) to the prevailing Party or Parties. The decision of the arbitrator(s) shall (i) be rendered in writing, and concurred in by a majority of the arbitrators, if more than one, and (ii) be final, binding and conclusive and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. To the extent practical, the decision of the arbitrator(s) shall be rendered no more than thirty (30) days following commencement of proceedings with respect thereto. The arbitrator(s) shall have the power to grant equitable relief. The arbitrator(s) shall cause their written decision to be delivered to the Parties. The Parties consent to the jurisdiction of the foregoing arbitrator or arbitrators and further consent to the jurisdiction of any state or federal court located in the State of New York for the purpose of enforcing the decision or award of the arbitrators. The Parties agree that service of process may be made on any such Party by personal delivery or by registered or certified mail addressed to the appropriate Party at the address for such Party specified in Section 11.07. The submission to the jurisdiction of the courts referred to in Section 11.08(a) for the purpose of enforcing the decision or award of the arbitrators shall not (and shall not be construed so as to) limit the right of any Party to file or commence a proceeding against the other in any other court of competent jurisdiction for the purpose of enforcing the decision or award of the arbitrators if and to the extent permitted by applicable law. In the event any suit or other legal proceeding is brought for the enforcement of any decision or award of the arbitrators, the Parties agree that the prevailing Party or Parties shall be entitled to recover from the other Party or Parties upon final judgment on the merits reasonable attorneys’ fees, including attorneys’ fees for any appeal and costs incurred in bringing such suit or proceeding. Notwithstanding anything to the contrary provided in this Section 11.08(c), and without prejudice to the above procedures, any Party may apply to any court of competent jurisdiction for temporary injunctive or other provisional judicial relief if such action is necessary to avoid irreparable damage or to preserve the status quo until such time as the arbitrator is selected and available to hear such Party’s request for temporary relief.

Section 11.09 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.09. EACH OF THE PARTIES ACKNOWLEDGE THAT EACH HAS BEEN REPRESENTED IN CONNECTION WITH THE SIGNING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED BY THE RESPECTIVE PARTY AND THAT SUCH PARTY HAS DISCUSSED THE LEGAL CONSEQUENCES AND IMPORT OF THIS WAIVER WITH LEGAL COUNSEL. EACH OF THE PARTIES FURTHER ACKNOWLEDGE THAT EACH HAS READ AND UNDERSTANDS THE MEANING OF THIS WAIVER AND GRANTS THIS WAIVER KNOWINGLY, VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER CONSIDERATION OF THE CONSEQUENCES OF THIS WAIVER WITH LEGAL COUNSEL.

41

Section 11.10 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the Transactions are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

Section 11.11 No Consequential Damages. IN NO EVENT WILL ANY PARTY BE LIABLE TO ANY OTHER PARTY UNDER OR IN CONNECTION WITH THIS AGREEMENT OR IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREIN FOR SPECIAL, GENERAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE OR EXEMPLARY DAMAGES, INCLUDING DAMAGES FOR LOST PROFITS OR LOST OPPORTUNITY, EVEN IF THE PARTY SOUGHT TO BE HELD LIABLE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

Section 11.12 Exhibits. All exhibits, schedules and attachments to this Agreement and all exhibits, schedules and attachments thereto are hereby incorporated by reference into this Agreement and hereby made a part hereof (whether or not physically attached hereto or thereto).

Section 11.13 Assignment. No Party may assign its rights or delegate its duties under this Agreement without the prior written consent of the other Parties hereto, whether by operation of law or otherwise, and any attempted assignment in contravention of this provision shall be null and void and of no force or effect. This Agreement will be binding upon and will inure to the benefit of the Parties and their respective permitted successors and permitted assigns, and any reference to a Party will also be a reference to the permitted successors and permitted assigns thereof.

Section 11.14 Severability. If any provision of this Agreement is capable of two constructions, only one of which would render the provision valid, legal and enforceable, the provision will have the meaning which so renders it valid, legal and enforceable. If any provision of this Agreement or the application of any provision hereof to any person or circumstance is determined to be invalid, unenforceable or illegal under present or future laws, such determination will not affect any other provision of this Agreement or the application of such provision to any other person or circumstance, all of which will remain in full force and effect. If any provision of this Agreement is deemed invalid, illegal or unenforceable, the Parties hereby agree to submit to as similar a provision as possible that is valid, legal and enforceable.

Section 11.15 No Recourse. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, subsidiary, affiliate, controlling party, entity under common control, ownership or management, vendor, service provider, agent, attorney or representative of the Purchaser or any of the Purchaser’s Affiliates will have any liability for (a) any obligations or liabilities of the Purchaser relating to or arising from this Agreement or (b) any claim against the Purchaser based on, in respect of, or by reason of, the Transactions. No past, present or future director, officer, employee, incorporator, member, partner, shareholder, subsidiary, affiliate, entity under common control, ownership or management, vendor, service provider, agent, attorney or representative of the Seller, Parent or GES Holding or any of the their respective Affiliates will have any liability for (x) any obligations or liabilities of Seller, Parent or GES Holding relating to or arising from this Agreement or (y) any claim against the Seller, Parent or GES Holding based on, in respect of, or by reason of, the Transactions.

Section 11.16 Drafting. The Parties acknowledge and confirm that they and/or their respective attorneys have participated jointly in the review and revision of this Agreement and that it has not been written solely by any one Party or counsel for any one Party. The Parties therefore stipulate and agree that the rule of construction to the effect that any ambiguities are to be or may be resolved against the drafting Party will not be employed in the interpretation of this Agreement to favor any Party against another.

Section 11.17 Survival. The provisions of this Article XI shall survive any expiration or termination of this Agreement for a period of two years following such termination. The provisions of this Article XI shall survive the Closing for a period of two years following the Closing.

[signatures follow on next page]

42

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the Effective Date.

GES Acquisition Corp.

By:	/s/ Darrell Crate
Name:	Darrell Crate
Title:	Chief Executive Officer

Global Election Services, Inc.

By:
Name:	John S. Matthews
Title:	Chief Executive Officer

Global Arena Holding, Inc.

By:
Name:	John S. Matthews
Title:	Chief Executive Officer

Global Election Services Holding LLC

By:
Name:	John S. Matthews
Title:	Manager

Easterly CV VI LLC

By:	/s/ Darrell Crate
Name:	Darrell Crate
Title:	Managing Member

43

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the Effective Date.

GES Acquisition Corp.

By:
Name:	Darrell Crate
Title:	Chief Executive Officer

Global Election Services, Inc.

By:	/s/ John S. Matthews
Name:	John S. Matthews
Title:	Chief Executive Officer

Global Arena Holding, Inc.

By:	/s/ John S. Matthews
Name:	John S. Matthews
Title:	Chief Executive Officer

Global Election Services Holding LLC

By:	/s/ John S. Matthews
Name:	John S. Matthews
Title:	Manager

Easterly CV VI LLC

By:
Name:	Darrell Crate
Title:	Managing Member

44

Exhibit A

Defined Terms

Definitions. The following terms, as used herein, have the following meanings:

(a)	“Action” means any action, suit, arbitration, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

(b)	“Affiliate” of any specified Person means any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.

(c)	“Business Day” means any day except Saturday, Sunday or any day on which banks are generally not open for business in the State of Delaware or the State of New York.

(d)	“Code” means the United States Internal Revenue Code of 1986, as amended.

(e)	“Confidential Information” means any data or information of the Seller, as it relates to the Business (including trade secrets), that is valuable to the operation of the Business and not generally known to the public or competitors.

(f)	“Contracts” means any written agreement, arrangement or legally enforceable commitment (including any purchase orders, statements of work, or other similar documents) to which the Seller is a party or is bound as of the Effective Time that is related to the Business.

(g)	“Control” means, when used with respect to any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(h)	“Customer” means each customer from which Seller has received in the aggregate more than $50,000 during the 12-month period ended November 30, 2024.

(i)	“DGCL” means the Delaware General Corporation Law, as in place from time to time.

(j)	“Easterly Fundamental Representations” means the representations and warranties of Easterly as set forth in Section 6.01 and Section 6.04.

(k)	“Easterly Material Adverse Effect” means a Material Adverse Effect on Easterly.

(l)	“Employee Benefit Plan” means with respect to any Person (i) each plan, fund, program, agreement, arrangement or scheme that is at any time sponsored or maintained or required to be sponsored or maintained by such Person or to which such Person makes or has made, or has or has had an obligation to make, contributions, or to which such Person has or may have any liability (fixed, contingent or otherwise), providing for employee benefits or for the remuneration, direct or indirect, of the employees, former employees, directors, officers, managers, consultants, independent contractors, contingent workers or leased employees of such Person or the dependents of any of them , including each deferred compensation, bonus, incentive compensation, pension, retirement, stock purchase, stock option and other equity-based compensation plan, or “welfare plan” (within the meaning of Section 3(1) of ERISA, determined without regard to whether such plan is subject to ERISA), (ii) each “pension plan” (within the meaning of Section 3(2) of ERISA, determined without regard to whether such plan is subject to ERISA), (iii) each severance, retention or change in control plan or agreement, each plan or agreement providing health, vacation, summer hours, supplemental unemployment benefit, hospitalization insurance, medical, dental, or legal benefit, and (iv) each other employee benefit plan, fund, program, agreement, arrangement or scheme, whether funded or unfunded, or whether written or oral.

Exhibit A - Page i

(m)	“Employment Agreement” means any employment contract, consulting agreement, termination or severance agreement, salary continuation agreement, change of control agreement, non-compete agreement or any other agreement respecting the terms and conditions of employment or payment of compensation, or of a consulting or independent contractor relationship in respect to any current or former officer, employee, consultant or independent contractor for which the Seller has any obligation.

(n)	“Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of Hazardous Substances into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

(o)	“Environmental Permit” means any permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

(a)	“ERISA Affiliate” means any Person (whether incorporated or unincorporated) that together with the Seller would be deemed a “single employer” under Section 4001 of ERISA or Section 414 of the Code.

(b)	“ERISA Fiduciary Standards” means the fiduciary duties under Title I of ERISA applicable to each fiduciary for each Seller Benefit Plan on and prior to the Effective Time.

(c)	“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

(d)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(e)	“GAAP” means generally accepted accounting principles in the United States, consistently applied.

(f)	“Governmental Entity” means any federal, state, local or foreign government, any political subdivision thereof, or any arbitrator, court, administrative or regulatory agency, department, instrumentality, body or commission or other governmental authority or agency, domestic or foreign.

Exhibit A - Page ii

(g)	“Hazardous Substances” means (i) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (ii) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls.

(h)	“Indebtedness” means, without duplication, with respect to any Person, all obligations (including all obligations in respect of principal, accrued interest, penalties, breakage costs, fees and premiums) of such Person (a) for borrowed money; (b) evidenced by notes, bonds, debentures, factoring, hedging or swap arrangements or similar contracts or instruments; (c) for the deferred purchase price of assets, property, goods or services (other than trade payables, or accruals incurred in the Ordinary Course), including earn-out payments, and with respect to any conditional sale, title retention, consignment or similar arrangements; (d) under capital leases or leases that are or will be required to be capitalized in accordance with GAAP; (e) for any unpaid severance owed to former employees or any deferred compensation payments (including the employer portion of any employment or payroll taxes related thereto); (f) any accrued but unpaid Tax liability; (g) for deferred revenue; (h) for any customer deposits or credits; (i) by which such Person assured a creditor against loss, including letters of credit and bankers’ acceptances, in each case to the extent drawn upon or payable and not contingent; (j) secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on any property owned by such Person in the Ordinary Course; (k) for amounts payable with respect to accrued or unaccrued warranty claims; (l) for any accrued unpaid bonuses; and (m) in the nature of guarantees of the obligations described in clauses (a) through (l) above of any other Person.

(i)	“Indemnifiable Losses” with respect to any claim by an Indemnified Party for indemnification pursuant to this Agreement, means any and all losses, liabilities, claims, penalties, damages, obligations, payments, fines, costs and expenses (including the costs and expenses of any and all Actions, demands, assessments, judgments, settlements and compromises relating thereto and costs of investigation and reasonable attorneys’ fees actually incurred in connection therewith) suffered by such Indemnified Party.

(j)	“Indemnified Party” means the Seller Parties having a right to be indemnified by the Purchaser and Easterly on the one hand, or the Purchaser Parties having a right to be indemnified by the Seller and the Parent on the other hand, as the case may be, pursuant to Section 10.01.

(k)	“Indemnifying Party” means the Seller and the Parent having an obligation to indemnify the Purchaser Parties on the one hand, or the Purchaser and Easterly having an obligation to indemnify the Seller Parties on the other hand, as the case may be, pursuant to Article X.

Exhibit A - Page iii

(l)	“Intellectual Property” means any or all of the following and all intellectual property and proprietary rights, registered or unregistered, arising out of or associated therewith: (i) all United States of America, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations- in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, mask works, trade secrets, proprietary information, know-how, technology, technical data and customer lists, and all documentation relating to any of the foregoing throughout the world; (iii) all works of authorship (whether copyrightable or not), all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world, including the goodwill connected with the use of and symbolized by the foregoing; (v) all internet uniform resource locators, domain names, social media profiles and identifiers, web addresses and websites, trade names, logos, slogans, designs, trade dress, common law trademarks and service marks, trademark and service mark and trade dress registrations and applications therefor throughout the world; (vi) all computer software, databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world; and (viii) any similar or equivalent rights to any of the foregoing anywhere in the world.

(m)	“Knowledge of the Seller” means the knowledge of any of John S. Matthews or Kathryn Weisbeck, after reasonable inquiry and the exercise of reasonable diligence with respect to the matters at hand.

(n)	“Laws” mean all statutes, laws, rules, codes, regulations, rulings, restrictions, ordinances, orders, decrees, approvals, directives, judgments, injunctions, writs, awards and decrees of, or issued by, any Governmental Entity.

(o)	“Liens” mean all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever.

(p)	“Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, has had or would reasonably be expected to have (a) a material adverse effect on the condition (financial or otherwise), business, assets, properties or results of operations of the applicable Party, or (b) the ability of the applicable Party to consummate the Transactions.

(q)	“Non-Assignable Contracts” means a contract included in the Assumed Contracts that requires third party consents for assignment that has not been obtained by the Seller as of the Closing.

(r)	“Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by a Governmental Entity.

(s)	“Ordinary Course” means the ordinary course of business consistent with past practice of the Seller and the Parent with respect to the Business.

(t)	“Organizational Documents” means, with respect to any Person, its certificate of incorporation or articles of incorporation, bylaws, memorandum and articles of association, operating agreement or similar organizational documents, in each case, as amended.

(u)	“Permitted Liens” means (i) Liens for Taxes not yet due and payable, (ii) statutory Liens of landlords, and (iii) Liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the Ordinary Course and not yet delinquent.

Exhibit A - Page iv

(v)	“Person” means any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization or Governmental Entity.

(w)	“Personal Data” means all data relating to one or more individual(s) that is personally identifying (i.e., data that identifies an individual or, in combination with any other information or data available to the Seller, is capable of identifying an individual or any data that is non-personally identifying, including aggregate or de-identified data and data collected automatically, including data collected through a mobile or other electronic device).

(x)	“Products” means any and all products developed, provided, marketed, or sold by the Seller in connection with the Business.

(y)	“Purchaser Fundamental Representations” means the representations and warranties of the Purchaser as set forth in Section 5.01 and Section 5.04.

(z)	“Purchaser Material Adverse Effect” means a Material Adverse Effect on Purchaser.

(aa)	“Release” means any actual release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

(bb)	“Representatives” means, as to any Person, such Person’s Affiliates and the respective managers, directors, officers, employees, independent contractors, consultants, advisors (including financial advisors, counsel and accountants), agents and other legal representatives of such Person or its Affiliates.

(cc)	“Retained Seller Benefit Plan” means each Seller Benefit Plan other than a Transferred Seller Benefit Plan.

(dd)	“SEC” means the United States Securities and Exchange Commission.

(ee)	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(ff)	“Seller Benefit Plan” means each Employee Benefit Plan sponsored or maintained or required to be sponsored or maintained at any time by the Seller or to which the Seller makes or has made, or have or have had an obligation to make, contributions at any time with respect to any Business Employee.

(gg)	“Seller Fundamental Representations” means the representations and warranties as set forth in Section 2.01, Section 2.03, Section 3.01, Section 4.01 and Section 4.04.

(hh)	“Seller Intellectual Property” means all Intellectual Property owned by or purportedly owned by or licensed to the Seller.

Exhibit A - Page v

(ii)	“Seller Material Adverse Effect” means a Material Adverse Effect on Seller or Parent.

(jj)	“Seller Transaction Expenses” means (i) the legal, accounting, financial advisory, and other advisory, transaction or consulting fees and expenses incurred by the Seller, Parent or GES Holding in connection with the Transactions and the planning, negotiation and documentation thereof; (ii) the aggregate amount payable (including “success fees” or bonuses, severance payments, and any amounts payable to offset any excise Taxes imposed under Section 4999 of the Code and any related income Taxes) by the Seller (A) to any third party as a result of the transactions contemplated by this Agreement or (B) to or for the benefit of current or former officers, directors or employees of the Seller, including (I) accrued and unpaid bonuses, (II) amounts payable (whether prior to, on or following the Closing Date) pursuant to any applicable agreement (whether written or oral) or other governing document or policy as a result of the transactions contemplated by this Agreement, and (III) employer-side payroll taxes; and (v) any Transfer Taxes, in each case to the extent not paid prior to the Closing Date.

(kk)	“Services” means any and all services performed, provided, offered or marketed by the Seller in connection with the Business.

(ll)	“Software” means all computer software programs, together with any error corrections, updates, modifications, or enhancements thereto, in both machine-readable form and human-readable form, including all Application Program Interfaces (“APIs”), technical specifications, design requirements, user guides, operation manuals, comments and any procedural code.

(mm)	“Supplier” means each supplier that Seller has paid in the aggregate more than $50,000 during the 12-month period ended November 30, 2024.

(nn)	“Tax Authority” or “Tax Authorities” means the IRS and any Governmental Entity having jurisdiction over Taxes.

(oo)	“Tax Return” means any report, return, claim for refund, declaration or other information return or statement required to be supplied to a Governmental Entity relating to Taxes, including any schedule or attachment thereto and any estimated returns and any amendment thereof.

(pp)	“Taxes” means all taxes, assessments, charges, duties, fees, levies and other governmental charges (including interest, penalties or additions associated therewith), including income, franchise, capital stock, real property, personal property, tangible, withholding, employment, payroll, social security, social contribution, unemployment compensation, unclaimed property, escheat, disability, transfer, sales, use, excise, license, occupation, registration, stamp, premium, environmental, customs duties, alternative or add-on minimum, estimated, gross receipts, value-added and all other taxes of any kind imposed by any Governmental Entity.

(qq)	“United States” means the United States of America.

Exhibit A - Page vi

(rr)	The following terms used herein are as defined in the following indicated provisions of this Agreement:

Term	As defined in:
Accounts Receivable	Section 1.02(e)
Agreement	Preamble
Agreement Schedules	Section 1.02(a)
Assets	Section 1.02
Assumed Contracts	Section 1.02(b)
Assumed Liabilities	Section 1.04(a)
Assigned Permits	Section 1.02(d)
Bill of Sale and Assignment and Assumption Agreement	Section 8.05(a)
Business	Recitals
Business Employees	Section 2.17(a)
Cafeteria Plan	Section 7.04(d)
Claims Period	Section 10.03(a)
Cap	Section 10.03(d)
Cash Consideration	Section 1.05(a)
Closing	Section 8.01
Closing Date	Section 8.04
COBRA	Section 2.17(g)
Common Stock	Section 1.05(a)
Credit Agreement	Section 1.05(e)
Credit Agreement Note	Section 1.05(e)
Data Activities	Section 2.16(g)
Debt Settlement Agreements	Section 1.05(b)
Debt Forgiveness Shares	Section 1.05(d)
Deductible	Section 10.03(c)
Direct Claim	Section 10.02(c)
Easterly	Preamble
Easterly Debt	Section 1.05(d)
Easterly Initial Subscription Shares	Section 1.05(c)
Effective Time	Section 8.04
Excluded Assets	Section 1.03
Excluded Liabilities	Section 1.04(b)
Expenses	Section 9.03
Financial Statements	Section 2.08(a)
GES/Easterly Securities	Section 6.04(a)
GES Holding	Preamble
GES Holding Payment Shares	Section 1.05(a)
HCERA	Section 2.17(g)
Healthcare Reform Laws	Section 2.17(g)
Hired Employees	Section 7.04(a)
IRCA	Section 2.17(b)
Matthews Employment Agreement	Section 1.07

Exhibit A - Page vii

NDA and IP Rights Agreement	Section 1.08
Outside Closing Date	Section 9.01(b)
Parent	Preamble
Parent Stockholders	Section 7.11
Preferred Stock	Section 1.05(c)
Required Stockholder Approval and Required Stockholder Approvals	Section 7.11
Party	Preamble
Permits	Section 2.07
PPACA	Section 2.17(g)
Privacy Agreements	Section 2.16(g)
Purchased Records	Section 1.02(i)
Purchaser	Preamble
Purchaser Parties	Section 10.01(a)(i)
Seller	Preamble
Seller Creditors	Section 1.05(b)
Seller Debt	Section 1.05(b)
Seller Parties	Section 10.01(a)(i)
Series A Stock	Section 1.05(c)
Third-Party Claim	Section 10.02(a)
Transaction Documents	Section 2.01
Transactions	Section 2.01
Transfer Taxes	Section 7.03(b)
Transferred Seller Benefit Plan	Section 7.04(d)
Warranty	Section 2.22
Weisbeck Employment Agreement	Section 1.07

Exhibit A - Page viii

Exhibit B

Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock

(Attached)

Certificate of Designations of Preferences and Rights of

Series A Convertible Preferred Stock

OF

GES Acquisition Corp.

a Delaware corporation

Pursuant to Section 151 of the General Corporation Law of the State of Delaware, the undersigned Chief Executive Officer of GES Acquisition Corp. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby file this Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock (this “Certificate of Designations”) and DOES HEREBY CERTIFY that pursuant to the authority contained in the Corporation’s Certificate of Incorporation, and pursuant to Section 151 of the General Corporation Law of the State of Delaware and in accordance with the provisions of the resolution creating a series of the class of the Corporation’s authorized Preferred Stock designated as Series A Convertible Preferred Stock, as follows:

FIRST: The Certificate of Incorporation of the Corporation authorizes the issuance by the Corporation of 20,000,000 shares of common stock, $0.00001 par value per share (the “Common Stock”) and 6,000,000 shares of preferred stock, par value $0.00001 per share (the “Preferred Stock”), and, further, authorizes the Board of Directors of the Corporation, to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the Delaware General Corporation law.

SECOND: By unanimous written consent of the Board of Directors of the Corporation dated [____], 2025, the Board of Directors designated 6,000,000 shares of the Preferred Stock as Series A Convertible Preferred Stock, par value $0.00001 per share (the “Series A Stock”), pursuant to a resolution providing that a series of preferred stock of the Corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

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SERIES A CONVERTIBLE PREFERRED STOCK

Section 1. Powers and Rights of Series A Convertible Preferred Stock. There is hereby designated a class of Preferred Stock of the Corporation as the Series A Convertible Preferred Stock, par value $0.00001 per share of the Corporation (the “Series A Stock”). The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, if any, of the Series A Stock shall be as set forth in this Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock (this “Certificate of Designations”). For purposes herein, a holder of share(s) of Series A Stock shall be referred to as a “Series A Holder.”

Section 2. Number and State Value. The number of authorized shares of the Series A Stock is 6,000,000 shares. Each Share of Series A Stock shall have a stated value of $0.9375 (the “Stated Value”).

Section 3. Interest, Liquidation Preference, Other Dividends.

(a) Each share of Series A Stock shall accrue an annual rate of return on the Stated Value at the initial rate of 10% per year, simple interest (the “Preferred Return”) with the Preferred Return for any fractional year being appropriately pro-rated. The Preferred Return shall accrue on each share of Series A Stock from the date of its issuance, but shall only be payable or otherwise settled as set forth herein.

(b) For purposes herein:

(i)	“Liquidation Event” means (i) any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or (ii) any merger or consolidation of the Corporation in which the stockholders of the Corporation immediately prior to the closing of such transaction do not continue to hold, immediately following the closing of such transaction, at least a majority by voting power of the outstanding shares of the resulting, surviving or acquiring corporation; or (iii) any sale, lease, transfer, exclusive license or other disposition of all or substantially all of the assets of the Corporation.

(ii)	“Requisite Holders” means Series A Holders holding 50% or more of the issued and outstanding shares of Series A Stock at the applicable time.

(c) Unless otherwise elected by the Requisite Holders prior to the applicable Liquidation Event, upon any Liquidation Event each issued and outstanding share of Series A Stock will be entitled to be paid out of the assets the Corporation has legally available for distribution to its stockholders, subject to the preferential rights of the holders of any class or series of capital stock of the Corporation it may issue ranking senior to the Series A Stock with respect to the distribution of assets upon such Liquidation Event, a liquidation preference equal to the Stated Value plus the then-accrued and unpaid Preferred Return, before any distribution of assets is made to holders of shares of common stock, par value $0.00001 per share, of the Corporation (the “Common Stock”) or any other class or series of capital stock of the Corporation that it may issue that ranks junior to the Series A Stock as to liquidation rights (the “Series A Liquidation Preference”). All such payments of the Series A Liquidation Preference shall be apportioned pro rata between all of the shares of Series A Stock issued and outstanding as of the record date for such payment or other distribution based on the relative Series A Liquidation Preference applicable to each share of Series A Stock as of such date.

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(d) If, upon such Liquidation Event and after the payment of preferential amounts required to be paid to holders of any series of Preferred Stock having a ranking upon liquidation senior to the Series A Stock, the assets of the Corporation available for distribution to the stockholders of the Corporation are insufficient to provide for both the payment of the full Series A Liquidation Preference and the preferential amounts (if any) required to be paid to holders of any other series of Preferred Stock having a ranking upon liquidation pari passu with the Series A Stock, such assets as are so available shall be distributed among the Series A Holders (with respect to their Series A Stock) and the holders of any other series of Preferred Stock having a ranking upon liquidation pari passu with the Series A Stock in proportion to the relative aggregate preferential amount each such holder is otherwise entitled to receive.

(e) After payment of the full amount of the Series A Liquidation Preference, the Series A Stock will participate in any additional payments made on the Common Stock on an as- converted-to-Common-Stock basis, but without such conversion being required.

(f) No dividends or distributions on shares of Series A Stock shall be authorized by the Board of Directors of the Corporation (“Board”), or paid or set apart for payment by the Corporation at any time when the terms and provisions of any agreement of the Corporation, including any agreement relating to any indebtedness of the Corporation prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law or rules of any securities exchange or trading market on which the securities of the Corporation are listed or traded.

Section 4. Conversion.

(a) Definitions. For purposes herein:

(i)	“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with, the specified Person.

(ii)	“Automatic Conversion” means any IPO Automatic Conversion (as defined below) or any Elective Automatic Conversion (as defined below).

(iii)	“Business Day” means any day on which commercial banks are generally open for business in the State of Delaware.

(iv)	“Common Stock Equivalent” means any securities of the Corporation which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(v)	“Control” means the possession, directly or indirectly, of the power to vote 10% or more of the securities or other equity interests of a Person having ordinary voting power, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, by contractor otherwise, or being a director, officer, executor, trustee or fiduciary (or their equivalents) of a Person or a Person that controls such Person.

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(vi)	“Conversion Shares” means the shares of Common Stock, or any shares of capital stock or other securities of the Corporation into which such Common Stock shall hereafter be changed or reclassified as set forth below, issuable on any conversion of the Series A Stock, whether in an Optional Conversion or an Automatic Conversion, as applicable, subject to modification as set forth herein.

(vii)	“Conversion Rate” means 1-for-1, with one share of Common Stock being issued for each share of Series A Stock, subject to adjustment as set forth in Section 4(e)(i) and Section 4(e)(ii).

(viii)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations thereunder.

(ix)	“Initial Public Offering” means the Corporation’s first firm commitment underwritten initial public offering of Common Stock pursuant to a registration statement filed pursuant to the Securities Act.

(x)	“Person” means a natural person, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

(xi)	“Securities Act” means the Securities Act of 1933, as amended, together with the rules and regulations thereunder.

(b) Optional Conversion at the Election of a Series A Holder.

(i)	A Series A Holder shall have the right from time to time, and at any time following the date of the issuance of the applicable shares of Series A Stock and prior to the consummation of any Automatic Conversion hereunder, to convert (each, an “Optional Conversion”) all or any part of the outstanding Series A Stock held by such Series A Holder into fully paid and non-assessable Conversion Shares at the then-applicable Conversion Rate.

(ii)	A Series A Holder shall elect an Optional Conversion by delivering to the Corporation a notice of conversion in the form as attached hereto as Exhibit A (the “Notice of Conversion”). Together with the Notice of Conversion, the Series A Holder shall surrender any certificate or certificates for the Series A Stock being converted, duly endorsed. The calculation of the number of Conversion Shares to be issued pursuant to any Optional Redemption shall be determined in good faith by the Corporation. The Corporation shall, within five Business Days of receipt of a Notice of Conversion, issue and deliver to the applicable Series A Holder, a certificate or certificates for the number of Conversion Shares to which such Series A Holder shall be entitled as aforesaid or record the applicable Series A Holder as the holder of the applicable Conversion Shares in the books and records of the Corporation, at the election of the Corporation. An Optional Conversion shall be deemed to have been effected on the date the Notice of Conversion is submitted to the Corporation if delivered by facsimile, e-mail or other reasonable means of communication dispatched prior to 6:00 p.m., Eastern time, and provided that if the Notice of Conversion is not delivered by such time then the conversion date shall be the next Business Day and the Notice of Conversion shall be deemed automatically updated accordingly.

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(iii)	Notwithstanding the foregoing, the Corporation shall not effect any Optional Conversion, and a Series A Holder shall not have the right to effect any Optional Conversion, to the extent that after giving effect to such Optional Conversion as set forth on the applicable Notice of Conversion (as defined below), the Series A Holder (together with the Series A Holder’s Affiliates, and any other Persons acting as a group together with the Series A Holder or any of the Series A Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Series A Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon an Optional Conversion of such Series A Holder’s Series A Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon exercise or conversion of the unexercised or nonconverted portion of any other securities of the Corporation (including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Series A Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 4(b)(iii), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, it being acknowledged by the Series A Holder that the Corporation is not representing to the Series A Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Series A Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 4(b)(iii) applies, the determination of whether the Series A Stock is subject to an Optional Conversion (in relation to other securities owned by the Series A Holder together with any Affiliates and Attribution Parties) and of which portion of the Series A Stock held by such Series A Holder is convertible shall be in the sole discretion of the Series A Holder, and the submission of a Notice of Conversion shall be deemed to be the Series A Holder’s determination of whether the Series A Stock held by such Series A Holder is convertible (in relation to other securities owned by the Series A Holder together with any Affiliates and Attribution Parties, in each case subject to the Beneficial Ownership Limitation, and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(b)(iii), in determining the number of outstanding shares of Common Stock, a Series A Holder may rely on any certification by an officer of the Corporation, which shall be provided upon request of a Series A Holder. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation by the Series A Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon an Optional Conversion, provided, further, however, that the Beneficial Ownership Limitation may be waived or increased by a Series A Holder, at the election of the Series A Holder, on not less than 61 days’ prior notice to the Corporation, and the Beneficial Ownership Limitation shall continue to apply until such 61st day (or such later date, as determined by the applicable Series A Holder, as may be specified in such notice of waiver). The provisions of this Section 4(b)(iii) shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(b)(iii) to correct this Section 4(b)(iii) (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this Section 4(b)(iii) shall apply to a successor holder of shares of Series A Stock.

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(c) Automatic Conversion at Initial Public Offering. Upon the consummation of the Initial Public Offering, all of the Series A Stock then issued and outstanding shall, automatically and without any action of any Series A Holder, shall be automatically converted into a number of fully paid and non-assessable Conversion Shares (the “IPO Automatic Conversion”), at the then-applicable Conversion Rate.

(d) Automatic Conversion at Election of Requisite Holders. Upon the written election of the Requisite Holders, made and delivered to the Corporation, all of the Series A Stock then issued and outstanding shall, automatically and without any further action of any Series A Holder, shall be automatically converted into a number of fully paid and non-assessable Conversion Shares (the “Elective Automatic Conversion”), at the then-applicable Conversion Rate.

(e) Adjustments and Additional Provisions.

(i)	If, at any time when the Series A Stock is outstanding and prior to conversion of all of the Series A Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Corporation shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Corporation or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Corporation other than in connection with a plan of complete liquidation of the Corporation, then each Series A Holder shall thereafter have the right to receive upon conversion of the Series A Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which such Series A Holder would have been entitled to receive in such transaction had the Series A Stock been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Series A Holders to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Rate) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Corporation shall not affect any transaction described in this Section 4(e)(i) unless the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the rights, preferences afforded to the Series A Holders hereunder and obligations set forth herein. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

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(ii)	If, at any time following the filing of this Certificate of Designations with the Secretary of State of the State of Delaware, and prior to the consummation of any Optional Conversion or Automatic Conversion, as applicable, the Corporation subdivides or combines (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) the outstanding shares of Common Stock into a greater or a lesser number of shares, or subdivides or combines (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) the outstanding shares of Series A Stock into a greater or a lesser number of shares, the Conversion Rate in effect immediately prior to such subdivision of Combination will be proportionately adjusted. By way of example and not limitation, in the event of a two-for-one forward split of the Common Stock, whereby each share of Common Stock is converted into two shares of Common Stock, the Conversion Rate will be adjusted to be 2-for-1, with two shares of Common Stock being issued for each share of Series A Stock upon any future Optional Conversion or Automatic Conversion, as applicable; and in the event of a one-for-two reverse split of the Common Stock, whereby each two shares of Common Stock are combined into one shares of Common Stock, the Conversion Rate will be adjusted to be 1-for-2, with one share of Common Stock being issued for each two shares of Series A Stock upon any future Optional Conversion or Automatic Conversion, as applicable. Any adjustment pursuant to this Section 4(e)(ii) shall become effective immediately after the effective date of such subdivision or combination, and shall be completed each time at the occurrence of an event as set forth in this Section 4(e)(ii).

(iii)	No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series A Stock. As to any fraction of a share of Common Stock which the Series A Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board, or round up to the next whole share of Common Stock.

(iv)	The issuance of Conversion Shares on conversion of Series A Stock shall be made without charge to any Series A Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Series A Holders of such shares of Series A Stock and the Corporation shall not be required to issue or deliver such Series A Conversion Shares unless or until the Person (as defined below) or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

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(v)	Any shares of Series A Stock which are or converted pursuant to this Section 4 shall no longer be issued and outstanding and shall be returned to the status of authorized and unissued shares of Series A Stock.

(f) Principal Market Regulation. The Corporation shall not issue any shares of Common Stock upon conversion of any Series A Stock or otherwise pursuant to the terms of this Certificate of Designations if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Corporation may issue upon conversion of the Series A Stock or otherwise pursuant to the terms of this Certificate of Designations without breaching the Corporation’s obligations under the rules or regulations of the NASDAQ Stock Market, LLC, the New York Stock Exchange or any other securities exchange on which the Common Stock is then listed for trading (the “Principal Market”) (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap”), except that such limitation shall not apply in the event that the Corporation (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount (the “Shareholder Approval”) or (B) obtains a written opinion from outside counsel to the Holder or the Corporation that such approval is not required. Until such approval or such written opinion is obtained, no Series A Holder shall be issued in the aggregate, upon conversion of any Series A Stock or otherwise pursuant to the terms of this Certificate of Designations, shares of Common Stock in an amount greater than the Exchange Cap. In the event that any Series A Holder shall sell or otherwise transfer any of such Series A Holder’s Series A Stock, the transferee shall be allocated a pro rata portion of such Series A Holder’s Exchange Cap allocation with respect to such portion of such Series A Stock so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap so allocated to such transferee.

Section 5. Elective Redemption.

(a) Subject to the terms and conditions herein, unless otherwise prohibited by applicable law, at any time commencing 7 years after the date of filing of this Certificate of Designations with the Secretary of State of the State of Delaware, upon the written election of the Requisite Holders, made and delivered to the Corporation, all of the Series A Stock then issued and outstanding shall be redeemed by the Corporation at a redemption price per applicable share of Series A Stock equal to the then applicable Series A Liquidation Preference (an “Elective Redemption”).

(b) The Requisite Holders shall provide notice of the Elective Redemption determination to the Corporation, and the Corporation shall thereafter notify all Series A Holders of such election and each Series A Holder shall have the right to elect not to participate in the Elective Redemption by so notifying the Corporation within 10 Business Days of receipt of the notice from the Corporation.

(c) On the 15th Business Day following the receipt of the notice of the Elective Redemption determination from the Requisite Holders, the Elective Redemption shall be completed with respect to all Series A Holders who have not elected not to participate in the Elective Redemption pursuant to the provisions of Section 5(b), and at such time the Corporation shall deliver to the applicable Series A Holder(s) valid funds in the amount of the total redemption price as calculated in good faith by the Corporation.

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(d) Each Series A Holder agrees to execute and deliver to the Corporation such instruments and documents, and to take such actions, as reasonably required to consummate an Elective Redemption.

Section 6. Series A Directors.

(a) Subject to the terms and conditions herein, for as long as any shares of Series A Stock are issued and outstanding, the Series A Holders shall be entitled to designate, from time to time, voting separately as a single class, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of the Series A Holders and with each share of Series A Stock having one vote on such matter, [______________] directors to serve on the Board of Directors (the “Board”) of the Corporation (each, a “Series A Director”). Any Series A Director may be designated, removed or replaced, at any time and from time to time, for any reason or no reason, solely by a majority vote of the Series A Holders as set forth above. In the event of any vacancy on the Board as a result of the death, disability, resignation or removal of any Series A Director, then the Series A Holders shall be entitled to designate a replacement Series A Director.

(b) Without first obtaining the affirmative vote or written consent of the Series A Holders, voting separately as a single class, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of the Series A Holders and with the share of Series A Stock having one vote on such matter, none of the Corporation, the Board or the stockholders of the Corporation shall take any action to increase the size of Board to a number in excess of [_______] persons, or to decrease the size of the Board to a number below [_______]persons, and any such action taken without such prior consent shall be void ab initio and of no force or effect.

(c) For as long as any Series A Director is serving on the Board, the Corporation shall not, without the consent of at least one Series A Director:

(i)	make any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Corporation;

(ii)	make any loan or advance to any person, including, any employee or director, except advances and similar expenditures in the ordinary course of business;

(iii)	guarantee any indebtedness except for trade accounts of the Corporation or any subsidiary arising in the ordinary course of business;

(iv)	make any investment inconsistent with any investment policy approved by the Board;

(v)	incur any aggregate indebtedness that is not already included in a Board-approved budget, other than trade credit incurred in the ordinary course of business;

(vi)	hire, fire, or change the compensation of the executive officers, including approving any option grants;

(vii)	change the principal business of the Corporation, enter into new lines of business, or exit the current line of business;

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(viii)	sell, assign, license, pledge or encumber material technology or intellectual property, other than licenses granted in the ordinary course of business; or

(ix)	enter into any corporate strategic relationship involving the payment contribution or assignment by the Corporation or to the Corporation of assets greater than [$ .________]

(d) For as long as any Series A Director is serving on the Board, the Corporation shall cause each committee of the Board, including without limitation, any nominating committee and any audit committee, to include at least one Series A Director, in each case unless such Series A Director serving on such committee would result in a breach of any applicable law or any rule or regulation of the SEC or any Principal Market.

(e) Notwithstanding anything to the contrary herein, the Series A Holders shall not have the right to nominate or name any person as a Series A Director if such person:

(i)	Has been convicted, within ten years before the date of such nomination or designation, of any felony or misdemeanor (a) in connection with the purchase or sale of any security; (b) involving the making of any false filing with the Securities and Exchange Commission (the “SEC”); or (c) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(ii)	Is subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the date of such nomination or designation, that restrains or enjoins such person from engaging or continuing to engage in any conduct or practice (a) in connection with the purchase or sale of any security; (b) involving the making of any false filing with the SEC; or (c) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(iii)	Is subject to a final order of (a) a state securities commission, or like agency or officer of a state; (b) a state authority that supervises or examines banks, savings associations, or credit unions; (c) a state insurance commission, or like agency or officer of a state; (d) an appropriate federal banking agency; (e) the U.S. Commodity Futures Trading Commission; or (f) the National Credit Union Administration that: (i) bars such person from association with an entity regulated by such commission, authority, agency, or officer; engaging in the business of securities, insurance or banking; or engaging in savings association or credit union activities; or (ii) constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before the date hereof;

(iv)	Is subject to an order of the SEC entered pursuant to section 15(b) or 15B(c) of the Exchange Act or section 203(e) or (f) of the Investment Advisers Act of 1940 that, as of the date of such nomination or designation (a) suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment adviser; (b) places limitations on such person’s activities, functions or operations; or (c) bars such person from being associated with any entity or from participating in the offering of any penny stock;

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(v)	Is subject to any order of the SEC entered within five years before the date of such nomination or designation that orders such person to cease and desist from committing or causing a violation or future violation of (a) any scienter-based anti- fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933, section 10(b) of the Exchange Act, 17 CFR 240.10b-5, section 15(c)(1) of the Exchange Act, section 206(1) of the Investment Advisers Act of 1940, or any other rule or regulation thereunder; or (b) section 5 of the Securities Act;

(vi)	Is suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(vii)	Has filed, as a registrant or issuer, or has been or been named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within five years before the date of such nomination or designation, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or was the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued;

(viii)	Is subject to a United States Postal Service false representation order entered within five years before the date of such nomination or designation, or is subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations; or

(ix)	Has filed any claim or cause of action against the Corporation, any of its subsidiaries, or any of the Corporation’s executives, in the last five (5) years.

Section 7. Vote and Approval Rights.

(a) Other than as required by applicable law or as set forth in Section 7(b) or Section 7(c), the Series A Stock vote with the Common Stock as one class and on an as-converted-to- Common Stock basis, but without such conversion being required, on any matter submitted to the holders of the Common Stock as a vote.

(b) The Series A Stock shall not have any right or power to vote on any matter submitted solely to the holders of other classes or series of Preferred Stock for a vote.

(c) For as long as there are more than 1,500,000 shares of Series A Stock issued and outstanding, without the prior written consent of Series A Holders holding a majority of the Series A Stock then issued and outstanding, in which vote each share of Series A Stock then issued and outstanding shall have one vote, voting separately as a single class, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of such Series A Holders, the Corporation may not, and shall not, undertake any of the following actions, and any such actions or transaction entered into without such vote or consent shall be null and void ab initio, and of no force or effect:

(i)	liquidate, dissolve or wind-up the affairs of the Corporation;

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(ii)	effect any Liquidation Event;

(iii)	amend, alter, or repeal any provision of the Certificate of Incorporation of the Corporation or the bylaws of the Corporation in a manner adverse to the Series A Stock, or amend this Certificate of Designations;

(iv)	create or authorize the creation of or issue any other security convertible into or exercisable for any equity security unless the same ranks junior to the Series A Stock with respect to its rights, preferences and privileges;

(v)	increase the authorized number of shares of Series A Stock;

(vi)	sell, issue, sponsor, create or distribute any digital tokens, cryptocurrency or other blockchain-based assets without approval of the Board, including all of the Series A Directors;

(vii)	purchase or redeem or pay any dividend on any capital stock prior to the Series A Stock, other than stock repurchased at cost from former employees and consultants in connection with the cessation of their service, or as otherwise approved by the Board, including the approval of at least one Series A Director; or

(viii)	adopt, amend, terminate or repeal any equity (or equity-linked) compensation plan or amend or waive any of the terms of any option or other grant pursuant to any such plan;

(ix)	create or authorize the creation of any debt security other than equipment leases, bank lines of credit or trade payables incurred in the ordinary course unless such debt security has received the prior approval of the Board, including the approval of at least one Series A Director, such approval not to be unreasonably withheld;

(x)	create or hold capital stock in any subsidiary that is not wholly owned, or dispose of any subsidiary stock or all or substantially all of any subsidiary assets; or

(xi)	increase or decrease the authorized number of directors constituting the Board of Directors.

Section 8. Participation.

(a) The Series A Stock shall participate in any dividends, distributions or payments to or on the Common Stock on an as-converted-to-Common-Stock basis, but without such conversion being required.

(b) The Series A Stock shall not participate in any dividends, distributions or payments to or on any other classes or series of Preferred Stock of the Corporation (other than as may be made on an as-converted-to-Common-Stock basis for such other classes or series of Preferred Stock of the Corporation).

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Section 9. Transfers. The shares of Series A Stock and any Conversion Shares may not be sold or transferred unless: (i) such shares are sold pursuant to an effective registration statement under the Securities Act; or (ii) the Corporation or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration (such as Rule 144 or a successor rule) (“Rule 144”); or (iii) such shares are transferred to an “affiliate” (as defined in Rule 144) of the applicable Series A Holder who agrees to sell or otherwise transfer the shares only in accordance with this section and who is an accredited investor (as defined in Rule 501 under Regulation D promulgated pursuant to the Securities Act) or (v) such shares are sold to a non-U.S. person pursuant to Regulation S under the Securities Act. Any restrictive legend on certificates representing the shares of Series A Stock or the shares of Common Stock issuable upon conversion of the Series A Stock shall be removed and the Corporation shall issue to the applicable Series A Holder a new certificate therefore free of any transfer legend if the Corporation or its transfer agent shall have received an opinion of counsel from applicable Series A Holder’s counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that (i) a public sale or transfer of such shares of Series A Stock or Common Stock may be made without registration under the Securities Act, which opinion shall be accepted by the Corporation so that the sale or transfer is effected; or (ii) in the case of the Common Stock issuable upon conversion of the Series A Stock such security is registered for sale by the applicable Series A Holder under an effective registration statement filed under the Securities Act; or otherwise may be sold pursuant to an exemption from registration.

Section 10. Miscellaneous.

(a) Legend. Any certificates representing the Series A Stock shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE SET FORTH HEREIN.

(b) Certificates. The shares of Series A Stock shall not be required to be certificated, and shall only be certificated if decided by the Corporation in its sole discretion. If any certificate for the Series A Stock held by the Series A Holder thereof shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the share of Series A Stock so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Corporation.

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(c) No Registration Rights. The Series A Holders shall not have the right to require the Corporation to register any shares of Series A Stock for sale pursuant to the securities laws of the United States.

(d) Interpretation. If a Series A Holder shall commence an action or proceeding to enforce any provisions of this Certificate of Designations, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(e) Waiver. Any waiver by the Corporation or the Series A Holder of a breach of any provision of this Certificate of Designations shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designations. The failure of the Corporation or the Series A Holder to insist upon strict adherence to any term of this Certificate of Designations on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designations. Any waiver must be in writing.

(f) Severability. If any provision of this Certificate of Designations is invalid, illegal or unenforceable, the balance of this Certificate of Designations shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

IN WITNESS WHEREOF, GES Acquisition Corp. has caused this Certificate of Designations to be signed by a duly authorized officer on this [_____] day of [_________], 2025.

GES Acquisition Corp.

Name:
Title:	Chief Executive Officer

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EXHIBIT A

GES Acquisition Corp.

CONVERSION NOTICE

Reference is made to the Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock of GES Acquisition Corp. (the “Corporation”) dated as of [___], 2025, designating the rights and preferences of the Series A Convertible Preferred Stock of the Corporation (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock,

$0.00001 par value per share (the “Series A Stock”), of the Corporation indicated below into shares of common stock, $0.00001 par value per share (the “Common Stock”), of the Corporation, as of the date specified below.

Date of Conversion: _________________________________________________________________________

Number of shares of Series A Stock to be converted: ________________________________________________

Tax ID Number (If applicable): _________________________________________________________________

Please issue the shares of Common Stock into which the Series A Stock are being converted in the following name and to the following address:

Issue to:

Address:

Telephone Number:

Facsimile Number:

Holder Name:

By:
(signature)

Title:

Dated:

Account Number (if electronic book entry transfer): _________________________________________________

Transaction Code Number (if electronic book entry transfer): __________________________________________

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Exhibit C

Credit Agreement

(Attached)

Credit Facility Agreement

By and Among

GES Acquisition Corp.

as Borrower

and

EASTERLY CV VI LLC

as Lender

Exhibit A	Convertible Promissory Note
Exhibit B	Form of Draw Request

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Credit Facility Agreement

Dated as of [___________], 2025

This Credit Facility Agreement (as amended, restated, modified or supplemented from time to time, this “Agreement”), dated as of the date first set forth above (the “Effective Date”), is executed by and among (i) GES Acquisition Corp., a Delaware corporation, as borrower (the “Borrower”); and (ii) Easterly CV VI LLC, a Delaware limited liability company, as lender (the “Lender”). Each of Borrower and Lender may be referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, Borrower has requested that Lender extend a credit facility to Borrower of up to two million, two hundred thousand and No/100 United States Dollars ($2,200,000.00), to provide working capital for the Borrower for general working capital uses, and for such purposes, Lender is willing to make certain loans and extensions of credit available to Borrower of up to such amount and upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the Parties hereby agree as follows:

ARTICLE I. Definitions and Interpretation

Section 1.01 Defined Terms. In addition to the other terms defined herein, for the purposes of this Agreement, the following capitalized words and phrases shall have the meanings set forth below.

(a)	“Affiliate” of a Person means any Person which, directly or indirectly, Controls or is Controlled By or is under common Control with such subject Person.

(b)	“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in the State of Delaware.

(c)	“Control,” “Controlling,” “Controlled By,” or words of similar import means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a Person by contract, voting of securities, or otherwise.

(d)	“Dollars” or “$” means lawful currency of the United States of America.

(e)	“GAAP” means United States generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination; provided, however, that interim financial statements or reports shall be deemed in compliance with GAAP despite the absence of footnotes and fiscal year-end adjustments as required by GAAP.

(f)	“Governmental Authority” means any foreign, federal, state or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

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(g)	“Loan Availability” means at any time, the then applicable Loan Commitment less any Obligations then outstanding.

(h)	“Loan Commitment” means, on the Effective Date, two million, two hundred thousand and No/100 United States Dollars ($2,200,000.00).

(i)	“Loan Documents” means this Agreement, the Note, those documents listed in Section 3.02 and any other documents or instruments executed in connection with this Agreement or the Loans contemplated hereby, including any Draw Requests which have been accepted by the Lender, and all renewals, extensions, future advances, modifications, substitutions, or replacements thereof.

(j)	“Loan” and “Loans” means, respectively, each Funded Draw, and the aggregate of all such Funded Draws, made by Lender to Borrower under and pursuant to this Agreement or any other Loan Documents.

(k)	“Material Adverse Effect” means: (i) a material adverse change in, or a material adverse effect upon, the assets, business, properties, financial condition or results of operations of the Borrower; (ii) a material impairment of the ability of the Borrower to perform any of its Obligations under any of the Loan Documents; or (iii) a material adverse change in, or a material adverse effect upon on: (A) the legality, validity, binding effect or enforceability against the Borrower of any of the Loan Documents; or (C) the rights or remedies of Lender under any Loan Document and, for purposes of determining whether any of the foregoing changes, effects, impairments, or other events have occurred, such determination shall be made by Lender, in its commercially reasonable discretion.

(l)	“Maturity Date” means the earlier of (i) 24 months from the Effective Date; (ii) the date of prepayment of the Note by Borrower (subject to Section 2.03(c)) and the termination of this Agreement as of such date; or (iii) the date of the occurrence of an Event of Default and acceleration of the Note pursuant to this Agreement.

(m)	“Note” means that certain Convertible Promissory Note in the principal amount of the Loan Commitment of even date herewith made by Borrower in favor of Lender, the form of which is attached hereto as Exhibit A, and any renewal, extension, future advance, modification, substitution, or replacement thereof.

(n)	“Obligations” means, whether now existing or hereafter arising, created or incurred: (i) all Loans, advances (whether of principal or otherwise) and other financial accommodations (whether primary, contingent or otherwise) made by Lender to Borrower under any Loan Documents; (ii) all interest accrued thereon (including interest which would be payable as post-petition in connection with any bankruptcy or similar Proceeding, whether or not permitted as a claim thereunder); (iii) any and all fees, charges or other amounts due to Lender under this Agreement or the other Loan Documents; (iv) any and all expenses incurred by Lender under, or in connection with, this Agreement or the other Loan Documents; (v) any and all other liabilities and obligations of the Borrower to Lender under this Agreement and any other Loan Documents; and (vi) the performance by the Borrower of all covenants, agreements and obligations of every nature and kind on the part of the Borrower to be performed under this Agreement and any other Loan Documents.

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(o)	“Person” means any individual, partnership, limited liability company, limited liability partnership, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity.

(p)	“Proceeding” means any demand, claim, suit, action, litigation, investigation, audit, study, arbitration, administrative hearing, or any other proceeding of any nature whatsoever.

(q)	“Securities Act” means the Securities Act of 1933, as amended.

(r)	“UCC” means the Uniform Commercial Code in effect in Delaware from time to time.

Section 1.02 Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP. Calculations and determinations of financial and accounting terms used and not otherwise specifically defined hereunder and the preparation of financial statements to be furnished to Lender pursuant hereto shall be made and prepared, both as to classification of items and as to amount, in accordance with GAAP as used in the preparation of the financial statements of Borrower on the date of this Agreement. If any changes in accounting principles or practices from those used in the preparation of the financial statements are hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions), which results in a material change in the method of accounting in the financial statements required to be furnished to Lender hereunder or in the calculation of financial covenants, standards or terms contained in this Agreement, the Parties agree to enter into good faith negotiations to amend such provisions so as equitably to reflect such changes to the end that the criteria for evaluating the financial condition and performance of Borrower will be the same after such changes as they were before such changes; and if the Parties fail to agree on the amendment of such provisions, Borrower will furnish financial statements in accordance with such changes but shall provide calculations for all financial covenants, perform all financial covenants and otherwise observe all financial standards and terms in accordance with applicable accounting principles and practices in effect immediately prior to such changes. Calculations with respect to financial covenants required to be stated in accordance with applicable accounting principles and practices in effect immediately prior to such changes shall be reviewed and certified by Borrower’s accountants.

Section 1.03 Other Terms Defined in UCC. All other words and phrases used herein and not otherwise specifically defined shall have the respective meanings assigned to such terms in the UCC, as amended from time to time, to the extent the same are used or defined therein.

Section 1.04 Other Definitional Provisions; Construction. Unless the express context otherwise requires (i) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; (iii) the terms “Dollars” and “$” mean United States Dollars; (iv) references herein to a specific Section, Subsection, Recital or Exhibit shall refer, respectively, to Sections, Subsections, Recitals or Exhibits of this Agreement; (v) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (vi) references herein to any gender shall include each other gender; (vii) references herein to any Person shall include such Person’s heirs, executors, personal Representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 1.04 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement; (viii) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity; (ix) references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof; (x) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; (xi) references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and (xii) references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

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ARTICLE II. LOAN FACILITY

Section 2.01 Loan.

(a)	Loan Commitment. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, Lender agrees to make Loans to Borrower from time to time, pursuant to the terms of this Agreement, until, but not including, the Maturity Date, provided, however, that the aggregate principal balance of all Loans outstanding at any time shall not exceed the Loan Availability.

(b)	Purpose. The Loans shall be used by Borrower to provide general working capital for Borrower and such other uses as determined by the Board of Directors of the Company.

(c)	Advances. Subject to the terms and conditions herein, any request for a Loan may be made from time to time and in such amounts as Borrower may choose. Requests for Loans must be made in writing, pursuant to a draw request in the form as attached hereto as Exhibit B (each, a “Draw Request”), delivered to the Lender, by such officer of Borrower authorized by it to request such advances. Until such time as Lender may be notified otherwise, Borrower hereby authorizes its Chief Executive Officer and Chief Financial Officer to request Loans and deliver Draw Requests. For each Draw Request, properly requested and accepted by Lender pursuant to the terms and conditions herein, the Lender shall advance an amount equal to the Loan requested in such Draw Request within five Business Days. Each Draw Request which is funded and provided to the Borrower as set forth herein shall be referred to as a “Funded Draw”. Funded Draws and the associated Loans which have been funded and thereafter repaid or converted as set forth in the Note may not be reborrowed.

(d)	Draw Request Milestones. The Borrower may make a Draw Request following the attainment of the following milestones and dates, and the submission of a Draw Request by the Borrower shall be deemed confirmation by the Borrower that such milestones and dates have been satisfied and met:

(i)	A Draw Request for $450,000 may be made on or following 45 days from the Effective Date, and such funds shall be utilized for business development funds to election programmers to develope U.S. Election Assistance Commission (“EAC”) software and hardware, and including business travel, accounting, and sales, and general administration (“EAC Development”), completion of hires outlined in the Borrower’s business plan, launch of marketing campaign to Labor Union Attorneys and Union Internationals, and launch of Public Company Voting Initiative.

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(ii)	A Draw Request for $450,000 may be made on or following 90 days from the Effective Date, and such funds shall be utilized for EAC Development, completion of hiring two additional salespeople for government election sales.

(iii)	A Draw Request for $450,000 may be made on or following 120 Days from the Effective Date, and such funds shall be utilized for EAC Development and completion of physical configuration audit, system integration testing, configuration audit, and internal security testing as part of EAC application process.

(iv)	A Draw Request for $450,000 may be made on or following 150 days from the Effective Date, and such funds shall be utilized for EAC Development and completion of questions and answers process and security testing with EAC.

(v)	A Draw Request for $400,000 may be made on or following 180 days from the Effective Date, and such funds shall be utilized for completion of EAC.

(e)	Obligation. In the event that the conditions of a borrowing as set forth in Section 2.01(d) and Article III are satisfied, the Lender may not refuse any Draw Request, and shall fund the applicable Draw Request within three (3) Business Days of the date of such Draw Request.

Section 2.02 Note Evidencing Loans. The Loans shall be evidenced by the Note (together with any and all renewal, extension, modification or replacement notes executed by Borrower and delivered to Lender and given in substitution therefor) duly executed by Borrower and payable to the order of Lender. At the time of the initial disbursement of a Loan and at each time an additional Loan shall be requested hereunder or a repayment made in whole or in part thereon, an appropriate notation thereof shall be made on the books and records of Lender. All amounts recorded shall be, absent demonstrable error, conclusive and binding evidence of: (i) the principal amount of the Loans advanced hereunder; (ii) any unpaid interest owing on the Loans; and (iii) all amounts repaid on the Loans. The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise adversely affect the obligations of Borrower under the Note to repay the principal amount of the Loans, together with all other Obligations.

Section 2.03 Loan Interest and Payments.

(a)	Interest. The interest rate payable on the Loans (the “Interest Rate”) shall be calculated on a basis of a 360-day year and charged for the actual number of days elapsed since funding, at a rate of zero point one percent (0.1%) per annum. Except as otherwise set forth herein, all interest and fees shall be calculated on the basis of a year consisting of 360 days and shall be paid for the actual number of days elapsed.

(b)	Repayment.

(i)	No payments of Interest or principal amount as to any Loan shall be due prior to the Maturity Date.

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(ii)	Other than as set forth herein, all of the Obligations shall be due and payable on the Maturity Date.

(iii)	All payments hereunder shall be made to the Lender at such place as the Lender may, from time to time, designate in lawful money of the United States of America. All payments received hereunder shall be applied as follows: first, to any late charge; second, to any costs or expenses incurred by Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; third, to accrued interest; fourth, to principal; and fifth, the balance, if any, to such person entitled thereto; provided, however, upon occurrence of an Event of Default, a Lender may, in its discretion, change the priority of the application of payments as it deems appropriate.

(c)	Optional Prepayments. Borrower may from time to time prepay the Loans or any Obligations, in whole or in part and without penalty. Borrower hereby authorizes its Chief Executive Officer and Chief Financial Officer to make any such prepayments.

Section 2.04 Statement. From time to time, Lender may deliver to Borrower, and at the request of the Borrower the Lender shall deliver to Borrower, an invoice and or an account statement showing all Loans, charges and payments, which shall be deemed final, binding and conclusive upon Borrower, unless Borrower notifies Lender in writing, specifying any error therein, within thirty (30) days of the date that such account statement is sent to Borrower and any such notice shall only constitute an objection to the items specifically identified.

Section 2.05 Interest and Fee Computation; Collection of Funds. Interest accrued hereunder shall be payable as set forth in Section 2.03. Except as otherwise set forth herein, all interest and fees shall be calculated on the basis of a year consisting of 360 days and shall be paid for the actual number of days elapsed. Principal payments submitted in funds not immediately available shall continue to bear interest until collected. If any payment to be made by Borrower hereunder or under the Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment.

ARTICLE III. Conditions of Borrowing

Section 3.01 Conditions Precedent. Notwithstanding any other provision of this Agreement, the obligation of Lender to disburse or make all or any portion of any Loans is subject to satisfaction of all of the following conditions precedent contained in this Article III and delivery to the Lender of the documents set forth in this Article III (unless a condition or such delivery is waived in writing by Lender) contained in this Article III.

Section 3.02 Loan Documents to be Executed by Borrower. Borrower shall have executed or cause to be executed and delivered to Lender all of the following documents, each of which must be reasonably satisfactory to Lender and Lender’s counsel in form, substance and execution:

(a)	Credit Agreement. An original of this Agreement, duly executed by Borrower;

(b)	Note. An original Note, duly executed by Borrower; and

(c)	Additional Documents. Such other agreements, documents, instruments, certificates, financial statements, schedules, resolutions, opinions of counsel, notes and other items which Lender shall require in connection with this Agreement.

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Section 3.03 Event of Default. No Event of Default, or event which, with notice or lapse of time, or both, would constitute an Event of Default, shall have occurred and be continuing.

Section 3.04 Litigation. No pending claim, investigation, litigation or other Proceeding related to the transactions contemplated by this Agreement shall have been instituted against the Borrower or any of their respective officers, shareholders, members, managers, partners, or other principals of the Borrower.

Section 3.05 Representations and Warranties. No representation or warranty of any of the Borrower contained herein or in any Loan Documents shall be untrue or incorrect in any material respect as of the date of any Loans as though made on such date, except to the extent such representation or warranty expressly relates to an earlier date.

ARTICLE IV. Representations and Warranties of the Borrower

To induce Lender to make the Loans, the Borrower makes the following representations and warranties to Lender, each of which shall be true and correct in all material respects as of the date of the execution and delivery of this Agreement and as of the date of each Loan made hereunder, except to the extent such representation or warranty is qualified as to materiality, in which event such representation and warranty shall be true and correct in all respects, except to the extent such representation or warranty expressly relates to an earlier date, which representation and warranty shall be true and correct in all material respects (or true and correct in all respects, as applicable) as of the date of such representation and warranty, and which shall survive the execution and delivery of this Agreement.

Section 4.01 Borrower Organization and Name. Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has the full power and authority and all necessary permits to: (i) enter into and execute this Agreement and the Loan Documents and to perform all of its obligations hereunder and thereunder; and (ii) own and operate its assets and properties and to conduct and carry on its business as and to the extent now conducted. Borrower is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the character of its business or the ownership or use and operation of its assets or properties requires such qualification.

Section 4.02 Authorization; Validity. Borrower has full right, power and authority to enter into this Agreement, to make the borrowings and execute and deliver the Loan Documents as provided herein and to perform all of its duties and obligations under this Agreement and the Loan Documents and no other action or consent on the part of the Borrower, its board of directors, stockholders or any other Person is necessary or required by the Borrower to execute this Agreement and the Loan Documents, consummate the transactions contemplated herein and therein, and perform all of its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Loan Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of the Borrower’s articles of incorporation or bylaws. All necessary and appropriate action has been taken on the part of the Borrower to authorize the execution and delivery of this Agreement and the Loan Documents and the issuance of the Note. This Agreement and the Loan Documents are valid and binding agreements and contracts of the Borrower, enforceable against the Borrower in accordance with their respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors’ rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies.

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Section 4.03 No Conflicts; Consents and Approvals. The execution, delivery and performance of this Agreement and the Loan Documents, and the consummation of the transactions contemplated hereby and thereby, including the issuance of the Note, will not: (i) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflict with, or give to any other Person any rights of termination, amendment, acceleration or cancellation of, any provision of any contract or agreement to which the Borrower is a party or by which any of its assets or properties may be bound; (ii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflict with, any order, writ, injunction, decree, or any other judgment of any nature whatsoever; or (iii) constitute a violation of, or conflict with, any law, rule, ordinance or other regulation (including foreign and United States federal and state securities laws). The Borrower is not in violation of its articles of incorporation or bylaws. No business of the Borrower is being conducted, and shall not be conducted, in material violation of any law, rule, ordinance or other regulation. Except as specifically contemplated by this Agreement, the Borrower is not required to obtain any consent or approval of, from, or with any Governmental Authority, or any other Person, in order for it to execute, deliver or perform any of its obligations under this Agreement or the Loan Documents in accordance with the terms hereof or thereof. All consents and approvals which the Borrower is required to obtain pursuant to the immediately preceding sentence have been obtained or effected on or prior to the Effective Date.

Section 4.04 Compliance With Laws. The nature and transaction of the Borrower’s business and operations and the use of its properties and assets, including any real estate owned, leased, or occupied by the Borrower, do not and during the term of the Loans shall not, violate or conflict with any applicable law, statute, ordinance, rule, regulation or order of any kind or nature, including the provisions of any zoning, land use, building, noise abatement, occupational health and safety or other laws, any permit or any condition, grant, easement, covenant, condition or restriction, whether recorded or not, except to the extent such violation or conflict would not result in a Material Adverse Effect.

Section 4.05 Litigation and Taxes. There is no Proceeding pending, or to the best knowledge of the Borrower, threatened, against the Borrower or its officers, managers, members, shareholders or other principals, or against or affecting any of its assets. The Borrower has duly filed all applicable income or other tax returns and have paid all income or other taxes when due. There is no Proceeding, controversy or objection pending or threatened in respect of any tax returns of the Borrower.

Section 4.06 Event of Default. No Event of Default has occurred and is continuing, and no event has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such an Event of Default under this Agreement or any of the other Loan Documents, and the Borrower is not in default (without regard to grace or cure periods) under any contract or agreement to which it is a party or by which any of their respective assets are bound.

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Section 4.07 Adverse Circumstances. No condition, circumstance, event, agreement, document, instrument, restriction, litigation or Proceeding (or threatened litigation or Proceeding or basis therefor) exists which: (i) could adversely affect the ability of the Borrower to perform its obligations under the Loan Documents; (ii) would constitute a default under any of the Loan Documents; (iii) would constitute such a default with the giving of notice or lapse of time or both; or (iv) would constitute or give rise to a Material Adverse Effect.

Section 4.08 Title to Assets. The Borrower has good and marketable title to, or a valid leasehold interest in, all of its assets and properties which are material to its business and operations as presently conducted. Except as would not have a Material Adverse Effect, the assets and properties of the Borrower are in good operating condition and repair, ordinary wear and tear excepted, and are free of any latent or patent defects which might impair their usefulness, and are suitable for the purposes for which they are currently used and for the purposes for which they are proposed to be used.

Section 4.09 Compliance with Regulation U. No portion of the proceeds of the Loans shall be used by Borrower, or any Affiliates of Borrower, either directly or indirectly, for the purpose of purchasing or carrying any margin stock, within the meaning of Regulation U as adopted by the Board of Governors of the Federal Reserve System.

Section 4.10 Illegal Payments. None of the Borrower, nor any director, officer, agent, employee or other Person acting on behalf of the Borrower has, in the course of his actions for, or on behalf of, the Borrower: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

Section 4.11 Brokerage Fees. There is no Person acting on behalf of the Borrower who is entitled to or has any claim for any brokerage or finder’s fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

Section 4.12 Acknowledgment Regarding Lender’s Loans. The Borrower acknowledges and agrees that Lender is acting solely in the capacity of an arm’s length lender with respect to this Agreement and the transactions contemplated hereby. The Borrower further acknowledges that Lender is not acting as a financial advisor or fiduciary of the Borrower (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by Lender or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the making of the Loans hereunder by Lender. The Borrower further represents to Lender that the Borrower’s decision to enter into this Agreement has been based solely on the independent evaluation by the Borrower and their representatives.

Section 4.13 No General Solicitation. Neither the Borrower, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or issuance of the Note.

Section 4.14 No Integrated Offering. Neither the Borrower, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Note under the Securities Act or any similar laws of any foreign jurisdiction, or cause this offering of such securities to be integrated with prior offerings by the Borrower for purposes of the Securities Act or any similar laws of any foreign jurisdiction.

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Section 4.15 Reliance; Survival. Notwithstanding any investigation made by Lender or any of its agents or representatives, or any rights to conduct such investigations, and notwithstanding any knowledge of facts determined or determinable by Lender as a result of such investigation or right of investigation, the Lender has the unqualified right to rely upon the representations and warranties made by the Borrower in this Agreement or in any other Loan Documents. All representations and warranties of the Borrower made in this Agreement or pursuant hereto, or in any other Loan Documents, shall survive the Effective Date, the consummation of any Loans made hereunder, and any investigation, and shall be deemed and construed as continuing representations and warranties.

ARTICLE V. Representations and Warranties of the Lender

Lender makes the following representations and warranties to the Borrower, each of which shall be true and correct in all material respects as of the date of the execution and delivery of this Agreement and as of the date of each Loan made hereunder, except to the extent such representation expressly relates to an earlier date, and which shall survive the execution and delivery of this Agreement:

Section 5.01 Lender Status. Lender is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the full power and authority and all necessary permits to: (i) enter into and execute this Agreement and the Loan Documents and to perform all of its obligations hereunder and thereunder; and (ii) own and operate its assets and properties and to conduct and carry on its business as and to the extent now conducted. Lender is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the character of its business or the ownership or use and operation of its assets or properties requires such qualification.

Section 5.02 Authorization; Validity. Lender has full right, power and authority to enter into this Agreement, to make the Loans and to execute and deliver the Loan Documents as provided herein and to perform all of its duties and obligations under this Agreement and the Loan Documents and no other action or consent on the part of the Lender or any other Person is necessary or required by the Lender to execute this Agreement and the Loan Documents, consummate the transactions contemplated herein and therein, and perform all of its obligations hereunder and thereunder. All necessary and appropriate action has been taken on the part of the Lender to authorize the execution and delivery of this Agreement and the Loan Documents. This Agreement and the Loan Documents are valid and binding agreements and contracts of the Lender, enforceable against the Lender in accordance with their respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors’ rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies. The Lender does not know of any reason why the Lender cannot perform any of its obligations under this Agreement, the Loan Documents or any related agreements.

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Section 5.03 No Conflicts; Consents and Approvals. The execution, delivery and performance of this Agreement and the Loan Documents, and the consummation of the transactions contemplated hereby and thereby, including the issuance of the Note, will not constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflict with, any order, writ, injunction, decree, or any other judgment of any nature whatsoever; or constitute a violation of, or conflict with, any law, rule, ordinance or other regulation (including foreign and United States federal and state securities laws. Except as specifically contemplated by this Agreement, the Lender is not required to obtain any consent or approval of, from, or with any Governmental Authority, or any other Person, in order for it to execute, deliver or perform any of its obligations under this Agreement or the Loan Documents in accordance with the terms hereof or thereof. All consents and approvals which Lender is required to obtain pursuant to the immediately preceding sentence have been obtained or effected on or prior to the Effective Date.

Section 5.04 Investment Representations.

(a)	The Partis acknowledge and agree that the Note is convertible into shares of Series A Convertible Preferred Stock, par value $0.00001 per share, of the Borrower (the “Series A Stock”) as set forth in the Note. Lender is acquiring the Note and any shares of Series A Stock issuable on conversion of the Note (collectively, the “Borrower Securities”) for its own account, for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act.

(b)	Lender understands and agrees that the consummation of this Agreement including the delivery of the Borrower Securities as contemplated hereby constitute the offer and sale of securities under the Securities Act and applicable state statutes and that the Borrower Securities are being acquired for Lender’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

(c)	Lender is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

(d)	Lender understands that the Borrower Securities are being offered and sold to Lender in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that the Borrower is relying upon the truth and accuracy of, and Lender’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Lender set forth herein in order to determine the availability of such exemptions and the eligibility of Lender to acquire the Borrower Securities.

(e)	At no time was Lender presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer. Lender is not purchasing the Borrower Securities acquired by Lender hereunder as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D under the Securities Act, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Borrower Securities acquired by Lender hereunder published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

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(f)	Lender has been furnished has been furnished with all documents and materials relating to the business, finances and operations of the Borrower and information that Lender requested and deemed material to making an informed investment decision regarding the transactions herein. Lender has been afforded the opportunity to review such documents and materials and the information contained therein. Lender has been afforded the opportunity to ask questions of the Borrower and its management. Lender acknowledges that Borrower makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Borrower.

(g)	Lender is acquiring the Borrower Securities for Lender’s own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in the Borrower Securities. Further, Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Borrower Securities.

(h)	Lender, either alone or together with Lender’s representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Borrower Securities, and has so evaluated the merits and risks of such investment.

(i)	Lender understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Borrower Securities or the suitability of the investment in the Borrower Securities nor have such authorities passed upon or endorsed the merits of the transactions set forth herein.

(j)	Lender is aware that Lender’s rights to transfer the Note are restricted by the terms and conditions herein, and by the Securities Act and applicable state securities laws, and Lender will not offer for sale, sell or otherwise transfer the Note without compliance with this Agreement and without registration under the Securities Act and qualification under the securities laws of all applicable states and countries, unless such sale would be exempt therefrom.

(k)	Lender acknowledges and agrees that an investment in the Note is highly speculative and involves a high degree of risk of loss of the entire investment in the Borrower. Lender is not dependent for liquidity on any of the amounts Lender is investing in the Note.

(l)	Any legend required by the securities laws of any state to the extent such laws are applicable to the Borrower Securities shall be included on any certificates representing the Borrower Securities, which legend shall be in the following form or a substantially similar legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION ARE NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE NOT SET FORTH HEREIN.

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Section 5.05 Brokers. Lender has not engaged any investment banker, finder, broker or sales agent or any other Person in connection with the origin, negotiation, execution, delivery or performance of any Loan Documents or the transactions contemplated herein or therein.

Section 5.06 Reliance; Survival. Notwithstanding any investigation made by Borrower or any of its agents or representatives, or any rights to conduct such investigations, and notwithstanding any knowledge of facts determined or determinable by Lender as a result of such investigation or right of investigation, the Borrower has the unqualified right to rely upon the representations and warranties made by the Lender in this Agreement or in any other Loan Documents. All representations and warranties of the Lender made in this Agreement or pursuant hereto, or in any other Loan Documents, shall survive the Effective Date, the consummation of any Loans made hereunder, and any investigation, and shall be deemed and construed as continuing representations and warranties.

ARTICLE VI. Events of Default; Termination

Section 6.01 Events. Borrower, without notice or demand of any kind (except as specifically provided in this Agreement), shall be in default under this Agreement upon the occurrence of any of the following events (each an “Event of Default”):

(a)	Nonpayment of Obligations. Any amount due and owing on the Note or any of the Obligations, whether by its terms or as otherwise provided herein, is not paid on the date that such amount is due, and such failure to pay continues for a period of ten (10) Business Days after the Borrower receives notice from Lender of such failure to pay.

(b)	Misrepresentation. Any written warranty, representation, certificate or statement of the Borrower in this Agreement, the Loan Documents or any other agreement with Lender, shall be false or misleading in any material way when made or deemed to be made.

(c)	Nonperformance. Any material failure to perform or material default in the performance of any covenant, condition or agreement contained in this Agreement (not otherwise addressed in this Section 6.01), which failure to perform or default in performance continues for a period of ten (10) Business Days after the Borrower receives notice from Lender of such failure to perform or default in performance (provided that if the failure to perform or default in performance is not capable of being cured, in Lender’s reasonable discretion, then the cure period set forth herein shall not be applicable and the failure or default shall be an immediate Event of Default hereunder).

(d)	Assignment for Creditors. Borrower makes an assignment for the benefit of creditors, fails to pay, or admits in writing its inability to pay its debts as they mature; or if a trustee of any substantial part of the assets of the Borrower is applied for or appointed, and in the case of such trustee being appointed in a Proceeding brought against any of the Borrower, any of the Borrower, by any action or failure to act indicates its approval of, consent to, or acquiescence in such appointment and such appointment is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within sixty (60) days after the date of such appointment.

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(e)	Bankruptcy. Any Proceeding involving any of the Borrower, is commenced by or against any of the Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government, and in the case of any such Proceeding being instituted against any of the Borrower: (i) any of the Borrower, by any action or failure to act, indicates its approval of, consent to or acquiescence therein; or (ii) an order shall be entered approving the petition in such Proceedings and such order is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within sixty (60) days after the entry thereof.

Section 6.02 Remedies.

(a)	Termination and Acceleration. Upon the occurrence and during the continuance of an Event of Default, Lender shall have all rights, powers and remedies set forth in the Loan Documents, in any written agreement or instrument (other than this Agreement or the Loan Documents) relating to any of the Obligations or any security therefor, or as otherwise provided at law or in equity. Without limiting the generality of the foregoing, Lender may, at its option, upon the occurrence and during the continuance of an Event of Default, declare its commitments to Borrower to be terminated and all Obligations to be immediately due and payable; provided, however, that upon the occurrence of an Event of Default under either Section 6.01(d) or Section 6.01(e), all commitments of Lender to Borrower shall immediately terminate and all Obligations shall be automatically due and payable, all without demand, notice or further action of any kind required on the part of Lender, and in either case the Borrower agree to so pay all such Obligations immediately. In furtherance of, and not in limitation of, the foregoing, upon the occurrence and during the continuance of an Event of Default, Lender may, at any time and from time to time, whether before or after the maturity of any of the Obligations: (A) enforce collection of any of accounts, receipts or other amounts owed to the Borrower by suit or otherwise; (B) exercise all of the rights and remedies of the Borrower with respect to Proceedings brought to collect any accounts, receipts or other amounts owed to the Borrower; (C) surrender, release or exchange all or any part of any accounts, receipts or other amounts owed to the Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (D) sell or assign any accounts, receipts or other amounts owed to the Borrower, upon such terms, for such amount and at such time or times as Lender deems advisable; (E) prepare, file and sign the Borrower’s name on any proof of claim in bankruptcy or other similar document against any Customer or other Person obligated to the Borrower; and (F) do all other acts and things which are necessary, in Lender’s commercially reasonable discretion, to fulfill the Borrower’s obligations under this Agreement and the other Loan Documents and to allow Lender to collect the accounts, receipts or other amounts owed to the Borrower. In addition to any other provision hereof, Lender may at any time after the occurrence and during the continuance of an Event of Default, at the Borrower’s expense, notify any parties obligated on any accounts, receipts or other amounts owed to the Borrower to make payment directly to Lender of any amounts due or to become due thereunder.

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(b)	No Waiver by Lender. No Event of Default shall be waived by Lender, except and unless such waiver is in writing and signed by Lender. No failure or delay on the part of Lender in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. There shall be no obligation on the part of Lender to exercise any remedy available to Lender in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity. The Borrower agrees that in the event that Borrower fails to perform, observe or discharge any of its Obligations or liabilities under this Agreement, the Note, and other Loan Documents, or any other agreements with Lender, no remedy of law will provide adequate relief to Lender, and further agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

(c)	Additional Provisions. The Borrower hereby waives any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Lender’s rights under the Loan Documents, and hereby consent to, and waive notice of release, with or without consideration, of the Borrower, notwithstanding anything contained herein or in the Loan Documents to the contrary. No failure or delay on the part of the Lender in exercising any right, power, or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided at law or in equity. Borrower agrees to pay all costs of collection incurred by reason of an Event of Default, including court costs and reasonable attorneys’ fees, including such expenses incurred before or after any legal action or bankruptcy proceeding involving Borrower has commenced, during the pendency of such proceedings, and continuing to all such expenses in connection with any appeal to higher courts arising out of matters associated herewith.

Section 6.03 Optional Termination. The Parties may, on their joint decision in writing, elect to terminate this Agreement at any time, with such decision as to each Party to be made in the sole discretion of such Party, at which time all of the Obligations shall be due and payable as of such termination date and as a condition to the effectiveness of such termination, unless otherwise specifically agreed to by the Parties in writing.

ARTICLE VII. MISCELLANEOUS

Section 7.01 Brokers. The Parties agree that there were no finders or brokers involved in bringing the Parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. Each Party agrees to indemnify each other Party against any claim by any Person for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying Party and such Person, whether express or implied from the actions of the indemnifying Party.

Section 7.02 Obligations Absolute. None of the following shall affect the Obligations of the Borrower to Lender under this Agreement:

(a)	acceptance or retention by Lender of other property or any interest in property as security for the Obligations; or

(b)	release, extension, renewal, modification or substitution by Lender of the Note, or any note evidencing any of the Obligations.

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Section 7.03 Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement between the Parties with respect to the subject matter herein, and are the final expression of the intentions of the Borrower and Lender, and no promises, either expressed or implied, exist between the Borrower and Lender, unless contained herein or therein, and supersede all negotiations, representations, warranties, commitments, offers, contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof.

Section 7.04 Amendment; Waiver; Remedies.

(a)	This Agreement may be amended, modified, superseded, terminated or cancelled only by a written instrument executed each of the Parties.

(b)	No discharge or waiver of any provision of this Agreement or of the Loan Documents, or consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only for the specific purpose for which given.

(c)	Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

(d)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

Section 7.05 No Consequential Damages. NOTWITHSTANDING ANYTHING ELSE CONTAINED HEREIN, NO PARTY SHALL SEEK, NOR SHALL ANY PARTY BE LIABLE FOR, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES, UNDER ANY TORT, CONTRACT, EQUITY, OR OTHER LEGAL THEORY, WITH RESPECT TO ANY BREACH (OR ALLEGED BREACH) OF THIS AGREEMENT OR ANY PROVISION HEREOF OR ANY MATTER OTHERWISE RELATING HERETO OR ARISING IN CONNECTION HEREWITH.

Section 7.06 Consents. With respect to any provisions of this Agreement or any other Loan Documents which require the consent or approval of Lender, unless expressly otherwise provided in any such provision, such consent or approval shall not be unreasonably withheld, conditioned or delayed. To the extent that any consent or approval is given by Lender under any provision hereunder or under any other Loan Documents, such consent or approval shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future consent or approval.

Section 7.07 Assignability. Other than as specifically set forth herein, no Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, in each case whether by operation of law or otherwise, without the prior written consent of the other Party, and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

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Section 7.08 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the Parties, and no such relationship otherwise exists. If any provision in this Agreement requires judicial or similar interpretation, the judicial or other such body interpreting or construing such provision shall not apply the assumption that the terms hereof shall be more strictly construed against one Party because of the rule that an instrument must be construed more strictly against the Party which itself or through its agents prepared the same.

Section 7.09 Governing Law. The Loan Documents and the Note, and any and all claims, proceedings or causes of action relating to the Loan Documents and the Note or arising from the Loan Documents and the Note or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of Delaware, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Delaware. Each Party hereby acknowledges that it has reviewed this Agreement and all Loan Documents, and specifically, this Section 7.09, with competent counsel selected by such Party, and in that regard, such Party fully understands the choice of law provisions set forth in this Section 7.09. Each Party hereby fully and absolutely waives any and all rights to make any claims, counterclaims, defenses, to raise or make any arguments (including any claims, counterclaims, defenses, or arguments based on grounds of public policy, unconscionability, or implied covenants of fair dealing and good faith), or to otherwise undertake any litigation strategy or maneuver of any nature or kind that would result in, or which otherwise seeks to, invalidate this choice of law provision, or that would otherwise result in or require the application of the laws of any other State other than the State of Delaware in the interpretation or governance of this Agreement or any other Loan Documents. Each Party has carefully considered this Section 7.09 and has carefully reviewed its application and effect with competent counsel, and in that regard, fully understands and agrees that the other Parties would not have entered into this Agreement without the express agreement and acknowledgement of each other Party to this choice of law provision, and the express waivers set forth herein.

Section 7.10 Dispute Resolution.

(a)	In the event of any dispute or disagreement between the Parties as to the interpretation of any provision of this Agreement or the performance of any obligations hereunder the matter, upon the written request of any Party, shall be referred to representatives designated by each respective Party for resolution binding on the Parties. Such representatives shall promptly meet in a good faith effort to resolve the dispute. If the representatives do not agree upon a resolution within thirty (30) calendar days after reference of the matter to them, each Party shall be free to exercise the remedies available to it under Section 7.10(b).

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(b)	If any controversy, dispute or claim arising out or relating in any way to this Agreement or the transactions contemplated hereunder is not resolved by negotiation pursuant to Section 7.10(a), then any Party involved in such controversy, dispute or claim may demand that the controversy, dispute or claim be resolved by binding arbitration in accordance with the rules and regulations of JAMS (formerly known as Judicial Arbitration and Mediation Services, Inc.) then in effect by three arbitrators selected in accordance with such rules unless the Parties shall agree on a single arbitrator. Such arbitrator(s) shall have at least ten (10) years of experience. The arbitrators shall not reside or practice primarily in the State of New York. The arbitration proceedings shall be held in New York City or another mutually acceptable neutral venue. Each Party shall bear all of its own expenses and the arbitrators’ fees and expense shall be shared equally by the parties to the arbitration; provided, however, that at the conclusion of the arbitration, the arbitrator(s) shall award costs and expenses (including the costs of the arbitration previously advanced and the fees and expenses of attorneys, accountants and other experts) to the prevailing Party or Parties. The decision of the arbitrator(s) shall (i) be rendered in writing, and concurred in by a majority of the arbitrators, if more than one, and (ii) be final, binding and conclusive and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. To the extent practical, the decision of the arbitrator(s) shall be rendered no more than thirty (30) days following commencement of proceedings with respect thereto. The arbitrator(s) shall have the power to grant equitable relief. The arbitrator(s) shall cause their written decision to be delivered to the Parties. The Parties consent to the jurisdiction of the foregoing arbitrator or arbitrators and further consent to the jurisdiction of any state or federal court located in the State of New York for the purpose of enforcing the decision or award of the arbitrators. The Parties agree that service of process may be made on any such Party by personal delivery or by registered or certified mail addressed to the appropriate Party at the address for such Party specified in Section 7.19. The submission to the jurisdiction of the courts referred to in Section 7.12 for the purpose of enforcing the decision or award of the arbitrators shall not (and shall not be construed so as to) limit the right of any Party to file or commence a proceeding against the other in any other court of competent jurisdiction for the purpose of enforcing the decision or award of the arbitrators if and to the extent permitted by applicable law. In the event any suit or other legal proceeding is brought for the enforcement of any decision or award of the arbitrators, the Parties agree that the prevailing Party or Parties shall be entitled to recover from the other Party or Parties upon final judgment on the merits reasonable attorneys’ fees, including attorneys’ fees for any appeal and costs incurred in bringing such suit or proceeding. Notwithstanding anything to the contrary provided in this Section 7.10(b), and without prejudice to the above procedures, any Party may apply to any court of competent jurisdiction for temporary injunctive or other provisional judicial relief if such action is necessary to avoid irreparable damage or to preserve the status quo until such time as the arbitrator is selected and available to hear such Party’s request for temporary relief.

Section 7.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 7.11.

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Section 7.12 MANDATORY FORUM SELECTION. SUBJECT TO THE PROVISIONS OF Section 7.10, WHICH, FOR THE AVOIDANCE OF DOUBT SHALL TAKE PRECEDENCE OVER THIS Section 7.12 WITH RESPECT TO THE MATTERS SET FORTH IN Section 7.10, THE PARTIES IRREVOCABLY AGREE THAT THE ENFORCEMENT OF ANY ARBITRAL AWARD AND THE RESOLUTION OF ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, THIS AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THIS AGREEMENT ANY OTHER LOAN DOCUMENT, AND WHICH IS NOT CAPABLE OF RESOLUTION PURSUANT TO Section 7.10, AND THE ENFORCEMENT OF ANY ARBITRAL AWARD, SHALL, EXCEPT AS HEREINAFTER PROVIDED, BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE OF NEW YORK AND/OR FEDERAL COURTS OF THE UNITED STATES, IN EACH CASE LOCATED IN NEW YORK CITY, NEW YORK. THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH FLORIDA LAW. EACH PARTY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID COUNTY FOR THE PURPOSES AS SET FORTH HEREIN, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. EACH PARTY HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE APPLICABLE PARTY AS SET FORTH HEREIN OR IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

Section 7.13 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) the other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 7.14 Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

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Section 7.15 Usury Savings Clause. Notwithstanding any provision in this Agreement or the other Loan Documents, the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the jurisdiction governing this Agreement or any other applicable law. In the event the total liability of payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, shall, for any reason whatsoever, result in an effective rate of interest, which for any month or other interest payment period exceeds the limit imposed by the usury laws of the jurisdiction governing this Agreement, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by, between, or to any Party, be applied to the reduction of the outstanding principal balance of this Agreement immediately upon receipt of such sums by the Lender, with the same force and effect as though the Borrower had specifically designated such excess sums to be so applied to the reduction of such outstanding principal balance and the Lender had agreed to accept such sums as a penalty-free payment of principal; provided, however, that the Lender may, at any time and from time to time, elect, by notice in writing to the Borrower, to waive, reduce, or limit the collection of any sums in excess of those lawfully collectible as interest rather than accept such sums as a prepayment of the outstanding principal balance. It is the intention of the Parties that the Borrower does not intend or expect to pay nor does the Lender intend or expect to charge or collect any interest under this Agreement greater than the highest non-usurious rate of interest which may be charged under applicable law.

Section 7.16 Further Assurances. Each Party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such Party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

Section 7.17 Enforceability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Each Party agrees and acknowledges that it has had an opportunity to negotiate the terms and provisions of this Agreement and the other Loan Documents with and through its counsel, and that such Party has sufficient leverage and economic bargaining power, and has used such leverage and economic bargaining power, to fairly and fully negotiate this Agreement and the other Loan Documents in a manner that is acceptable to such Party.

Section 7.18 Time of Essence. Time is of the essence in making payments of all amounts due Lender under this Agreement and in the performance and observance by the Borrower of each covenant, agreement, provision and term of this Agreement.

Section 7.19 Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and in each case properly addressed to the Party to receive the same in accordance with the information below, and will be deemed to have been delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) Business Days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, overnight delivery, then one (1) Business Day after deposit of same in a regularly maintained receptacle of such overnight courier; (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a Business Day, with any notice hand delivered after 5:00 p.m., EST, being deemed delivered on the following Business Day; or (iv) if sent via email with return receipt requested, upon receipt of such return receipt. The addresses for such communications shall be as set forth below, unless such address or information is changed by a notice conforming to the requirements hereof.

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If to the Borrower:

GES Acquisition Corp.

Attn: John S. Matthews

1159 2nd Avenue, Ste 454

New York New York 10065

Email: john@voteges.com

With a copy, which shall not constitute notice, to:

Anthony, Linder & Cacomanolis, PLLC

Attn: John Cacomanolis

1700 Palm Beach Lakes Blvd., Suite 820

West Palm Beach, FL 33401

Email: JCacomanolis@alclaw.com

If to the Lender:

Easterly CV VI LLC

Attn: Darrell Crate

138 Conant Street

Beverly, MA 01915

Email: dcrate@easterlyam.com

legal@easterlyam.com

With a copy, which shall not constitute notice, to:

King & Spalding LLP

1185 Avenue of the Americas

New York, NY 10019

Attention: Kevin E. Manz, Esq.

Email: kmanz@kslaw.com

Section 7.20 Third Party Beneficiaries. This contract is strictly between the Parties and, except as specifically provided herein, no other Person and no director, officer, stockholder, member, employee, agent, independent contractor or any other Person shall be deemed to be a third-party beneficiary of this Agreement.

Section 7.21 Expenses. Other than as specifically set forth herein, each Party will bear its own costs, including legal, accounting and professional fees, incurred in connection with the transactions contemplated hereby.

Section 7.22 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures appear on following pages]

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IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the Effective Date.

GES Acquisition Corp.

By:
Name:	John Matthews
Title:	President

Easterly CV VI LLC

By:
Name:	Darrell Crate
Title:	Managing Member

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Exhibit A

Convertible Promissory Note

(Attached)

THIS NOTE HAS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED: (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT OR APPLICABLE STATE SECURITIES LAWS; OR (II) IN THE ABSENCE OF AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT OR; (III) UNLESS SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO RULE 144 UNDER THE 1933 ACT.

Convertible Promissory Note

Up to $2,200,000.00	Issuance Date: [ ], 2025

FOR VALUE RECEIVED, GES Acquisition Corp., a Delaware corporation (the “Borrower”), promises to pay to the order of Easterly CV VI LLC, a Delaware limited liability company (hereinafter, together with any holder hereof, “Lender”), on or before the Maturity Date (as defined below) (A) the lesser of: (i) two million, two hundred thousand and No/100 United States Dollars ($2,200,000.00) and

(ii) the aggregate principal amount of all Loans outstanding under and pursuant to that certain Credit Facility Agreement dated as of the Issuance Date set forth above, executed by and between Borrower and Lender, as amended from time to time (as amended, supplemented or modified from time to time, the “Credit Agreement”), and made available by Lender to Borrower at the maturity or maturities and in the amount or amounts stated on the records of Lender; together with (B) interest (computed on the actual number of days elapsed on the basis of a 360 day year) on the aggregate principal amount of all Loans and other Obligations outstanding from time to time, as provided in the Credit Agreement; and together with (C) all other Obligations due, owing and payable under the terms of the Credit Agreement and all other Loan Documents. Capitalized words and phrases not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement. The Lender and the Borrower may be referred to herein individually as a “Party” and collectively as the “Parties”.

Article I. General Terms.

Section 1.01 This Convertible Promissory Note (this “Note”) evidences the Loans incurred by Borrower under and pursuant to the Credit Agreement, to which reference is hereby made for a statement of the terms and conditions under which the Maturity Date or any payment hereon may be accelerated. The holder of this Note is entitled to all of the benefits and security provided for in the Credit Agreement and all other Loan Documents, of even date herewith, executed by and between Borrower and Lender. All Loans and all other Obligations shall be repaid by Borrower on the Maturity Date, unless payable sooner pursuant to the provisions of the Credit Agreement.

Section 1.02 Principal, interest and other Obligations shall be paid to Lender as set forth in the Credit Agreement, or at such other place as the holder of this Note shall designate in writing to Borrower. Each Loan made by Lender, and all payments on account of the principal and interest thereof shall be recorded on the books and records of Lender and the principal balance as shown on such books and records, or any copy thereof certified by an officer of Lender, shall be rebuttably presumptive evidence of the principal amount owing hereunder.

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Section 1.03 Except for such notices as may be required under the terms of the Credit Agreement, Borrower waives presentment, demand, notice, protest, and all other demands, or notices, in connection with the delivery, acceptance, performance, default, or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence.

Section 1.04 This Note and the amounts payable hereunder, including principal and accrued interest are and shall be general, unsecured obligations of the Borrower.

Article II. Conversion

Section 2.01 Optional Conversion. Subject to the terms and conditions herein, the Lender shall have the right at any time on or after the Issuance Date and ending on the full repayment of all Indebtedness (the “Conversion Period), to convert all or any part of the unconverted and unrepaid principal amount and accrued interest hereunder (the “Indebtedness”) into fully paid and non-assessable shares of Series A Convertible Preferred Stock, par value $0.00001 per share, of the Borrower (the “Series A Stock”), or any shares of capital stock or other securities of the Borrower into which such Series A Stock shall hereafter be changed or reclassified (as applicable, the “Conversion Shares”) at the Conversion Price as defined and as the same may be adjusted pursuant to Section 2.03 (an “Optional Conversion”).

Section 2.02 Automatic Conversion. In the event that any Funded Draw has not been repaid by the Borrower within 180 days of the date that such Funded Draw was provided to the Borrower, the Indebtedness related to such Funded Draw shall, subject to the provisions and limitations herein, shall, automatically and without any further action of the Parties, be converted into Conversion Shares on the first Business Day following such 180 day anniversary (each, an “Automatic Conversion”). Any Funded Draw which has been converted to Conversion Shares in an Automatic Conversion shall reduce the remaining Indebtedness hereunder by the amount of such Indebtedness so converted.

Section 2.03 Conversion Shares. The number of Conversion Shares to be issued upon each Optional Conversion or Automatic Conversion (each, a “Conversion”) shall be determined by dividing the Indebtedness being converted by (i) with respect to an Optional Conversion, the Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to the Borrower by the Lender in accordance with the provisions herein, and (ii) with respect to an Automatic Conversion, the Conversion Price then in effect on the date that is 180 days from the date that such Funded Draw was provided to the Borrower, in each case rounded to the nearest whole share with respect to each Conversion.

Section 2.04 Conversion Price. The conversion price shall mean $0.9375 (subject to adjustment as set forth herein, the “Conversion Price”).

Section 2.05 Mechanics of Conversion. Subject to the provisions of this Section 2.05, this Note may be converted by the Lender in an Optional Conversion in whole or in part at any time from time to time during the Conversion Period by (A) submitting to the Borrower a Notice of Conversion (by facsimile, e- mail or other reasonable means of communication dispatched prior to 6:00 p.m., Eastern time) and (B) subject to Section 2.07, surrendering this Note at the principal office of the Borrower. No Notice of Conversion shall be required for an Automatic Conversion. An Optional Conversion shall be effective as of the date of delivery of the Notice of Conversion by the time as set forth above, and an Automatic Conversion shall be effective on the date as set forth in Section 2.02 (as applicable, the “Conversion Date”), provided that, with respect to an Optional Conversion, if the Notice of Conversion is not delivered by such time then the Conversion Date for such Optional Conversion shall be the next Business Day and the Notice of Conversion shall be deemed automatically updated accordingly.

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Section 2.06 Adjustments. The Conversion Price shall be subject to equitable adjustments for any stock dividend, stock split, stock combination, recapitalization or other similar transaction occurring with respect to the Series A Stock following the Issuance Date as set forth above. By way of example and not limitation, in the event of a two-for-one forward split of the Series A Stock occurring after such date, wherein each share of Series A Stock is split into two shares of Series A Stock, the Conversion Price would be reduced to $0.46875; and in the event of a one-for-two reverse split of the Series A Stock occurring after such date, wherein each two shares of Series A Stock are combined into one share of Series A Stock, the Conversion Price would be increased to $1.875.

Section 2.07 Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon Conversion of this Note in accordance with the terms hereof, the Lender shall not be required to physically surrender this Note to the Borrower unless the entire unpaid amount of Indebtedness is so converted or has been otherwise repaid. The Lender and the Borrower shall maintain records showing the amount of Indebtedness so converted or repaid and the dates of such Conversions or repayment or shall use such other method, reasonably satisfactory to the Lender and the Borrower, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Borrower shall, prima facie, be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted or repaid as aforesaid, the Lender may not transfer this Note unless the Lender first physically surrenders this Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Lender a new Note of like tenor, registered as the Lender (upon payment by the Lender of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid Indebtedness of this Note. The Lender and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this Section 2.07, following Conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

Section 2.08 Payment of Taxes. The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Conversion Shares or other securities or property on conversion of this Note in a name other than that of the Lender (or in street name), and the Borrower shall not be required to issue or deliver any such Conversion Shares or other securities or property unless and until the person or persons (other than the Lender or the custodian in whose street name such shares are to be held for the Lender’s account) requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

Section 2.09 Issuance of Series A Stock Upon Conversion. Upon receipt by the Borrower from the Lender of the Notice of Conversion meeting the requirements for conversion as provided in this Article II, or upon any Automatic Conversion which has been effected, as applicable, the Borrower shall record the Lender in the books and records of the Borrower as the record and beneficial holder of the applicable Conversion Shares. The Conversion Shares shall not be certificated. Upon receipt by the Borrower of a Notice of Conversion with respect to an Optional Conversion, and upon the occurrence of an Automatic Conversion, the Lender shall be deemed to be the holder of record of the Conversion Shares issuable upon such Conversion, as applicable, the outstanding Indebtedness shall be reduced to reflect such Conversion, as applicable, and, unless the Borrower defaults on its obligations under this Article II, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Conversion Shares or other securities, cash or other assets, as herein provided, on such Conversion. In the event of an Automatic Conversion, and in the event of an Optional Conversion if the Lender shall have given a Notice of Conversion as provided herein, the Borrower’s obligation to issue the Conversion Shares shall be absolute and unconditional, irrespective of the absence of any action by the Lender to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Lender of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Lender in connection with such Conversion.

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Section 2.10 Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding and prior to full Conversion or repayment of this Note, there shall be any merger, consolidation, or an exchange of shares, recapitalization or reorganization pursuant to a merger or consolidation, or other similar event, as a result of which the shares of Series A Stock shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets or more than 50% of the total outstanding shares of the Borrower, other than in connection with a plan of complete liquidation of the Borrower, then the Lender shall thereafter have the right to receive upon Conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the Conversion Shares immediately theretofore issuable upon Conversion, such stock, securities or assets which the Lender would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Lender to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof.

Section 2.11 Status as Shareholder. Subject to the terms and conditions herein, upon submission of a Notice of Conversion by the Lender or upon any Automatic Conversion, as applicable, (i) this Note, or applicable converted Indebtedness, shall be deemed converted into Conversion Shares and (ii) the Lender’s rights as the holder of this Note with respect to the applicable converted Indebtedness shall cease and terminate, excepting only the right to receive the Conversion Shares as set out herein and to any remedies provided herein or otherwise available at law or in equity to such Lender because of a failure by the Borrower to comply with the terms of this Note.

Section 2.12 Principal Market Regulation. The Borrower shall not issue any shares of Series A Stock or otherwise pursuant to the terms of this Note, whether in an Optional Conversion or an Automatic Conversion, if the issuance of such shares of Series A Stock would exceed the aggregate number of shares of Series A Stock which the Borrower may issue upon conversion of this Note or otherwise pursuant to the terms of this Note without breaching the Borrower’s obligations under the rules or regulations of the NASDAQ Stock Market, LLC, the New York Stock Exchange or any other securities exchange on which the common stock, $0.00001 par value per share (the “Common Stock”), of the Borrower is then listed for trading (the “Principal Market”) (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap”), except that such limitation shall not apply in the event that the Borrower (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of shares of Series A Stock and Common Stock in excess of such amount (the “Shareholder Approval”) or (B) obtains a written opinion from outside counsel to the Lender or the Borrower that such approval is not required. Until such approval or such written opinion is obtained, the Lender shall not be issued in the aggregate, upon conversion of any part of the Indebtedness or otherwise pursuant to the terms of this Note, shares of Series A Stock in an amount greater than the Exchange Cap. In the event that the Lender shall sell or otherwise transfer any of Lender’s Series A Stock, the transferee shall be allocated a pro rata portion of Lender’s Exchange Cap allocation with respect to such portion of such Series A Stock so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap so allocated to such transferee.

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Article III. Miscellaneous.

Section 3.01 TIME IS OF THE ESSENCE OF THIS NOTE.

Section 3.02 It is agreed that the granting to Borrower or any other party of an extension or extensions of time for the payment of any sum or sums due under this Note or under any of the Loan Documents or for the performance of any covenant or stipulation thereof or the taking of other or additional security shall not in any way release or affect the liability of Borrower under this Note or any of the Loan Documents.

Section 3.03 This Note may be amended only in a writing executed by the Borrower and the Lender.

Section 3.04 All parties to this Note, whether Borrower, principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, notice, protest, notice of protest and notice of dishonor.

Section 3.05 Notwithstanding anything herein to the contrary, the obligations of Borrower under this Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by Lender would be contrary to provisions of law applicable to Lender limiting the maximum rate of interest which may be charged or collected by Lender. In the event that any charge, interest or late charge is above the maximum rate provided by law, then any excess amount over the lawful rate shall be applied by Lender to reduce the principal sum of the loan made pursuant to this Note or any other amounts due Lender hereunder.

Section 3.06 Lender shall have the right to accept and apply to the outstanding balance of this Note and all payments or partial payments received from Borrower after the due date therefor, whether this Note has been accelerated or not, without waiver of any of Lender’s rights to continue to enforce the terms of this Note and to seek any and all remedies provided for herein or in any instrument securing the same, including, but not limited to, the right to foreclose on such security.

Section 3.07 If any clause or provision herein contained operates or would prospectively operate to invalidate this Note in part, then the invalid part of said clause or provision only shall be held for naught, as though not contained herein, and the remainder of this Note shall remain operative and in full force and effect.

Section 3.08 Any notices hereunder shall be given in accordance with terms of the Credit Agreement.

Section 3.09 This Note has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Note. If any provision in this Note requires judicial or similar interpretation, the judicial or other such body interpreting or construing such provision shall not apply the assumption that the terms hereof shall be more strictly construed against one Party because of the rule that an instrument must be construed more strictly against the Party which itself or through its agents prepared the same.

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Section 3.10 This Note and any and all claims, proceedings or causes of action relating to this Note or arising from this Note or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of Delaware, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Delaware.

Section 3.11 EACH PARTY, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO BORROWER.

Section 3.12 Notwithstanding any provision in this Note, the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the jurisdiction governing this Note or any other applicable law. In the event the total liability of payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, shall, for any reason whatsoever, result in an effective rate of interest, which for any month or other interest payment period exceeds the limit imposed by the usury laws of the jurisdiction governing this Note, all sums in excess of those lawfully collectible as interest for the period in question shall, without further Note or notice by, between, or to any Party, be applied to the reduction of the outstanding principal balance of this Note immediately upon receipt of such sums by the Lender, with the same force and effect as though the Borrower had specifically designated such excess sums to be so applied to the reduction of such outstanding principal balance and the Lender had agreed to accept such sums as a penalty-free payment of principal; provided, however, that the Lender may, at any time and from time to time, elect, by notice in writing to the Borrower, to waive, reduce, or limit the collection of any sums in excess of those lawfully collectible as interest rather than accept such sums as a prepayment of the outstanding principal balance. It is the intention of the Parties that the Borrower does not intend or expect to pay nor does the Lender intend or expect to charge or collect any interest under this Note greater than the highest non-usurious rate of interest which may be charged under applicable law.

Section 3.13 This Note may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures appear on following pages]

6

IN WITNESS WHEREOF, Borrower and Lender have executed this Note as of the Issuance Date as set forth above.

GES Acquisition Corp.

By:
Name:
Title:

Agreed and accepted:

Easterly CV VI LLC

By:
Name:	Darrell Crate
Title:	Managing Member

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EXHIBIT A

NOTICE OF CONVERSION

The undersigned hereby elects to convert the portion of the Indebtedness (as defined in the Note, as defined below) as set forth below pursuant to the Convertible Promissory Note (this “Note”) (the “Note”) of GES Acquisition Corp., a Delaware corporation (together with any successor entity thereto, the “Company”) into that number of shares of Series A Stock (as defined in the Note) to be issued pursuant to the conversion of the Note and according to the conditions of the Note, as of the date written below.

The undersigned hereby requests that the Company issue evidence of shares of Series A Stock as set forth in the Note, for the number of shares of Series A Stock set forth below (which numbers are based on the Holder’s calculation below and which shall be confirmed by, and subject to acceptance by, the Company) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Holder Name:	Easterly CV VI LLC

Address:	138 Conant Street
Beverly, MA 01915
Date of Conversion:	_____________________, 202_

Amount of Indebtedness to be converted:	$________________________________

Conversion Price:	$__________________________________
(If completed, the Company will confirm, and if left blank the Company will determine)

Number of shares of Series A Stock to be Issued:	_________________________________
shares of Series A Stock

Holder name: Easterly CV VI LLC

By:
Name:	Darrell Crate
Title:	Managing Member

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Exhibit B

Form of Draw Request

This is a Draw Request by GES Acquisition Corp., a Delaware corporation, as borrower (the “Borrower”) pursuant to the Credit Facility Agreement, by and between the Borrower and (ii) Easterly CV VI LLC, a Massachusettes limited liability company, as lender (the “Lender”) dated as of [ ], 2025 (the “Agreement”).

Defined terms used herein without definition have the meanings given in the Agreement.

Borrower hereby requests a Loan pursuant to the Agreement in the following amount:

$____________________________

GES Acquisition Corp.

By:
Name:
Title:

Dated:

Agreed and accepted:

Easterly CV VI LLC

By:
Name:	Darrell Crate
Title:	Managing Member

Exhibit D

Matthews Employment Agreement

(Attached)

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is entered into by and between GES Acquisition Corp. (the “Company”) and John S. Matthews (the “Executive”) as of [                ].

WHEREAS, the Company desires to employ the Executive as its Chief Executive Officer and the Executive desires to serve in such capacity on behalf of the Company.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the Company and the Executive hereby agree as follows:

1. Employment.

1.1 Term. The initial term of this Agreement shall begin on the first day of the Executive’s employment with the Company, as determined by the Executive and the Company (the “Effective Date”), and shall continue for [ ] years, unless sooner terminated by either party as set forth below, or until the termination of the Executive’s employment, if earlier. The term of this Agreement shall automatically renew for periods of one-year unless either party gives the other party written notice at least 90 days prior to the end of the then existing term or at least 90 days prior to the end of any one-year renewal period that the term of the Agreement shall not be further extended. The period commencing on the Effective Date and ending on the date on which the term of the Agreement terminates is referred to herein as the “Term.” The Company’s failure to renew the Agreement at the end of the Term shall not, by itself, constitute termination without Cause (as defined below) or Good Reason (as defined below).

1.2 Duties. During the Term, the Executive shall serve as the Chief Executive Officer of the Company with duties, responsibilities and authority commensurate therewith and shall report to the GES Acquisition Corp. Board of Directors. The Executive shall perform all duties and accept all responsibilities incident to such position as may be reasonably assigned to the Executive by the GES Acquisition Corp. Board of Directors. The Executive represents to the Company that the Executive is not subject to or a party to any employment agreement, non- competition covenant, or other agreement that would be breached by, or prohibit the Executive from executing, this Agreement and performing fully the Executive’s duties and responsibilities hereunder.

1.3 Best Efforts. During the Term, the Executive shall devote his or her best efforts and full time and attention to promote the business and affairs of the Company and its affiliated entities, and shall be engaged in other business activities only to the extent that such activities do not materially interfere or conflict with the Executive’s obligations to the Company hereunder, including, without limitation, obligations pursuant to Section 11 below. The foregoing shall not be construed as preventing the Executive from (1) serving on the Board of Directors of Global Arena Holding Inc.but not devoting more then 5 hours a week, and (2) serving on civic, educational, philanthropic or charitable boards or committees, or, with the prior written consent of the Board, in its sole discretion, on corporate boards, and (3) managing personal investments, so long as such activities are permitted under the Company’s code of conduct and employment policies and do not violate the provisions of Section 11 below.

1.4 Principal Place of Employment. The Executive understands and agrees that his or her principal place of employment will be in the Company’s offices located in the [ ] metropolitan area and that the Executive will be required to travel for business in the course of performing his duties for the Company.

2. Compensation.

2.1 Base Salary. During the Term, the Company shall pay the Executive a base salary (“Base Salary”), at the annual rate of $[          ], which shall be paid in installments in accordance with the Company’s normal payroll practices. The Executive’s Base Salary shall be reviewed annually by the Board of Directors of the Company (the “Board”) pursuant to the normal performance review policies for senior level executives and may be adjusted from time to time as the Board deems appropriate. The Compensation Committee of the Board may take any actions of the Board pursuant to this Agreement.

2.2 Annual Bonus. The Executive shall be eligible to receive an annual bonus for each calendar year during the Term, commencing with the 2025 year, based on the attainment of individual and corporate performance goals and targets established by the Board (“Annual Bonus”). The target amount of the Executive’s Annual Bonus for any calendar year during the Term is [     ]% of the Executive’s annual Base Salary and the maximum Annual Bonus payable for any calendar year during the Term is [      ]% of the Executive’s annual Base Salary. Any Annual Bonus shall be paid after the end of the calendar year to which it relates, at the same time and under the same terms and conditions as the bonuses for other executives of the Company; [provided that in no event shall the Executive’s Annual Bonus be paid later than March 15 after the calendar year to which the Annual Bonus relates.] The Annual Bonus shall be subject to the terms of the annual bonus plan that is applicable to other executives of the Company, including requirements as to continued employment, subject to the provisions of Section 11 below.

2.3 Equity Compensation. The Executive shall receive a [stock option][restricted stock unit grant ] with respect to [      ] shares of the Company’s common stock within [       ]days after the Effective Date, at such time as the Board deems appropriate. [The exercise price of the stock option shall be equal to the fair market value of the Company’s common stock on the date of grant.] The equity grant will vest in equal annual installments over the [         ] year period following the date of grant and will have other such other terms as the Board deems appropriate, consistent with grants made to other executives of the Company. The equity grant will be made under the Company’s [       ]. The Executive shall be eligible to receive annual equity awards under the Company’s [       ] on the same terms as other senior executives of the Company.

3. Retirement and Welfare Benefits. During the Term, the Executive shall be eligible to participate in the Company’s health, life insurance, long-term disability, retirement and welfare benefit plans and programs available to employees of the Company, pursuant to their respective terms and conditions. Nothing in this Agreement shall preclude the Company or any affiliate of the Company from terminating or amending any employee benefit plan or program from time to time after the Effective Date.

4. Vacation. During the Term, the Executive shall be entitled to four weeks of vacation each year and holiday and sick leave at levels commensurate with those provided to other senior executives of the Company, in accordance with the Company’s vacation, holiday and other pay for time not worked policies.

5. Business Expenses. The Company shall reimburse the Executive for all necessary and reasonable travel (which does not include commuting) and other business expenses incurred by the Executive in the performance of his or her duties hereunder in accordance with such reasonable accounting procedures as the Company may adopt generally from time to time for executives.

6. Termination of Employment.

6.1 Termination Without Cause. The Company may terminate the Employee’s employment hereunder without Cause during the Initial Term or any Renewal Term in accordance with Section 14.

6.2 Termination for Cause. The Company may terminate the Employee’s employment hereunder for Cause in accordance with Section 7 and 11. For purposes of this Agreement, the Company shall have “Cause” to terminate the Employee’s employment hereunder if such termination shall be the result of:

(I) gross negligence or willful misconduct in connection with the Employee’s performance of material duties hereunder;

(II) the willful failure or willful nonfeasance by the Employee to substantially perform his duties hereunder; provided that with respect to this clause (ii), the Company must first notify the Employee, in writing, stating with reasonable specificity, the grounds for Cause and, if curable, allow the Employee fifteen (15) days after the date of the Company’s notice to fully cure;

(III) willful conduct in bad faith against the best interests of the Company or any of its affiliates, which conduct has a material and adverse impact to the Company or any of its affiliates;

(IV) the conviction for to a charge of commission of a felony or a crime of moral turpitude (but specifically excluding DUI or DWI); or

(V) the commission of a material act of embezzlement or conversion of funds of the Company or its affiliates.

6.3 Good Reason. The Employee may voluntarily terminate his employment hereunder for any reason, including Good Reason, in accordance with Section 7. For purposes of this Agreement, “Good Reason” shall mean:

(I) a material breach of this Agreement by the Company;

(II) a material adverse change to the Employee’s powers, authorities, and responsibilities without his consent;

(III) a Change in Control of the Company (as defined); For purposes of this Agreement, a “Change in Control of the Company” shall be deemed to have occurred if and when: (a) the Company’s stockholders approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least sixty percent (60%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (b) the Company’s stockholders approve a plan of complete liquidation of the Company; (c) the individuals who as the date hereof grant constitute the members of the Board and any new directors whose election by the Board, or whose nomination for election by the Board, shall have been approved by a vote of at least a majority of the Board then in office who either were directors at such date or whose election or nomination for election shall have been so approved shall cease for any reason to constitute a majority of the Board; or (d) the Company consummates a sale or disposition of all or substantially all of the Company’s assets. or

(IV) the relocation of the Employee’s principal place of business outside the New York metropolitan area without his consent.

6.3 Termination Upon Death or Disability. The Employment Period shall be terminated by the death of the Employee. The Employment Period may be terminated by the Company if, in the reasonable judgment of the Board, the Employee shall be rendered incapable of performing his duties to the Company by reason of any physical or mental impairment that can be expected to result in death or permanent impairment or that can be expected to last for a period of either (i) three (3) or more consecutive months from the first date of the Employee’s absence due to the disability; or (ii) nine (9) months during any twelve (12) month period (a “Disability”). If the Employment Period is terminated by reason of Disability of the Employee, the Company shall give thirty (30) days’ advance written notice to that effect to the Employee.

7. Compensation Upon Termination. In consideration of the benefits set forth herein and the Employee’s compliance with the confidentiality, non-compete and non-solicitation provisions set forth in Section 10, below, upon termination of the Employee’s employment with the Company, the Employee shall only be entitled to the following compensation:

7.1 Without Cause and for Good Reason. In the event the Employee’s employment by the Company is terminated during the Employment Period as a result of (a) the Employee’s termination by the Company without Cause, or (b) the Employee’s voluntary resignation for Good Reason, then neither the Employee nor the Employee’s beneficiaries or estate will have any further rights or claims against the Company under this Agreement except the right to receive:

(I) any unpaid Base Salary, Override, Annual Bonus and other benefits earned through the Termination Date;

(II) within 2-1/2 months after the Termination Date (or as required by law), a lump sum payment as severance pay (“Severance”) equal to (_) years of the Employee’s then current Base Salary;

(III) full vesting on any and all restricted stock, stock options and any other equity compensation awards, to the extent such awards have not yet vested as of the Termination Date; and

(IV) reimbursement for any expenses for which the Employee shall not have theretofore been reimbursed as provided in Section 2 hereof.

7.2 Termination Due to Death. In the event that the Employee’s employment with the Company is terminated on account of the Employee’s death, neither the Employee’s beneficiaries nor estate will have any further rights or claims against the Company under this Agreement except the right to receive (i) any unpaid portion of the Base Salary, Override, Annual Bonus and other benefits provided for in Section 2, earned through the Termination Date; (ii) full vesting on any and all restricted stock, stock options and any other equity compensation awards, to the extent such awards have not yet vested as of the Termination Date; and (iii) reimbursement for any expenses for which the Employee shall not have theretofore been reimbursed as provided in Section 3 above.

7.3 Termination Due to Disability. In the event that the Employee’s employment with the Company is terminated on account of the Employee’s Disability, neither the Employee nor the Employee’s beneficiaries or estate will have any further rights or claims against the Company under this Agreement except the right to receive (i) any unpaid portion of the Base Salary, Override, Annual Bonus and other benefits provided for in Section 2, earned through the Termination Date; (ii) full vesting on any and all restricted stock, stock options and any other equity compensation awards, to the extent such awards have not yet vested as of the Termination Date; and (iii) reimbursement for any expenses for which the Employee shall not have theretofore been reimbursed as provided in Section 2 above.

7.4 Other Termination Including For Cause or Resignation Without Good Reason. In the event that the Employee’s employment with the Company is terminated during the Employment Period as a result of a voluntary resignation/termination by the Employee other than for Good Reason or by the Company for Cause, or if this Agreement expires by its terms, neither the Employee nor the Employee’s beneficiaries or estate will have any further rights or claims against the Company under this Agreement except the right to receive (i) any unpaid Base Salary, Override, Annual Bonus and other benefits provided for in Section 2, earned through the Termination Date; and (ii) reimbursement for any expenses for which the Employee shall not have theretofore been reimbursed as provided in Section 2 hereof. No termination under this provision shall limit the Company’s rights under this Agreement at law or in equity

7.5 Withholding of Taxes. All payments required to be made by the Company to the Employee under this Agreement shall be subject to the withholding of such amounts, if any, relating to tax, excise tax and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

8. Resignation of Positions. Effective as of the date of any termination of employment, the Executive will resign all Company-related positions, including as an officer and director of the Company and its parents, subsidiaries and affiliates

9. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

9.1 Notice of Termination. Employee and the Company shall deliver a Notice of Termination if either wishes to effect a termination of Employee’s employment. For purposes of this Agreement, a “Notice of Termination” means a written notice that indicates the specific termination provision in this Agreement, if any, relied upon and shall set forth a brief description of the facts and circumstances claimed to provide a basis for termination of Employee’s employment under the provision so indicated. Any termination by the Company or by Employee of Employee’s employment shall be communicated by written Notice of Termination to the other. For purposes of this Agreement, no termination of employment shall be effective without such Notice of Termination.

9.2 Termination Date. For purposes of this Agreement, “Termination Date” means in the case of Employee’s death, his date of death, or in all other cases, the date specified in the Notice of Termination, subject to the following:

9.3 For Cause. If Employee’s employment is terminated by the Company for Cause, or without Cause, the date of the Notice of Termination;

9.4 For Disability. If Employee’s employment is terminated by the Company due to Disability, the date specified in the Notice of Termination which shall be no earlier than the date Employee is determined to be Disabled as defined in Section 7.3;

9.5 Employee Termination. If Employee’s employment is terminated by Employee with or without Good Reason, the date specified in the Notice of Termination, which shall be thirty (30) days from the date the Notice of Termination is given to the Company; provided, however, that the Company may waive such thirty (30) days’ notice and deem such termination by Employee effective immediately.

9.6 If Employee’s employment is terminated pursuant to non-renewal as set forth in Section 1, the Termination Date shall be the last day of the respective Initial Term or Renewal Term as the case may be, and other than the specified ninety (90) day advance notification set forth in Section 1, no further notice shall be require

9.7 “Release” shall mean a separation agreement and general release of any and all claims against the Company and all related parties with respect to all matters arising out of the Executive’s employment by the Company, and the termination thereof (other than claims for any entitlements under the terms of this Agreement or under any plans or programs of the Company under which the Executive has accrued and is due a benefit). The Release will be in the form attached hereto as Exhibit B, subject to such legally required changes as the Company may require.

10. Restrictive Covenants.

10.1 Non-Competition. To induce the Company to enter into this Agreement, Executive covenants and agrees that during the period of Executive’s employment by the Company and for        (  ) after termination of Executive’s employment with the Company (for any reason or no reason, whether by Executive or the Company) the Executive shall not, directly or indirectly become employed by, engage in business with or become a director, manager, member, stockholder, partner, owner, consultant or agent of any Competitive Business, or otherwise perform services for or permit his name to be used in connection with the activities of any Competitive Business. Notwithstanding the foregoing, Executive’ participation as a member of the Board of Directors of Global Arena Holding Inc., or the equity securities of NEWCO common stock owned by Global Arena Holding Inc., a publicly traded company shall not, solely by reason thereof, constitute a violation on the part of Executive of this Subsection 10.1For purposes hereof, “Competitive Business” means a company or division or unit of a enterprise engaged in the same, similar, or other additional lines of business in which the Company or its subsidiaries engages or has taken active steps to engage based on discussions or actions taken by or among senior management or the Board during the 24-months prior to the Effective Date

10.2 Non-Solicitation of Company Personnel. The Executive agrees that during the Restriction Period, the Executive will not, either directly or through others, hire or attempt to hire any employee, consultant or independent contractor of the Company or its Affiliates, or solicit or attempt to solicit any such person to change or terminate his or her relationship with the Company or an Affiliate or otherwise to become an employee, consultant or independent contractor to, for or of any other person or business entity, unless more than 36-months shall have elapsed between the last day of such person’s employment or service with the Company or Affiliate and the first date of such solicitation or hiring or attempt to solicit or hire.

10.3 Non-Solicitation of Customers. The Executive agrees that during the Restriction Period, the Executive will not, either directly or through others, solicit, divert or appropriate, or attempt to solicit, divert or appropriate any customer or actively sought prospective customer of the Company or an Affiliate for the purpose of providing such customer or actively sought prospective customer with services or products competitive with those offered by the Company or an Affiliate during the Executive’s employment with the Company and its Affiliates.

10.4 Non-Disparagement. Unless authorized by law, Executive shall not, either directly or indirectly, disparage, or induce or encourage others to disparage, the reputation of the Company, its services, its products or any of its current or former Affiliates or any of their respective members, officers, directors, employees, or agents. Notwithstanding anything in this Section 10 or elsewhere in this Agreement to the contrary, nothing herein will be deemed to prohibit (a) truthful communications in response to a request by a regulator or self-regulatory organization, (b) truthful responses to a subpoena or other legal process, (c) any truthful testimony or pleadings in any legal proceeding, (d) discussing wage information as permitted under applicable law or exercising any applicable protected rights under Section 7 of the National Labor Relations Act, (e) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful, of (f) participating in government whistleblower programs, and any other applicable protected rights under whistleblowing statutes and regulations.

10.5 Proprietary Information. At all times, the Executive will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Proprietary Information (defined below) of the Company or an Affiliate, except as such disclosure, use or publication may be required in connection with the Executive’s work for the Company or as described in Section 14(e) below, or unless the Company expressly authorizes such disclosure in writing. “Proprietary Information” shall mean any and all confidential and/or proprietary knowledge, data or information of the Company and its Affiliates and shareholders, including but not limited to information relating to financial matters, investments, budgets, business plans, marketing plans, personnel matters, business contacts, products, processes, know-how, designs, methods, improvements, discoveries, inventions, ideas, data, programs, and other works of authorship.

10.6 Reports to Government Entities. Nothing in this Agreement shall prohibit or restrict the Executive from initiating communications directly with, responding to any inquiries from, providing testimony before, providing confidential information to, reporting possible violations of law or regulation to, or from filing a claim or assisting with an investigation directly with a self-regulatory authority or a government agency or entity, including the U.S. Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Department of Justice, the Securities and Exchange Commission, Congress, and any agency Inspector General (collectively, the “Regulators”), or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation. The Executive does not need the prior authorization of the Company to engage in such communications, respond to such inquiries, provide confidential information or documents to the Regulators, or make any such reports or disclosures to the Regulators. The Executive is not required to notify the Company that the Executive has engaged in such communications with the Regulators. If the Executive is required by law to disclose Proprietary Information, other than to Regulators as described above, the Executive shall give prompt written notice to the Company so as to permit the Company to protect its interests in confidentiality to the extent possible. Federal law provides criminal and civil immunity to federal and state claims for trade secret misappropriation to individuals who disclose a trade secret to their attorney, a court, or a government official in certain, confidential circumstances that are set forth at 18 U.S.C. §§ 1833(b)(1) and 1833(b)(2), related to the reporting or investigation of a suspected violation of the law, or in connection with a lawsuit for retaliation for reporting a suspected violation of the law.

10.7 Inventions Assignment. The Executive agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, reports, and all similar or related information which relates to the Company’s or its Affiliates’ actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by the Company (“Work Product”) belong to the Company. The Executive will promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Term) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorneys and other instruments). If requested by the Company, the Executive agrees to execute any inventions assignment and confidentiality agreement that is required to be signed by Company employees generally.

10.8 Return of Company Property. Upon termination of the Executive’s employment with the Company for any reason, and at any earlier time the Company requests, the Executive will deliver to the person designated by the Company all originals and copies of all documents and property of the Company or an Affiliate that is in the Executive’s possession, under the Executive’s control or to which the Executive may have access. The Executive will not reproduce or appropriate for the Executive’s own use, or for the use of others, any property, Proprietary Information or Work Product.

11. Legal and Equitable Remedies.

11.1 Because the Executive’s services are personal and unique and the Executive has had and will continue to have access to and has become and will continue to become acquainted with the proprietary information of the Company and its Affiliates, and because any breach by the Executive of any of the restrictive covenants contained in Section 14 would result in irreparable injury and damage for which money damages would not provide an adequate remedy, the Company shall have the right to enforce Section 14 and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach, or threatened breach, of the restrictive covenants set forth in Section 14. The Executive agrees that in any action in which the Company seeks injunction, specific performance or other equitable relief, the Executive will not assert or contend that any of the provisions of Section 14 are unreasonable or otherwise unenforceable.

11.2 The Executive irrevocably and unconditionally (1) agrees that any legal proceeding arising out of this Agreement shall be brought solely in the United States District Court for New York, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in New York, (2) consents to the exclusive jurisdiction of such court in any such proceeding, and (3) waives any objection to the laying of venue of any such proceeding in any such court. The Executive also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers.

11.3 Notwithstanding anything in this Agreement to the contrary, if the Executive breaches any of the Executive’s obligations under Section 14, the Company shall be obligated to provide only the compensation and accrued benefits required by any Company benefit plans, policies or practices then applicable to the Executive in accordance with the terms thereof, and all payments under Section 2 or Section 6 hereof, as applicable, shall cease. In such event, the Company may require that the Executive repay all amounts theretofore paid to him pursuant to Section 6 hereof, and in such case, the Executive shall promptly repay such amounts on the terms determined by the Company.

12. Survival. The respective rights and obligations of the parties under this Agreement (including, but not limited to, Sections 14 and 15) shall survive any termination of the Executive’s employment or termination or expiration of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

13. No Mitigation or Set Off. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced, regardless of whether the Executive obtains other employment. The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others.

14. Notices. All notices and other communications required or permitted under this Agreement or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered or mailed by registered or certified mail, as follows (provided that notice of change of address shall be deemed given only when received):

If to the Company, to:

[                    ]

[                    ]

[                    ]

If to the Executive, to the most recent address on file with the Company or to such other names or addresses as the Company or the Executive, as the case may be, shall designate by notice to each other person entitled to receive notices in the manner specified in this Section.

15. Withholding. All payments under this Agreement shall be made subject to applicable tax withholding, and the Company shall withhold from any payments under this Agreement all federal, state and local taxes as the Company is required to withhold pursuant to any law or governmental rule or regulation. The Executive shall bear all expense of, and be solely responsible for, all federal, state and local taxes due with respect to any payment received under this Agreement.

16. Remedies Cumulative; No Waiver. No remedy conferred upon a party by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given under this Agreement or now or hereafter existing at law or in equity. No delay or omission by a party in exercising any right, remedy or power under this Agreement or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by such party from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.

17. Assignment. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of the Executive under this Agreement are of a personal nature and shall not be assignable or delegable in whole or in part by the Executive. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, within 15 days of such succession, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place, and the Executive acknowledges that in such event the obligations of the Executive hereunder, including but not limited to those under Section 14, will continue to apply in favor of the successor.

18. Company Policies. This Agreement and the compensation payable hereunder shall be subject to any applicable clawback or recoupment policies, share trading policies, and other policies that may be implemented by the Board from time to time with respect to officers of the Company.

19. Indemnification. In the event the Executive is made, or threatened to be made, a party to any legal action or proceeding, whether civil or criminal, including any governmental or regulatory proceedings or investigations, by reason of the fact that the Executive is or was a director or officer of the Company or its Affiliates, Executive shall be indemnified by the Company, and the Company shall pay Executive’s related expenses when and as incurred, to the fullest extent permitted by the laws of the State of New York and the Company’s articles of incorporation and bylaws. During the Executive’s employment with the Company and its Affiliates and after termination of employment for any reason, the Company shall cover the Executive under the Company’s directors and officers insurance applicable to other officers and directors.

20. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto and supersedes any and all prior agreements and understandings concerning the Executive’s employment by the Company. This Agreement may be changed only by a written document signed by the Executive and the Company.

21. Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction. If any provision is held void, invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

22. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive and procedural laws of the State of New York without regard to rules governing conflicts of law.

23. Counterparts. This Agreement may be executed in any number of counterparts (including facsimile counterparts), each of which shall be an original, but all of which together shall constitute one instrument.

< Signature Page Follows >

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

GES Acquisition Corp.

Name:
Title:
Date:

EXECUTIVE

Name:	John S. Matthews
Title:
Date:

Exhibit E

Weisbeck Employment Agreement

(Attached)

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is entered into by and between GES Acquisition Corp. (the “Company”) and Kathryn Weisbeck (the “Executive”) as of [                ].

WHEREAS, the Company desires to employ the Executive as its [                   ] and the Executive desires to serve in such capacity on behalf of the Company.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the Company and the Executive hereby agree as follows:

1. Employment.

1.1 Term. The initial term of this Agreement shall begin on the first day of the Executive’s employment with the Company, as determined by the Executive and the Company (the “Effective Date”), and shall continue for [ ] years, unless sooner terminated by either party as set forth below, or until the termination of the Executive’s employment, if earlier. The term of this Agreement shall automatically renew for periods of one-year unless either party gives the other party written notice at least 90 days prior to the end of the then existing term or at least 90 days prior to the end of any one-year renewal period that the term of the Agreement shall not be further extended. The period commencing on the Effective Date and ending on the date on which the term of the Agreement terminates is referred to herein as the “Term.” The Company’s failure to renew the Agreement at the end of the Term shall not, by itself, constitute termination without Cause (as defined below) or Good Reason (as defined below).

1.2 Duties. During the Term, the Executive shall serve as the [______________]of the Company with duties, responsibilities and authority commensurate therewith and shall report to the GES Acquisition Corp. Board of Directors. The Executive shall perform all duties and accept all responsibilities incident to such position as may be reasonably assigned to the Executive by the GES Acquisition Corp. Board of Directors. The Executive represents to the Company that the Executive is not subject to or a party to any employment agreement, non-competition covenant, or other agreement that would be breached by, or prohibit the Executive from executing, this Agreement and performing fully the Executive’s duties and responsibilities hereunder.

1.3 Best Efforts. During the Term, the Executive shall devote his or her best efforts and full time and attention to promote the business and affairs of the Company and its affiliated entities, and shall be engaged in other business activities only to the extent that such activities do not materially interfere or conflict with the Executive’s obligations to the Company hereunder, including, without limitation, obligations pursuant to Section 11 below. The foregoing shall not be construed as preventing the Executive from (1) serving on the Board of Directors of Global Arena Holding Inc. but not devoting more then 5 hours a week, and (2) serving on civic, educational, philanthropic or charitable boards or committees, or, with the prior written consent of the Board, in its sole discretion, on corporate boards, and (3) managing personal investments, so long as such activities are permitted under the Company’s code of conduct and employment policies and do not violate the provisions of Section 11 below.

1.4 Principal Place of Employment. The Executive understands and agrees that his or her principal place of employment will be in the Company’s offices located in the [                    ] metropolitan area and that the Executive will be required to travel for business in the course of performing his duties for the Company.

2. Compensation.

2.1 Base Salary. During the Term, the Company shall pay the Executive a base salary (“Base Salary”), at the annual rate of $[ ], which shall be paid in installments in accordance with the Company’s normal payroll practices. The Executive’s Base Salary shall be reviewed annually by the Board of Directors of the Company (the “Board”) pursuant to the normal performance review policies for senior level executives and may be adjusted from time to time as the Board deems appropriate. The Compensation Committee of the Board may take any actions of the Board pursuant to this Agreement.

2.2 Annual Bonus. The Executive shall be eligible to receive an annual bonus for each calendar year during the Term, commencing with the 2025 year, based on the attainment of individual and corporate performance goals and targets established by the Board (“Annual Bonus”). The target amount of the Executive’s Annual Bonus for any calendar year during the Term is [______]% of the Executive’s annual Base Salary and the maximum Annual Bonus payable for any calendar year during the Term is [_____]% of the Executive’s annual Base Salary. Any Annual Bonus shall be paid after the end of the calendar year to which it relates, at the same time and under the same terms and conditions as the bonuses for other executives of the Company; [provided that in no event shall the Executive’s Annual Bonus be paid later than March 15 after the calendar year to which the Annual Bonus relates.] The Annual Bonus shall be subject to the terms of the annual bonus plan that is applicable to other executives of the Company, including requirements as to continued employment, subject to the provisions of Section 11 below.

2.3 Equity Compensation. The Executive shall receive a [stock option][restricted stock unit grant ] with respect to [____] shares of the Company’s common stock within [__________]days after the Effective Date, at such time as the Board deems appropriate. [The exercise price of the stock option shall be equal to the fair market value of the Company’s common stock on the date of grant.] The equity grant will vest in equal annual installments over the [ ________] year period following the date of grant and will have other such other terms as the Board deems appropriate, consistent with grants made to other executives of the Company. The equity grant will be made under the Company’s [___________]. The Executive shall be eligible to receive annual equity awards under the Company’s [_______] on the same terms as other senior executives of the Company.

3. Retirement and Welfare Benefits. During the Term, the Executive shall be eligible to participate in the Company’s health, life insurance, long-term disability, retirement and welfare benefit plans and programs available to employees of the Company, pursuant to their respective terms and conditions. Nothing in this Agreement shall preclude the Company or any affiliate of the Company from terminating or amending any employee benefit plan or program from time to time after the Effective Date.

4. Vacation. During the Term, the Executive shall be entitled to four weeks of vacation each year and holiday and sick leave at levels commensurate with those provided to other senior executives of the Company, in accordance with the Company’s vacation, holiday and other pay for time not worked policies.

5. Business Expenses. The Company shall reimburse the Executive for all necessary and reasonable travel (which does not include commuting) and other business expenses incurred by the Executive in the performance of his or her duties hereunder in accordance with such reasonable accounting procedures as the Company may adopt generally from time to time for executives.

6. Termination of Employment.

6.1 Termination Without Cause. The Company may terminate the Employee’s employment hereunder without Cause during the Initial Term or any Renewal Term in accordance with Section 14.

6.2 Termination for Cause. The Company may terminate the Employee’s employment hereunder for Cause in accordance with Section 7 and 11. For purposes of this Agreement, the Company shall have “Cause” to terminate the Employee’s employment hereunder if such termination shall be the result of:

(I) gross negligence or willful misconduct in connection with the Employee’s performance of material duties hereunder;

(II) the willful failure or willful nonfeasance by the Employee to substantially perform his duties hereunder; provided that with respect to this clause (ii), the Company must first notify the Employee, in writing, stating with reasonable specificity, the grounds for Cause and, if curable, allow the Employee fifteen (15) days after the date of the Company’s notice to fully cure;

(III) willful conduct in bad faith against the best interests of the Company or any of its affiliates, which conduct has a material and adverse impact to the Company or any of its affiliates;

(IV) the conviction for to a charge of commission of a felony or a crime of moral turpitude (but specifically excluding DUI or DWI); or

(V) the commission of a material act of embezzlement or conversion of funds of the Company or its affiliates.

6.3 Good Reason. The Employee may voluntarily terminate his employment hereunder for any reason, including Good Reason, in accordance with Section 7. For purposes of this Agreement, “Good Reason” shall mean:

(I) a material breach of this Agreement by the Company;

(II) a material adverse change to the Employee’s powers, authorities, and responsibilities without his consent;

(III) a Change in Control of the Company (as defined); For purposes of this Agreement, a “Change in Control of the Company” shall be deemed to have occurred if and when: (a) the Company’s stockholders approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least sixty percent (60%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (b) the Company’s stockholders approve a plan of complete liquidation of the Company; (c) the individuals who as the date hereof grant constitute the members of the Board and any new directors whose election by the Board, or whose nomination for election by the Board, shall have been approved by a vote of at least a majority of the Board then in office who either were directors at such date or whose election or nomination for election shall have been so approved shall cease for any reason to constitute a majority of the Board; or (d) the Company consummates a sale or disposition of all or substantially all of the Company’s assets. or

(IV) the relocation of the Employee’s principal place of business outside the New York metropolitan area without his consent.

6.3 Termination Upon Death or Disability. The Employment Period shall be terminated by the death of the Employee. The Employment Period may be terminated by the Company if, in the reasonable judgment of the Board, the Employee shall be rendered incapable of performing his duties to the Company by reason of any physical or mental impairment that can be expected to result in death or permanent impairment or that can be expected to last for a period of either (i) three (3) or more consecutive months from the first date of the Employee’s absence due to the disability; or (ii) nine (9) months during any twelve (12) month period (a “Disability”). If the Employment Period is terminated by reason of Disability of the Employee, the Company shall give thirty (30) days’ advance written notice to that effect to the Employee.

7. Compensation Upon Termination. In consideration of the benefits set forth herein and the Employee’s compliance with the confidentiality, non-compete and non-solicitation provisions set forth in Section 10, below, upon termination of the Employee’s employment with the Company, the Employee shall only be entitled to the following compensation:

7.1 Without Cause and for Good Reason. In the event the Employee’s employment by the Company is terminated during the Employment Period as a result of (a) the Employee’s termination by the Company without Cause, or (b) the Employee’s voluntary resignation for Good Reason, then neither the Employee nor the Employee’s beneficiaries or estate will have any further rights or claims against the Company under this Agreement except the right to receive:

(I) any unpaid Base Salary, Override, Annual Bonus and other benefits earned through the Termination Date;

(II) within 2-1/2 months after the Termination Date (or as required by law), a lump sum payment as severance pay (“Severance”) equal to (_) years of the Employee’s then current Base Salary;

(III) full vesting on any and all restricted stock, stock options and any other equity compensation awards, to the extent such awards have not yet vested as of the Termination Date; and

(IV) reimbursement for any expenses for which the Employee shall not have theretofore been reimbursed as provided in Section 2 hereof.

7.2 Termination Due to Death. In the event that the Employee’s employment with the Company is terminated on account of the Employee’s death, neither the Employee’s beneficiaries nor estate will have any further rights or claims against the Company under this Agreement except the right to receive (i) any unpaid portion of the Base Salary, Override, Annual Bonus and other benefits provided for in Section 2, earned through the Termination Date; (ii) full vesting on any and all restricted stock, stock options and any other equity compensation awards, to the extent such awards have not yet vested as of the Termination Date; and (iii) reimbursement for any expenses for which the Employee shall not have theretofore been reimbursed as provided in Section 3 above.

7.3 Termination Due to Disability. In the event that the Employee’s employment with the Company is terminated on account of the Employee’s Disability, neither the Employee nor the Employee’s beneficiaries or estate will have any further rights or claims against the Company under this Agreement except the right to receive (i) any unpaid portion of the Base Salary, Override, Annual Bonus and other benefits provided for in Section 2, earned through the Termination Date; (ii) full vesting on any and all restricted stock, stock options and any other equity compensation awards, to the extent such awards have not yet vested as of the Termination Date; and (iii) reimbursement for any expenses for which the Employee shall not have theretofore been reimbursed as provided in Section 2 above.

7.4 Other Termination Including For Cause or Resignation Without Good Reason. In the event that the Employee’s employment with the Company is terminated during the Employment Period as a result of a voluntary resignation/termination by the Employee other than for Good Reason or by the Company for Cause, or if this Agreement expires by its terms, neither the Employee nor the Employee’s beneficiaries or estate will have any further rights or claims against the Company under this Agreement except the right to receive (i) any unpaid Base Salary, Override, Annual Bonus and other benefits provided for in Section 2, earned through the Termination Date; and (ii) reimbursement for any expenses for which the Employee shall not have theretofore been reimbursed as provided in Section 2 hereof. No termination under this provision shall limit the Company’s rights under this Agreement at law or in equity

7.5 Withholding of Taxes. All payments required to be made by the Company to the Employee under this Agreement shall be subject to the withholding of such amounts, if any, relating to tax, excise tax and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

8. Resignation of Positions. Effective as of the date of any termination of employment, the Executive will resign all Company-related positions, including as an officer and director of the Company and its parents, subsidiaries and affiliates

9. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

9.1 Notice of Termination. Employee and the Company shall deliver a Notice of Termination if either wishes to effect a termination of Employee’s employment. For purposes of this Agreement, a “Notice of Termination” means a written notice that indicates the specific termination provision in this Agreement, if any, relied upon and shall set forth a brief description of the facts and circumstances claimed to provide a basis for termination of Employee’s employment under the provision so indicated. Any termination by the Company or by Employee of Employee’s employment shall be communicated by written Notice of Termination to the other. For purposes of this Agreement, no termination of employment shall be effective without such Notice of Termination.

9.2 Termination Date. For purposes of this Agreement, “Termination Date” means in the case of Employee’s death, his date of death, or in all other cases, the date specified in the Notice of Termination, subject to the following:

9.3 For Cause. If Employee’s employment is terminated by the Company for Cause, or without Cause, the date of the Notice of Termination;

9.4 For Disability. If Employee’s employment is terminated by the Company due to Disability, the date specified in the Notice of Termination which shall be no earlier than the date Employee is determined to be Disabled as defined in Section 7.3;

9.5 Employee Termination. If Employee’s employment is terminated by Employee with or without Good Reason, the date specified in the Notice of Termination, which shall be thirty (30) days from the date the Notice of Termination is given to the Company; provided, however, that the Company may waive such thirty (30) days’ notice and deem such termination by Employee effective immediately.

9.6 If Employee’s employment is terminated pursuant to non-renewal as set forth in Section 1, the Termination Date shall be the last day of the respective Initial Term or Renewal Term as the case may be, and other than the specified ninety (90) day advance notification set forth in Section 1, no further notice shall be require

9.7 “Release” shall mean a separation agreement and general release of any and all claims against the Company and all related parties with respect to all matters arising out of the Executive’s employment by the Company, and the termination thereof (other than claims for any entitlements under the terms of this Agreement or under any plans or programs of the Company under which the Executive has accrued and is due a benefit). The Release will be in the form attached hereto as Exhibit B, subject to such legally required changes as the Company may require.

10. Restrictive Covenants.

10.1 Non-Competition. To induce the Company to enter into this Agreement, Executive covenants and agrees that during the period of Executive’s employment by the Company and for ( ) after termination of Executive’s employment with the Company (for any reason or no reason, whether by Executive or the Company) the Executive shall not, directly or indirectly become employed by, engage in business with or become a director, manager, member, stockholder, partner, owner, consultant or agent of any Competitive Business, or otherwise perform services for or permit his name to be used in connection with the activities of any Competitive Business. Notwithstanding the foregoing, Executive’ participation as a member of the Board of Directors of Global Arena Holding Inc., or the equity securities of NEWCO common stock owned by Global Arena Holding Inc., a publicly traded company shall not, solely by reason thereof, constitute a violation on the part of Executive of this Subsection 10.1For purposes hereof, “Competitive Business” means a company or division or unit of a enterprise engaged in the same, similar, or other additional lines of business in which the Company or its subsidiaries engages or has taken active steps to engage based on discussions or actions taken by or among senior management or the Board during the 24-months prior to the Effective Date

10.2 Non-Solicitation of Company Personnel. The Executive agrees that during the Restriction Period, the Executive will not, either directly or through others, hire or attempt to hire any employee, consultant or independent contractor of the Company or its Affiliates, or solicit or attempt to solicit any such person to change or terminate his or her relationship with the Company or an Affiliate or otherwise to become an employee, consultant or independent contractor to, for or of any other person or business entity, unless more than 36-months shall have elapsed between the last day of such person’s employment or service with the Company or Affiliate and the first date of such solicitation or hiring or attempt to solicit or hire.

10.3 Non-Solicitation of Customers. The Executive agrees that during the Restriction Period, the Executive will not, either directly or through others, solicit, divert or appropriate, or attempt to solicit, divert or appropriate any customer or actively sought prospective customer of the Company or an Affiliate for the purpose of providing such customer or actively sought prospective customer with services or products competitive with those offered by the Company or an Affiliate during the Executive’s employment with the Company and its Affiliates.

10.4 Non-Disparagement. Unless authorized by law, Executive shall not, either directly or indirectly, disparage, or induce or encourage others to disparage, the reputation of the Company, its services, its products or any of its current or former Affiliates or any of their respective members, officers, directors, employees, or agents. Notwithstanding anything in this Section 10 or elsewhere in this Agreement to the contrary, nothing herein will be deemed to prohibit (a) truthful communications in response to a request by a regulator or self-regulatory organization, (b) truthful responses to a subpoena or other legal process, (c) any truthful testimony or pleadings in any legal proceeding, (d) discussing wage information as permitted under applicable law or exercising any applicable protected rights under Section 7 of the National Labor Relations Act, (e) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful, of (f) participating in government whistleblower programs, and any other applicable protected rights under whistleblowing statutes and regulations.

10.5 Proprietary Information. At all times, the Executive will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Proprietary Information (defined below) of the Company or an Affiliate, except as such disclosure, use or publication may be required in connection with the Executive’s work for the Company or as described in Section 14(e) below, or unless the Company expressly authorizes such disclosure in writing. “Proprietary Information” shall mean any and all confidential and/or proprietary knowledge, data or information of the Company and its Affiliates and shareholders, including but not limited to information relating to financial matters, investments, budgets, business plans, marketing plans, personnel matters, business contacts, products, processes, know-how, designs, methods, improvements, discoveries, inventions, ideas, data, programs, and other works of authorship.

10.6 Reports to Government Entities. Nothing in this Agreement shall prohibit or restrict the Executive from initiating communications directly with, responding to any inquiries from, providing testimony before, providing confidential information to, reporting possible violations of law or regulation to, or from filing a claim or assisting with an investigation directly with a self-regulatory authority or a government agency or entity, including the U.S. Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Department of Justice, the Securities and Exchange Commission, Congress, and any agency Inspector General (collectively, the “Regulators”), or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation. The Executive does not need the prior authorization of the Company to engage in such communications, respond to such inquiries, provide confidential information or documents to the Regulators, or make any such reports or disclosures to the Regulators. The Executive is not required to notify the Company that the Executive has engaged in such communications with the Regulators. If the Executive is required by law to disclose Proprietary Information, other than to Regulators as described above, the Executive shall give prompt written notice to the Company so as to permit the Company to protect its interests in confidentiality to the extent possible. Federal law provides criminal and civil immunity to federal and state claims for trade secret misappropriation to individuals who disclose a trade secret to their attorney, a court, or a government official in certain, confidential circumstances that are set forth at 18 U.S.C. §§ 1833(b)(1) and 1833(b)(2), related to the reporting or investigation of a suspected violation of the law, or in connection with a lawsuit for retaliation for reporting a suspected violation of the law.

10.7 Inventions Assignment. The Executive agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, reports, and all similar or related information which relates to the Company’s or its Affiliates’ actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by the Company (“Work Product”) belong to the Company. The Executive will promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Term) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorneys and other instruments). If requested by the Company, the Executive agrees to execute any inventions assignment and confidentiality agreement that is required to be signed by Company employees generally.

10.8 Return of Company Property. Upon termination of the Executive’s employment with the Company for any reason, and at any earlier time the Company requests, the Executive will deliver to the person designated by the Company all originals and copies of all documents and property of the Company or an Affiliate that is in the Executive’s possession, under the Executive’s control or to which the Executive may have access. The Executive will not reproduce or appropriate for the Executive’s own use, or for the use of others, any property, Proprietary Information or Work Product.

11. Legal and Equitable Remedies.

11.1 Because the Executive’s services are personal and unique and the Executive has had and will continue to have access to and has become and will continue to become acquainted with the proprietary information of the Company and its Affiliates, and because any breach by the Executive of any of the restrictive covenants contained in Section 14 would result in irreparable injury and damage for which money damages would not provide an adequate remedy, the Company shall have the right to enforce Section 14 and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach, or threatened breach, of the restrictive covenants set forth in Section 14. The Executive agrees that in any action in which the Company seeks injunction, specific performance or other equitable relief, the Executive will not assert or contend that any of the provisions of Section 14 are unreasonable or otherwise unenforceable.

11.2 The Executive irrevocably and unconditionally (1) agrees that any legal proceeding arising out of this Agreement shall be brought solely in the United States District Court for New York, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in New York, (2) consents to the exclusive jurisdiction of such court in any such proceeding, and (3) waives any objection to the laying of venue of any such proceeding in any such court. The Executive also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers.

11.3 Notwithstanding anything in this Agreement to the contrary, if the Executive breaches any of the Executive’s obligations under Section 14, the Company shall be obligated to provide only the compensation and accrued benefits required by any Company benefit plans, policies or practices then applicable to the Executive in accordance with the terms thereof, and all payments under Section 2 or Section 6 hereof, as applicable, shall cease. In such event, the Company may require that the Executive repay all amounts theretofore paid to him pursuant to Section 6 hereof, and in such case, the Executive shall promptly repay such amounts on the terms determined by the Company.

12. Survival. The respective rights and obligations of the parties under this Agreement (including, but not limited to, Sections 14 and 15) shall survive any termination of the Executive’s employment or termination or expiration of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

13. No Mitigation or Set Off. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced, regardless of whether the Executive obtains other employment. The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others.

14. Notices. All notices and other communications required or permitted under this Agreement or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered or mailed by registered or certified mail, as follows (provided that notice of change of address shall be deemed given only when received):

If to the Company, to:

[ _______]

[ ______]

[______]

If to the Executive, to the most recent address on file with the Company or to such other names or addresses as the Company or the Executive, as the case may be, shall designate by notice to each other person entitled to receive notices in the manner specified in this Section.

15. Withholding. All payments under this Agreement shall be made subject to applicable tax withholding, and the Company shall withhold from any payments under this Agreement all federal, state and local taxes as the Company is required to withhold pursuant to any law or governmental rule or regulation. The Executive shall bear all expense of, and be solely responsible for, all federal, state and local taxes due with respect to any payment received under this Agreement.

16. Remedies Cumulative; No Waiver. No remedy conferred upon a party by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given under this Agreement or now or hereafter existing at law or in equity. No delay or omission by a party in exercising any right, remedy or power under this Agreement or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by such party from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.

17. Assignment. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of the Executive under this Agreement are of a personal nature and shall not be assignable or delegable in whole or in part by the Executive. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, within 15 days of such succession, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place, and the Executive acknowledges that in such event the obligations of the Executive hereunder, including but not limited to those under Section 14, will continue to apply in favor of the successor.

18. Company Policies. This Agreement and the compensation payable hereunder shall be subject to any applicable clawback or recoupment policies, share trading policies, and other policies that may be implemented by the Board from time to time with respect to officers of the Company.

19. Indemnification. In the event the Executive is made, or threatened to be made, a party to any legal action or proceeding, whether civil or criminal, including any governmental or regulatory proceedings or investigations, by reason of the fact that the Executive is or was a director or officer of the Company or its Affiliates, Executive shall be indemnified by the Company, and the Company shall pay Executive’s related expenses when and as incurred, to the fullest extent permitted by the laws of the State of New York and the Company’s articles of incorporation and bylaws. During the Executive’s employment with the Company and its Affiliates and after termination of employment for any reason, the Company shall cover the Executive under the Company’s directors and officers insurance applicable to other officers and directors.

20. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto and supersedes any and all prior agreements and understandings concerning the Executive’s employment by the Company. This Agreement may be changed only by a written document signed by the Executive and the Company.

21. Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction. If any provision is held void, invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

22. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive and procedural laws of the State of New York without regard to rules governing conflicts of law.

23. Counterparts. This Agreement may be executed in any number of counterparts (including facsimile counterparts), each of which shall be an original, but all of which together shall constitute one instrument.

< Signature Page Follows >

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

GES Acquisition Corp.

Name:
Title:
Date:

EXECUTIVE

Name:	Kathryn Weisbeck
Title:
Date:

Exhibit F

Form of Non-disclosure, Non-solicitation and IP Rights Agreement

(Attached)

Non-disclosure, Non-solicitation and IP Rights Agreement

Dated as of [ ___________], 2025

COUNTERPARTY: [ ________________]

This Nondisclosure, Non-Solicitation and IP Rights Agreement (this “Agreement”) is entered into as of the date first set forth above by and between (i) GES Acquisition Corp., a Delaware corporation (the “Company”); and (ii) the party as set forth above (“Counterparty”). The Company and Counterparty may be referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, (i) the Company, (ii) Global Arena Holding, Inc., a Delaware corporation; (iii) Global Election Services, Inc., a Delaware corporation; and (iv) Global Election Services Holding LLC, a Delaware limited liability company have entered into that certain Asset Purchase Agreement, dated as of July 1, 2025 (the “APA”); and

WHEREAS, the Closing (as defined in the APA) is now occurring, and the delivery of this Agreement is a condition to such Closing, and the Counterparty acknowledges and agrees that the Closing and the consummation of the other Transactions (as defined in the APA) are of a material benefit to the Counterparty;

NOW THEREFORE, in consideration of the promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:

Section 1. Purpose. The purpose of this Agreement is to protect certain Confidential Information (as defined below) related to the Company that may be known by Counterparty, and to otherwise set forth certain agreements related to the relationship of the Parties, in each case for the purpose of furthering the Transactions (the “Purpose”).

Section 2. Definitions.

(a)	Confidential Information. For purposes of this Agreement, and except as provided below, “Confidential Information” shall mean any confidential, proprietary or trade secret information, data or know-how which relates to the business, research, services, products, customers, suppliers, employees, or financial information of the Company and its subsidiaries and Affiliates (as defined below), including, but not limited to, product or service specifications, designs, drawings, prototypes, computer programs, models, business plans, marketing plans, financial data, financial statements, financial forecasts and statistical information, in each case that is marked as confidential, proprietary or secret, or with an alternate legend or marking indicating the confidentiality thereof or which, from the nature thereof should reasonably be expected to be confidential or proprietary, in each case which is disclosed following the Effective Date, or which has been disclosed in the past, by the Company or on its behalf to Counterparty, either in writing, orally, by inspection or in any other form or medium. Any technical or business information of a third person furnished or disclosed shall be deemed “Confidential Information” of the Company unless otherwise specifically indicated in writing to the contrary.

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(b)	For purposes herein:

(i)	“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

(ii)	“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.” Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner ) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

(iii)	“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

Section 3. Restrictions.

(a)	Counterparty agrees to use the Confidential Information only for the Purpose and shall use reasonable care not to disclose Confidential Information to any non-Affiliated third party, such care to be at least equal to the care exercised by Counterparty as to its own Confidential Information, which standard of care shall not be less than the current industry standard in effect as of the date of such receipt. Counterparty agrees that it shall make disclosure of any such Confidential Information only to its Affiliates and their respective employees (including temporary and leased employees subject to a confidentiality obligation), officers, directors, attorneys, consultants, advisors and other agents (collectively, “Representatives”), to whom disclosure is reasonably necessary for the Purpose. Counterparty shall appropriately notify such Representatives that the disclosure is made in confidence and shall be kept in confidence in accordance with this Agreement. Counterparty shall be responsible for the failure of its Representatives to comply with the terms of this Agreement.

(b)	Without the prior consent of the Company, Counterparty shall not remove any proprietary, copyright, trade secret or other protective legend from the Confidential Information.

(c)	Counterparty acknowledges that the Confidential Information disclosed hereunder may constitute “Technical Data” and may be subject to the export laws and regulations of the United States. Counterparty agrees it will not knowingly export, directly or indirectly, any Confidential Information or any direct product incorporating any Confidential Information, whether or not otherwise permitted under this Agreement, to any countries, agencies, groups or companies prohibited by the United States Government unless proper authorization is obtained.

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(d)	Nothing herein shall be construed as granting to Counterparty or its Affiliates any right or license to use or practice any of the information defined herein as Confidential Information and which is subject to this Agreement as well as any trade secrets, know-how, copyrights, inventions, patents or other intellectual property rights now or hereafter owned or controlled by the Company. Except as allowed by applicable law, Counterparty shall not use any trade name, service mark or trademark of the Company or refer to the Company in any promotional or sales activity or materials without first obtaining the prior written consent of the Company.

Section 4. Exceptions. The obligations imposed in Section 3 shall not apply to any Confidential Information that (i) was already in the possession of Counterparty at the time of disclosure without restrictions on its use or is independently developed by Counterparty after the effective date of this Agreement, provided that the person or persons developing same have not used such information received from the Company, or is rightfully obtained from a source other than from the Company; (ii) is in the public domain at the time of disclosure or subsequently becomes available to the general public through no fault of Counterparty; (iii) is obtained by Counterparty from a third person who is under no obligation of confidence to the Company; or (iv) is disclosed without restriction by the Company.

Section 5. Standstill.

(a)	Counterparty acknowledges and agrees that the Company is as of the Closing, or may become, a public company, trading on the Nasdaq Stock Market, the New York Stock Exchange, the OTC Markets, or another securities exchange or trading platform.

(b)	Counterparty agrees that, for as long as any information, including Confidential Information, continues to meet the definition of Material Non-Public Information (as defined below) as set forth herein (the “Standstill Period”), Counterparty shall not, and Counterparty shall ensure that none of its Representatives shall:

(i)	buy or sell any securities or derivative securities of or related to the Company, or any interest therein;

(ii)	undertake any actions or activities that would reasonably be expected to result in a violation of the Securities Act of 1933, as amended, or the rules and regulations thereunder, or of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Section 10(b) thereunder, or the rules and regulations thereunder, including, without limitation, Rule 10b-5 promulgated thereunder;

(iii)	effect, seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in, or in any way assist any other corporation, partnership, group, individual or other entity (each, a “Person”) to effect, seek, offer or propose (whether publicly or otherwise) to effect or participate in (1) any acquisition of any securities (or beneficial ownership thereof) or all or substantially all of the assets of the Company or any of its subsidiaries, (2) any tender or exchange offer, merger or other business combination involving the Company or any of its subsidiaries, (3) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries, or (4) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of the Company;

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(iv)	form, join or in any way participate in a “group” (as defined under the Exchange Act) with respect to the securities of the Company;

(v)	make any public announcement with respect to, or submit an unsolicited proposal for or offer of (with or without condition), any extraordinary transaction involving the Company or its securities or assets;

(vi)	otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company;

(vii)	take any action which might force the Company to make a public announcement regarding any of the types of matters set forth in Section 5(b)(iii); or

(viii)	enter into any discussions or arrangements with any third party with respect to any of the foregoing.

(c)	Counterparty also agrees during the Standstill Period not to request the Company (or its directors, officers, employees or agents), directly or indirectly, to amend or waive any provision of this Section 5 (including this sentence).

Section 6. Return of Confidential Information. Upon termination of this Agreement for any reason or upon request by the Company made at any time, all Confidential Information, together with any copies of same as may be authorized herein, shall be returned to the Company, or destroyed and certified as such by an officer of Counterparty, at Counterparty’s option. Counterparty may retain one copy of all written Confidential Information for its files for reference in the event of a dispute hereunder or as is necessary to comply with its document retention policies.

Section 7. Ownership of Confidential Information. As between the Company and Counterparty, the Confidential Information and any Derivative thereof (as defined below), whether created by the Company or Counterparty, will remain the property of the Company. For purposes of this Agreement, “Derivative” shall mean: (i) for copyrightable or copyrighted material, any translation, abridgement, revision or other form in which an existing work may be recast, transformed or adapted, and which constitutes a derivative work under the Copyright laws of the United States; (ii) for patentable or patented material, any improvement thereon; and (iii) for material which is protected by trade secret, any new material derived from such existing trade secret material, including new material which may be protected by copyright, patent and/or trade secret.

Section 8. No Rights or Obligations. Except for the restrictions on use and disclosure of Confidential Information imposed in this Agreement, no obligation of any kind is assumed or implied against either Party or their Affiliates by virtue of meetings or conversations between the Parties hereto with respect to the subject matter stated above or with respect to the exchange of Confidential Information. Each Party further acknowledges that this Agreement and any meetings and communications of the Parties and their Affiliates relating to the same subject matter shall not (i) constitute an offer, request, invitation or contract with the other Party to engage in any research, development or other work; (ii) constitute an offer, request, invitation or contract involving a buyer-seller relationship, joint venture, teaming or partnership relationship between the Parties and their Affiliates; or (iii) constitute a representation, warranty, assurance, guarantee or inducement with respect to the accuracy or completeness of any Confidential Information or the non-infringement of the rights of third persons.

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Section 9. Acknowledgement. Counterparty acknowledges and agrees that, with respect to any information provided by the Company, its Affiliates, and their respective stockholders, members, partners, directors, managers, officers, employees, agents, advisors, and other representatives, each expressly disclaims any and all liability for representations, expressed or implied, contained in or omitted from such information, and nothing contained in such information is or shall be relied upon as a promise or representation by any the Company, its Affiliates, or any of their respective stockholders, members, partners, directors, managers, officers, employees, agents, advisors, or other representatives as to the past or future performance of the Company.

Section 10. Request for Confidential Information Pursuant to Court or Other Proceeding. If Counterparty is requested or required (by oral questions, deposition, interrogatories, subpoena, civil investigative demand or other similar non-criminal process) to disclose any Confidential Information supplied to Counterparty under this Agreement, Counterparty will provide the Company with prompt written notice of such request(s) so that the Company may, at the Company’s option, (a) seek an appropriate protective order; (b) consult with Counterparty on the advisability of taking steps to resist or narrow such request or requirement; or (c) waive in writing Counterparty’s compliance with the provisions of this Agreement for the sole purpose of complying with the request. If, in the absence of a protective order or the receipt of a written waiver hereunder, Counterparty is nonetheless, in the reasonable opinion of its counsel, compelled to disclose Confidential Information to any governmental tribunal or else stand liable for contempt or suffer other censure or penalty, Counterparty will cooperate with the Company at the Company’s expense in any attempt that the Company may make to obtain an order or other reliable assurance that confidential treatment will be provided by such tribunal for all or designated portions of such Confidential Information disclosed by the Company.

Section 11. No License. Nothing in this Agreement shall be construed as granting any right or license to Counterparty, by implication or otherwise, with respect to any Confidential Information, except for the limited purposes set forth above.

Section 12. Non-Solicitation

(a)	Existing Business Interests. The Parties acknowledge that the Company is engaged in the various business as disclosed to Counterparty (together with such other activities as may be engaged in from time to time, the “Existing Business”). As part of this Existing Business, the Company has developed and continues to develop Confidential Information regarding the operation of such business. In addition, the Company has developed and continues to develop substantial relationships with existing and prospective clients, accounts, suppliers and others, as well as goodwill associated with these relationships and business. These relationships are a substantial business asset owned by, and proprietary to, the Company and are integral to the Company’s Existing Business and continued operation.

(b)	Developing Business Interests. The Company is also engaged in expanding their respective business by developing new business concepts and services (the “Developing Business”). As part of this Developing Business, the Company has developed and continues to develop Confidential Information related thereto, valuable relationships with prospective and existing clients, accounts, suppliers and others, and continues to create goodwill associated with these relationships and business. The Developing Business is a substantial business asset owned by, and proprietary to, the Company.

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(c)	Other Legitimate Business Interests. In addition to the Existing Business and the Developing Business, Company has other legitimate business interests which are necessary to protect through the provisions of this Section 12, which Counterparty acknowledges include, but are not limited to the following (collectively the “Other Legitimate Business Interests”):

(i)	the Company has expended considerable resources in developing relationships with their suppliers, clients and customers;

(ii)	the Company has expended considerable resources to recruit and hire vendors and/or employees who could perform services for Company; and

(iii)	Counterparty may, through the contractual relationship set forth herein, develop a substantial relationship with the Company’s existing or potential clients, including but not limited to being the sole or primary contact between Company and its clients and principals.

(d)	Acknowledgement of Company’s Right to Protection of Business Interests. Counterparty acknowledges and agrees that Company desires, is entitled to, and deserves, protection of its legitimate business interests associated with the Existing Business, the Developing Business and the Other Legitimate Business Interests. Accordingly, Counterparty agrees to the restrictions set forth in this Section 12 as reasonable under the circumstances.

(e)	No-Solicitation. In recognition and consideration of Company’s Existing Business, Developing Business and Other Legitimate Business Interests, subject to applicable law, Counterparty agrees that, for a period from the Effective Date and ending five (5) years thereafter (the “Term”), Counterparty shall not, directly or indirectly solicit or discuss with any employee of Company the employment of such Company employee by any other commercial enterprise other than Company, nor recruit, attempt to recruit, hire or attempt to hire any such Company employee on behalf of any commercial enterprise other than Company. Nothing in this Section 12 shall prohibit Counterparty for undertaking a general recruitment advertisement provided that the foregoing is not targeted towards any person identified above, or from hiring, employing or engaging any such person who responds to such general recruitment advertisement. Counterparty admits and agrees that Counterparty’s breach of the provisions of this Section 12 would result in irreparable harm to Company. Accordingly, in the event of Counterparty’s breach or threatened breach of this Section 12, Counterparty agrees that Company shall be entitled to an injunction restraining such breach or threatened breach without the necessity of posting a bond or other security. Further, in the event of Counterparty’s breach, the duration of the restrictions contained in this Section 12 shall be extended for the entire time that the breach existed so that Company is provided with the full time period provided herein. In addition to injunctive relief, Company shall be entitled to any other remedy available in law or equity by reason of Counterparty’s breach or threatened breach of the restrictions contained in this Section 12. If the Company retains an attorney to enforce the provisions of this Section 12, the Company shall be entitled to recover its reasonable attorneys’ fees and costs so incurred from the applicable Investor, both prior to filing a lawsuit, during the lawsuit and on appeal.

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(f)	Blue Pencil. Counterparty has carefully read and considered the provisions of this Section 12 and, having done so, agrees that the restrictions set forth in such Section 12 are fair and reasonable and are reasonably required for the protection of the legitimate business interests of the Company. In the event that a court of competent jurisdiction shall determine that any of the foregoing restrictions are unenforceable, the Parties hereto agree that it is their desire that such court substitute an enforceable restriction in place of any restriction deemed unenforceable, and that the substitute restriction be deemed incorporated herein and enforceable against Counterparty. It is the intent of the Parties hereto that the court, in so determining any such enforceable substitute restriction, recognize that it is their intent that the foregoing restrictions be imposed and maintained to the greatest extent possible.

Section 13. Intellectual Property Rights.

(a)	Disclosure of Work Product. As used in this Agreement, the term “Work Product” means any invention, whether or not patentable, know-how, designs, mask works, trademarks, formulae, processes, manufacturing techniques, trade secrets, ideas, artwork, software or any copyrightable or patentable works. Counterparty agrees to disclose promptly in writing to Company, or any person designated by Company, all Work Product that is solely or jointly conceived, made, reduced to practice, or learned by Counterparty in the course of any work performed for Company (“Company Work Product”). Counterparty agrees (a) to use Counterparty’s best efforts to maintain such Company Work Product in trust and strict confidence; (b) not to use Company Work Product in any manner or for any purpose not expressly set forth in this Agreement; and (c) not to disclose any such Company Work Product to any third party without first obtaining Company’s express written consent on a case-by-case basis.

(b)	Ownership of Company Work Product. Counterparty agrees that any and all Company Work Product conceived, written, created or first reduced to practice in the performance of by Counterparty for the Company shall be deemed “work for hire” under applicable law and shall be the sole and exclusive property of Company.

(c)	Assignment of Company Work Product. Counterparty irrevocably assigns to Company all right, title and interest worldwide in and to the Company Work Product and all applicable intellectual property rights related to the Company Work Product, including without limitation, copyrights, trademarks, trade secrets, patents, moral rights, contract and licensing rights (the “Proprietary Rights”). Except as set forth below, Counterparty retains no rights to use the Company Work Product and agrees not to challenge the validity of Company’s ownership in the Company Work Product. Counterparty hereby grants to Company a perpetual, non-exclusive, fully paid-up, royalty-free, irrevocable and world-wide right, with rights to sublicense through multiple tiers of sublicensees, to reproduce, make derivative works of, publicly perform, and display in any form or medium whether now known or later developed, distribute, make, use and sell any and all Counterparty owned or controlled Work Product or technology that Counterparty uses to complete the services and which is necessary for Company to use or exploit the Company Work Product.

(d)	Assistance. Counterparty agrees to cooperate with Company or its designee(s) in the procurement and maintenance of Company’s rights in Company Work Product and to execute, when requested, any other documents deemed necessary by Company to carry out the purpose of this Agreement. Counterparty will assist Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Work Product in any and all countries. Counterparty’s obligation to assist Company with respect to Proprietary Rights relating to such Company Work Product in any and all countries shall continue beyond the termination of this Agreement, but Company shall compensate Counterparty at a reasonable rate to be mutually agreed upon after such termination for the time actually spent by Counterparty at Company’s request on such assistance.

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(e)	Execution of Documents. In the event Company is unable for any reason, after reasonable effort, to secure Counterparty’s signature on any document requested by Company pursuant to this Section 13 within seven (7) days of the Company’s initial request to Counterparty, Counterparty hereby irrevocably designates and appoints Company and its duly authorized officers and agents as its agent and attorney in fact, which appointment is coupled with an interest, to act for and on its behalf solely to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of this Section 13 with the same legal force and effect as if executed by Counterparty. Counterparty hereby waives and quitclaims to Company any and all claims, of any nature whatsoever, which Counterparty now or may hereafter have for infringement of any Proprietary Rights assignable hereunder to Company.

(f)	Counterparty Representations and Warranties. Counterparty hereby represents and warrants that:

(i) Company Work Product will be an original work of Counterparty or all applicable third parties will have executed assignments of rights reasonably acceptable to Company; (ii) neither the Company Work Product nor any element thereof will infringe the intellectual property rights of any third party; (iii) neither the Company Work Product nor any element thereof will be subject to any restrictions or to any mortgages, liens, pledges, security interests, encumbrances or encroachments; (iv) Counterparty will not grant, directly or indirectly, any rights or interest whatsoever in the Company Work Product to any third party; (v) Counterparty has full right and power to enter into and perform Counterparty’s obligations under this Agreement without the consent of any third party; (vi) Counterparty will use best efforts to prevent injury to any person (including employees of Company) or damage to property (including Company’s property) during the Term; and (vii) should Company permit Counterparty to use any of Company’s equipment, tools, or facilities during the Term, such permission shall be gratuitous and Counterparty shall be responsible for any injury to any person (including death) or damage to property (including Company’s property) arising out of use of such equipment, tools or facilities.

Section 14. Fees and Expenses. Other than as specifically set forth herein, each Party shall bear its own fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby (the “Transactions”).

Section 15. Amendment. Subject to applicable law and the other provisions of this Agreement, this Agreement may be amended by the Parties at any time only by execution of an instrument in writing signed on behalf of each Party.

Section 16. Waiver. Any Party may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of any other Party,

(b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such Party hereto contained herein. Any agreement on the part of a Party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

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Section 17. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (i) three (3) Business Days (as defined below) after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) two (2) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service, or (iii) immediately upon delivery by email, by hand delivery or by facsimile (with a written or electronic confirmation of receipt), in each case to the intended recipient as set forth below. For purposes herein, “Business Day” shall mean any day other than a Saturday, Sunday or other day on which the banks in the Delaware are authorized by law or executive order to be closed. Notices shall be sent as follows:

if to the Company, to:

GES Acquisition Corp.

Attn: Darrell Crate

[ _________]

[ __________]

Email: dcrate@easterlyam.com

if to Counterparty, to the address as set forth on the signature page hereof.

Section 18. Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of all of the other Party. Subject to the preceding sentence, this Agreement shall (i) be binding upon the Parties and their respective successors and permitted assigns and (ii) shall inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 19. Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

Section 20. Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the Parties, and no such relationship otherwise exists. No presumption in favor of or against any Party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person (as defined below) might have drafted this Agreement or such provision. For purposes herein, “Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or governmental authority.

Section 21. Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, each Party shall use their respective commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable, and to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section 22. Further Assurances. From and after the Effective Date, each Party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such Party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

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Section 23. Dispute Resolution. If there is any dispute or controversy relating to this Agreement or any of the Transactions (each, a “Dispute”), such Dispute shall be resolved in accordance with this Section 23.

(a)	The Party claiming a Dispute shall deliver to each of the other Party a written notice (a “Notice of Dispute”) that will specify in reasonable detail the dispute that the claiming Party wishes to have resolved. If the Parties are not able to resolve the dispute within five (5) Business Days of a Party’s receipt of an applicable Notice of Dispute, then such Dispute shall be submitted to binding arbitration in accordance with this Section 23.

(b)	Any arbitration hereunder shall be conducted in accordance with the rules of the American Arbitration Association then in effect. Within five Business Days of the failure of the Parties to resolve the Dispute as set forth in Section 23(a), each Party shall select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, and the three arbitrators shall resolve the Dispute. The arbitrators will be instructed to prepare in writing as promptly as practicable, and provide to each Party such arbitrators’ determination, including factual findings and the reasons on which the determination was based. The decision of the arbitrators will be final, binding and conclusive and will not be subject to review or appeal and may be enforced in any court having jurisdiction over the Parties. Each Party shall initially pay its own costs, fees and expenses (including, without limitation, for counsel, experts and presentation of proof) in connection with any arbitration or other action or proceeding brought under this Section 23, and the fees of the arbitrators shall be share equally, provided, however, that the arbitrators shall have the power to award costs and expenses in a different proportion.

(c)	The arbitration shall be conducted in [ ].

Section 24. Third Party Beneficiaries. Other than as specifically set forth herein, this Agreement is not intended to, and shall not, confer upon any other Person any rights or remedies hereunder.

Section 25. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 26. Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

Section 27. Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and each Party shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which such Party is entitled at law or in equity. In the event that specific performance is granted to a Party pursuant to the terms and conditions herein, such Party shall also be entitled to be awarded its costs and expenses (including reasonable attorneys’ fees and expenses) incurred solely in connection with obtaining such specific performance. The preceding sentence will not limit the right or ability of a Party seeking specific performance to recover damages, costs or expenses, under another provision of this Agreement or of any other document or agreement related hereto.

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Section 28. Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 29. Limitation on Damages. In no event will any Party be liable to any other Party under or in connection with this Agreement or in connection with the Transactions for special, general, indirect or consequential damages, including damages for lost profits or lost opportunity, even if the Party sought to be held liable has been advised of the possibility of such damage.

Section 30. Governing Law. This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the Transactions, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of Delaware, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Delaware.

Section 31. Consent to Jurisdiction and Venue; Waiver of Jury Trial.

(a)

Each of the Parties hereby irrevocably submits to the personal jurisdiction of United States Federal Courts and the courts of the State of [ ], in each case located in [ ] County, [ ] (the “Chosen Courts”) solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in or contemplated by this Agreement, and in respect of the Transactions, or the negotiation, execution or performance hereof, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in the Chosen Courts or that any Chosen Court is an inconvenient forum or that the venue thereof may not be appropriate, or that this Agreement or any such document may not be enforced in or by such Chosen Court, and each of the Parties hereto irrevocably agrees that all claims, actions, suits and proceedings or other causes of action (whether at law, in contract, in tort or otherwise) that may be based upon, arising out of or relating to this Agreement or any of the Transactions, or the negotiation, execution or performance hereof shall be heard and determined exclusively in the Chosen Courts. Each of the Parties hereby consents to and grants any such Chosen Court jurisdiction over the person of such Party and, to the extent permitted by law, over the subject matter of such dispute and agrees that mailing of process or other papers in connection with any such action, suit or proceeding in the manner as may be permitted by law shall be valid, effective and sufficient service thereof.

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(b)	EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 31(B). EACH OF THE PARTIES ACKNOWLEDGE THAT EACH HAS BEEN REPRESENTED IN CONNECTION WITH THE SIGNING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED BY THE RESPECTIVE PARTY AND THAT SUCH PARTY HAS DISCUSSED THE LEGAL CONSEQUENCES AND IMPORT OF THIS WAIVER WITH LEGAL COUNSEL. EACH OF THE PARTIES FURTHER ACKNOWLEDGE THAT EACH HAS READ AND UNDERSTANDS THE MEANING OF THIS WAIVER AND GRANTS THIS WAIVER KNOWINGLY, VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER CONSIDERATION OF THE CONSEQUENCES OF THIS WAIVER WITH LEGAL COUNSEL.

Section 32. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the Effective Date.

GES Acquisition Corp.

By:
Name:	Darrell Crate
Title:	Chief Executive Officer

[Counterparty]

By:
Name:
Title:
(if applicable)

1	Address for notices:

1	____________________________
1	____________________________
1	____________________________
1	____________________________
1	Email: ________________________

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Exhibit G

Bill of Sale and Assignment and Assumption Agreement

(Attached)

Bill of Sale and Assignment and Assumption Agreement

Dated as of [_____________], 2025

This Bill of Sale and Assignment and Assumption Agreement (this “Bill of Sale”) is made and entered into as of the date set forth above (the “Closing Date”), by Global Election Services, Inc., a Delaware corporation (“Seller”) and GES Acquisition Corp., a Delaware corporation (the “Purchaser”). The Seller and the Purchaser may be referred to herein collectively as the “Parties” and each individually as a “Party”.

WHEREAS, Purchaser, Seller, Global Arena Holding, Inc., a Delaware corporation and the sole shareholder of Seller (“Parent”) and Global Election Services Holding LLC, a Delaware limited liability company (“GES Holding”) have entered into that certain Asset Purchase Agreement, dated as of July 1, 2025 (“Agreement”), providing for Purchaser to purchase from Seller certain assets and to assume from Seller certain liabilities;

WHEREAS, Seller desires to convey, transfer, assign, deliver, and contribute to Purchaser all of Seller’s right, title, and interest in and to such assets, as further defined herein, and Purchaser desires to accept all of Seller’s rights, title and interest in and to such assets; and

WHEREAS, Seller desires to convey, transfer, assign, deliver, and contribute to Purchaser such liabilities, as further defined herein, and Purchaser is willing to assume such liabilities;

NOW, THEREFORE, in consideration of $10 paid by the Purchaser to the Seller, and the premises and of the terms and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

Article I. GENERAL PROVISIONS.

Section 1.01 Definitions. Capitalized terms used herein without definition shall have the meanings given in the Agreement.

Section 1.02 Sale of Assets; Assignment of Contracts and Permits.

(a)	Assets Generally. Seller hereby sells, grants, conveys, assigns, transfers and delivers to Purchaser any and all of Seller’s right, title and interest in and to (i) the assets as set forth on Exhibit 1 attached hereto (the “Assets”); (ii) any state or common law rights in the Assets and the right of priority, together with (1) the goodwill of the Business relating to the Assets; and (2) right to sue for and collect, for its own use, all income, royalties, and damages hereafter due or payable to Seller with respect to the Assets, including without limitation, damages and payments for past, present, and future infringement or misappropriation of the Assets; and (iii) all of Seller’s other rights, title, and interest in the Assets, in each case free and clear of all Liens other than Permitted Liens. Such sale, transfer, conveyance and assignment shall be effective on the Closing Date.

(b)	Assumed Contracts. In furtherance of the provisions of Section 1.02(a), effective as of the Closing Date, Seller hereby assigns, transfers and conveys to Purchaser the Assumed Contracts and any and all of Seller’s right, title and interest in and to the Assumed Contracts including, without limitation, all rights, benefits and advantages of the Seller to be derived therefrom and all burdens, obligations and liabilities to be derived thereunder, in consideration of the premises set forth herein and the premises and consideration as set forth in the Assumed Contracts. Hereafter, Seller disclaims any further interest in the Assumed Contracts, and the Seller shall be replaced by the Purchaser for all purposes of the Assumed Contracts, and the Assumed Contracts are each hereby deemed amended to the extent required to give effect thereto. Purchaser hereby expressly accepts the assignment and transfer of the Assumed Contracts and promises to observe and perform all services and obligations required under the Assumed Contracts, for as long as each Assumed Contract remains in full force and effect. Purchaser hereby expressly assumes all of Seller’s rights and obligations related to the Assumed Contracts in accordance with the terms and conditions hereof and thereof.

(c)	Assigned Permits. In furtherance of the provisions of Section 1.02(a), effective as of the Closing Date, Seller hereby assigns, transfers and conveys to Purchaser the Assigned Permits and any and all of Seller’s right, title and interest in and to the Assigned Permits including, without limitation, all rights, benefits and advantages of the Seller to be derived therefrom and all burdens, obligations and liabilities to be derived thereunder, in consideration of the premises set forth herein and the premises and consideration as set forth in the Assigned Permits. Hereafter, Seller disclaims any further interest in the Assigned Permits, and the Seller shall be replaced by the Purchaser for all purposes of the Assigned Permits. Purchaser hereby expressly accepts the assignment and transfer of the Assigned Permits and promises to observe and perform all services and obligations required under the Assigned Permits, for as long as each Assigned Permit remains in full force and effect. Purchaser hereby expressly assumes all of Seller’s rights and obligations related to the Assigned Permits in accordance with the terms and conditions hereof and thereof.

Section 1.03 Assumption of Liabilities.

(a)	Effective as of the Closing Date, in accordance with the terms and subject to the conditions of this Bill of Sale, Seller hereby absolutely, unconditionally and irrevocably transfers, conveys, grants, sets over, delivers and assigns to Purchaser, all of Seller’s right, title, benefit, privilege and interest in, to and under the following liabilities: (i) the obligations of the Seller and the Parent under the Assumed Contracts to the extent arising and accruing from and after the Effective Time and not relating to a breach or default by the Seller or Parent or a failure to perform timely, in each case, prior to the Effective Time; (ii) the obligations of the Seller and the Parent with respect to the Seller Intellectual Property to the extent arising and accruing from and after the Effective Time; (iii) the obligations of the Seller and the Parent with respect to the Assigned Permits to the extent arising and accruing from and after the Effective Time; and (iv) those liabilities of the Seller and/or Parent as set forth on Exhibit 2 attached hereto (the “Assumed Liabilities”).

(b)	Effective as of the Closing Date, in accordance with the terms and subject to the conditions of this Bill of Sale, Purchaser shall, and Purchaser hereby does, assume, and Purchaser shall thereafter pay, perform and discharge in due course, all of the Assumed Liabilities.

Section 1.04 Additional Provisions.

(a)	The Parties acknowledge and agree that the Assets exclude the Excluded Assets and the Assumed Liabilities exclude the Excluded Liabilities.

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(b)	The Seller covenants and agrees that in the event that (i) the Assets or other rights covered in this Bill of Sale cannot be transferred or assigned by it without the consent of or notice to a third party and in respect of which any necessary consent or notice has not as of the date hereof been given or obtained, or (ii) the Assets or rights are non-assignable by their nature and will not pass by this Bill of Sale, the beneficial interest in and to the same will in any event pass to the Purchaser, as the case may be; and the Seller covenants and agrees (a) to hold, and hereby declares that it holds, such property, Assets or rights in trust for, and for the benefit of, the Purchaser, (b) to cooperate with the Purchaser in the Purchaser’s efforts to obtain and to secure such consent and give such notice as may be required to effect a valid transfer or transfers of such Assets or rights, (c) to cooperate with the Purchaser in any reasonable interim arrangement to secure for the Purchaser the practical benefits of such Assets pending the receipt of the necessary consent or approval, and (d) to make or complete such transfer or transfers as soon as reasonably possible. Seller covenants and agrees to warrant and defend title to the Assets sold against any person, firm, corporation or association.

(c)	Seller hereby constitutes and appoints Purchaser, its successors and assigns, the true and lawful attorney and attorneys of Seller, with full power of substitution in the name and stead of Seller, but on behalf and for the benefit of Seller, its successors and assigns, to demand and receive any and all of the Assets hereby sold, conveyed, transferred, assigned and delivered to Purchaser, and to give receipts and releases for same, and any part thereof, and from time to time to institute and prosecute in the name of Seller, or otherwise, for the benefit of Purchaser, its successors or assigns, any and all proceedings at law, in equity or otherwise, that Purchaser, its successors and assigns, may deem proper in order to collect or reduce to possession any of such Assets, or to enforce any claim or right of any kind in respect thereof, and to do all acts and things in relation to such Assets that Purchaser, its successors and assigns, shall deem desirable, Seller hereby declaring that the foregoing powers are coupled with an interest and are not revocable and shall not be revoked by Seller.

(d)	Seller hereby agrees that from time to time, at the request of Purchaser and without further consideration, it will, execute, acknowledge and deliver such further instruments of conveyance, transfer and assignment and will take any other action that Purchaser reasonably deems necessary or proper to more effectively convey, transfer, and vest in Purchaser all of Seller’s right, title, and interest in and to the Assets as set forth hereunder.

(e)	Any individual, partnership, corporation or other entity may rely, without further inquiry, upon the powers and rights herein granted to the Purchaser and upon any notarization, certification, verification or affidavit by any notary public of any state relating to the authorization, execution and delivery of this Bill of Sale or to the authenticity of any copy, conformed or otherwise, hereof.

(f)	All of the terms and provisions of this Bill of Sale will be binding upon the Seller and its permitted successors and permitted assigns and will inure to the benefit of the Purchaser and its permitted successors and permitted assigns.

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Article II. MISCELLANEOUS.

Section 2.01 Construction. Unless the context of this Bill of Sale otherwise clearly requires,

(a) references to the plural include the singular, and references to the singular include the plural, (b) references to any gender include the other genders, (c) the words “include,” “includes” and “including” do not limit the preceding terms or words and will be deemed to be followed by the words “without limitation”, (d) the term “or” has the inclusive meaning represented by the phrase “and/or”, (e) the terms “hereof”, “herein”, “hereunder”, “hereto” and similar terms in this Bill of Sale refer to this Bill of Sale as a whole and not to any particular provision of this Bill of Sale, (f) the terms “day” and “days” mean and refer to calendar day(s), (g) the terms “year” and “years” mean and refer to calendar year(s) and (h) the word “extent” in the phrase “to the extent” mean the degree to which a subject or other thing extends, and such phrase will not mean simply “if”. Unless otherwise set forth herein, references in this Bill of Sale to (i) any document, instrument or agreement (including this Bill of Sale) (A) includes and incorporates all exhibits, schedules and other attachments thereto, (B) includes all documents, instruments or agreements issued or executed in replacement thereof and (C) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time, and (ii) a particular Law (as hereinafter defined) means such Law as amended, modified, supplemented or succeeded, from time to time and in effect at any given time. All Article, Section, Exhibit and Schedule references herein are to Articles, Sections, Exhibits and Schedules of this Bill of Sale, unless otherwise specified. All accounting terms not specifically defined herein will be construed in accordance with GAAP. Unless otherwise set forth herein, the settlement of all payments hereunder will be made in Dollars. Where the term “made available” is used in this Bill of Sale, it means, with respect to any document or information, that the same has been made available or otherwise accessible to Purchaser by means of the virtual data room established by the Seller not less than three (3) Business Days prior to the date of this Bill of Sale. The headings in this Bill of Sale are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions

Section 2.02 Entire Agreement; Amendment; Waiver. This Agreement and the other Transaction Documents constitute the entire agreement between the Parties pertaining to the subject matter contained herein and supersede all prior agreements, representations and understandings, both written and oral, of the Parties and the rights and remedies of the Parties with respect to the subject matter of this Bill of Sale will be governed by the express terms hereof. No supplement, modification or amendment of this Bill of Sale will be binding unless executed in writing by all of the Parties. No waiver of any of the provisions of this Bill of Sale will be deemed or will constitute a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the Party making the waiver. This Bill of Sale will be binding on and will inure to the benefit of the Parties and their respective permitted legal representatives, heirs, permitted successors and permitted assigns.

Section 2.03 Third Party Beneficiaries. Other than as specifically set forth herein, neither this Bill of Sale nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto and there are no third-party beneficiaries hereof.

Section 2.04 Investigation by Parties. No investigations made by or on behalf of any Party or any of their respective authorized agents at any time will have the effect of waiving, diminishing the scope of or otherwise affecting any representation, warranty or covenant made by any other Party in or pursuant to this Bill of Sale.

Section 2.05 Counterparts; Copies. This Bill of Sale and any amendments hereto may be executed by the Parties in several counterparts, all of which together will constitute one agreement binding on all Parties, notwithstanding that all Parties may not have signed the same counterpart. This Bill of Sale and any amendments thereto may be executed by the Parties in several copies each of which will be deemed an original and it will not be necessary, when making proof of this Bill of Sale, to account for or produce more than one original of such copies. Any signature delivered by a Party by facsimile or PDF transmission will be deemed to be an original signature thereto.

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Section 2.06 Expenses. Except as otherwise specifically set forth herein or in the Agreement, each Party shall be responsible for its own costs, fees and expenses regarding this Bill of Sale or the Transactions, including all of the fees and expenses incurred by such Party in connection with the preparation, execution and delivery of this Bill of Sale and all of such Party’s legal, accounting and other professional fees.

Section 2.07 Notices. All notices hereunder shall be sent in accordance with the provisions of the Agreement.

Section 2.08 Governing Law; Consent to Jurisdiction. This Bill of Sale will be construed in accordance with, and governed by, the laws of the State of New York without regard to conflicts of laws and as applied to contracts to be wholly performed within the State of New York. Each Party hereby irrevocably submits to personal and exclusive jurisdiction in any federal court in the State of New York (assuming federal court diversity jurisdiction applies, and if not, then each Party submits to personal and exclusive jurisdiction in any state court in the State of New York), acknowledges that such jurisdiction is proper, and waives any and all objections as to venue, inconvenient forum and the like. Each Party hereby irrevocably agrees that any action, suit or proceeding shall be brought only to the exclusive jurisdiction of the courts of the State of New York or the federal courts located in the State of New York, and each Party hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period an action, suit or proceeding that is filed in accordance with this Section 2.08 is pending before a court, all actions, suits or proceedings with respect to such action, suit or proceeding or any other action, suit or proceeding, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each Party hereby waives, and shall not assert as a defense in any action, suit or proceeding, that (a) such Party is not subject thereto, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such Party’s property is exempt or immune from execution,

(d) such action, suit or proceeding is brought in an inconvenient forum, or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 2.08 following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Laws.

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Section 2.09 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS BILL OF SALE OR THE TRANSACTIONS CONTEMPLATED HEREIN, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS BILL OF SALE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.09. EACH OF THE PARTIES ACKNOWLEDGE THAT EACH HAS BEEN REPRESENTED IN CONNECTION WITH THE SIGNING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED BY THE RESPECTIVE PARTY AND THAT SUCH PARTY HAS DISCUSSED THE LEGAL CONSEQUENCES AND IMPORT OF THIS WAIVER WITH LEGAL COUNSEL. EACH OF THE PARTIES FURTHER ACKNOWLEDGE THAT EACH HAS READ AND UNDERSTANDS THE MEANING OF THIS WAIVER AND GRANTS THIS WAIVER KNOWINGLY, VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER CONSIDERATION OF THE CONSEQUENCES OF THIS WAIVER WITH LEGAL COUNSEL.

Section 2.10 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the Transactions are unique, recognizes and affirms that in the event of a breach of this Bill of Sale by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Bill of Sale were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Bill of Sale and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Bill of Sale, at law or in equity.

Section 2.11 No Consequential Damages. IN NO EVENT WILL ANY PARTY BE LIABLE TO ANY OTHER PARTY UNDER OR IN CONNECTION WITH THIS BILL OF SALE OR IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREIN FOR SPECIAL, GENERAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE OR EXEMPLARY DAMAGES, INCLUDING DAMAGES FOR LOST PROFITS OR LOST OPPORTUNITY, EVEN IF THE PARTY SOUGHT TO BE HELD LIABLE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

Section 2.12 Exhibits. All exhibits, schedules and attachments to this Bill of Sale and all exhibits, schedules and attachments thereto are hereby incorporated by reference into this Bill of Sale and hereby made a part hereof (whether or not physically attached hereto or thereto).

Section 2.13 Assignment. No Party may assign its rights or delegate its duties under this Bill of Sale without the prior written consent of the other Party, whether by operation of law or otherwise, and any attempted assignment in contravention of this provision shall be null and void and of no force or effect. This Bill of Sale will be binding upon and will inure to the benefit of the Parties and their respective permitted successors and permitted assigns, and any reference to a Party will also be a reference to the permitted successors and permitted assigns thereof.

Section 2.14 Severability. If any provision of this Bill of Sale is capable of two constructions, only one of which would render the provision valid, legal and enforceable, the provision will have the meaning which so renders it valid, legal and enforceable. If any provision of this Bill of Sale or the application of any provision hereof to any person or circumstance is determined to be invalid, unenforceable or illegal under present or future laws, such determination will not affect any other provision of this Bill of Sale or the application of such provision to any other person or circumstance, all of which will remain in full force and effect. If any provision of this Bill of Sale is deemed invalid, illegal or unenforceable, the Parties hereby agree to submit to as similar a provision as possible that is valid, legal and enforceable.

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Section 2.15 No Recourse. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, subsidiary, affiliate, controlling party, entity under common control, ownership or management, vendor, service provider, agent, attorney or representative of the Purchaser or any of the Purchaser’s Affiliates will have any liability for (a) any obligations or liabilities of the Purchaser relating to or arising from this Bill of Sale or (b) any claim against the Purchaser based on, in respect of, or by reason of, the Transactions. No past, present or future director, officer, employee, incorporator, member, partner, shareholder, subsidiary, affiliate, entity under common control, ownership or management, vendor, service provider, agent, attorney or representative of the Seller, Parent or GES Holding or any of the their respective Affiliates will have any liability for (x) any obligations or liabilities of Seller, Parent or GES Holding relating to or arising from this Bill of Sale or (y) any claim against the Seller, Parent or GES Holding based on, in respect of, or by reason of, the Transactions.

Section 2.16 Drafting. The Parties acknowledge and confirm that they and/or their respective attorneys have participated jointly in the review and revision of this Bill of Sale and that it has not been written solely by any one Party or counsel for any one Party. The Parties therefore stipulate and agree that the rule of construction to the effect that any ambiguities are to be or may be resolved against the drafting Party will not be employed in the interpretation of this Bill of Sale to favor any Party against another.

Section 2.17 Survival. The provisions of this Article II shall survive the Closing Date for a period of two years thereafter.

[signatures follow on next page]

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IN WITNESS WHEREOF, the Parties have caused this Bill of Sale to be executed by their respective duly authorized officers as of the Closing Date.

GES Acquisition Corp.

By:
Name:	Darrell Crate
Title:	Chief Executive Officer

Global Election Services, Inc.

By:
Name:	John S. Matthews
Title:	Chief Executive Officer

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Exhibit 1

Assets

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Exhibit 2

Assumed Liabilities

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